EXHIBIT 10.57

Wells Fargo Loan No.: 33-0911464

LOAN AGREEMENT

Dated as of June 10, 2011

among

ALEXANDER’S OF KINGS, LLC, KINGS PARKING, LLC, AND ALEXANDER’S KINGS PLAZA, LLC,
individually or collectively, as the context may require, as Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO AND THEIR ASSIGNEES UNDER SECTION 11.15,
as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

and

WELLS FARGO SECURITIES,  LLC, RBC CAPITAL MARKETS(1) AND CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK
individually or collectively, as the context may require,
as Co-Bookrunners and Co-Lead Arrangers

(1)  RBC Capital Markets is a marketing name for the investment banking activities of Royal Bank of Canada and its affilites.

2

3

4

5

ARTICLE XVII -
PAYMENT TERMS

ARTICLE XIX -
DEFAULT AND ACCELERATION

ARTICLE XX -
LOAN DOCUMENTS

ARTICLE XXI -
SAVINGS CLAUSE

ARTICLE XXII -
NO ORAL CHANGE

ARTICLE XXIII -
WAIVERS

ARTICLE XXIV -
TRANSFER

ARTICLE XXV -
EXCULPATION

ARTICLE XXVI -
GOVERNING LAW

ARTICLE XXVII -
NOTICES

ARTICLE XXVIII -
JOINT AND SEVERAL LIABILITY

6

SCHEDULES AND EXHIBITS

Schedule I	Immediate Repairs
Schedule II	Replacements
Schedule III	Organizational Chart
Schedule IV	Description of REA
Schedule V	Exceptions to Representations and Warranties
Schedule VI	Department Violations

Exhibit A	Form of Tenant Direction Notice
Exhibit B	Assignment and Assumption Agreement
Exhibit C	Individual Loan Commitments/Pro Rata Share
Exhibit D	Promissory Note
Exhibit E	Transfer Authorizer Designation Form
Exhibit F	Form of Collateral Assignment of Interest Rate Protection Agreement
Exhibit G	Form of Notice of Borrowing
Exhibit H	Form of Notice of Continuation
Exhibit I	Form of Subordination Non-Disturbance and Attornment Agreement
Exhibit J	Form of Section 2.5(c)(v) Certificate

7

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of June 10, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), by and among ALEXANDER’S OF KINGS, LLC, KINGS PARKING, LLC AND ALEXANDER’S KINGS PLAZA, LLC, each having an address at c/o Alexander’s Inc., 210 Route 4 East, Paramus, New Jersey 07652 (individually and/or collectively (as the context may require) referred to herein as “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent, for the benefit of Lenders (in such capacity, together with its successors and/or assigns in such capacity, “Administrative Agent”), each of the financial institutions initially a signatory hereto and each other financial institution who may become a Lender pursuant to Section 11.15 hereof (together with their successors and permitted assigns, each a “Lender” and, collectively, “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as documentation agent (“Documentation Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, RBC CAPITAL MARKETS, AND CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK (individually or collectively, as the context may require, as “Co-Bookrunners” and “Co-Lead Arrangers”).

RECITALS:

Borrower desires to obtain the Loan (defined below) from Lenders and Lenders are willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

In consideration of the making of the Loan by Lenders and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I - DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1            Definitions.   For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“30/360 Basis” shall mean on the basis of a 360-day year consisting of 12 months of 30 days each.

“Acceptable Counterparty” shall mean (i) any one of the Co-Lead Arrangers or (ii) any counterparty to the Interest Rate Protection Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Protection Agreement a long-term unsecured debt rating of at least “A” by S&P.

“Acceptable Delaware LLC” shall mean a limited liability company formed under Delaware law which has at least two springing members, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the members of such limited liability company.

“Account Collateral” shall mean (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iii) to the extent not covered by clauses (i) - (ii) above, all “proceeds” (as defined under the UCC as in effect in the state in which the Accounts are located) of any or all of the foregoing.

“Accounts” shall mean the Restricted Account, the Tax Account, the Insurance Account, the Replacement Reserve Account, the Leasing Reserve Account and any other similar account established by this Agreement or the other Loan Documents.

“Act” shall have the meaning set forth in Section 5.1(c) hereof.

“Acts of Terrorism” shall have the meaning set forth in Section 7.1(k) hereof.

“Actual/360 Basis” shall mean on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial period in which interest is being calculated.

“Actual Operating Expenses” shall mean all expenses, computed in accordance with GAAP, of whatever kind and from whatever source, relating to the ownership, operation, repair, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including, without limitation (and without duplication): Taxes (based on the most current bill annualized, subject to adjustment by Lender to take into account any known change in assessment that has not yet been reflected in the most current tax bill); Insurance Premiums (based on the most current premium annualized); management fees (whether or not actually paid) equal to the greater of the actual management fees paid or two percent (2%) of aggregate Rents; costs attributable to the ordinary operation, repair and maintenance of the Improvements; common area maintenance costs; advertising and marketing expenses; professional fees; license fees; general and administrative costs and expenses related to the Property; utilities; payroll, benefits and related taxes and expenses; janitorial expenses; computer processing charges; operating equipment or other lease payments permitted pursuant to this Agreement or as otherwise approved by Lender; ground lease payments; bond assessments; and other similar costs and expenses; in each instance, unless otherwise noted, only to the extent actually paid for by Borrower.  Notwithstanding the foregoing, Actual Operating Expenses shall not include debt service (including principal, interest, impounds and other reserves), capital expenditures or any costs otherwise capitalized in accordance with GAAP, tenant improvement costs, leasing commissions or other expenses which are paid from escrows required by the Loan Documents; any payment or expense for which Borrower was or is to be reimbursed from proceeds of the loan or insurance or by any third party; federal, state or local income taxes; any non-cash charges such as depreciation and amortization; and any item of expense otherwise includable in Actual Operating Expenses which is paid directly by any tenant except real estate taxes paid directly to any taxing authority by any tenant.

“Additional Borrower Debtholder Restrictions” shall mean, collectively, (a) the Borrower or any Affiliate that holds any interest in the Loan (an “Affiliate Holder”) shall be an Eligible Assignee, (b) such Affiliate Holder’s interest shall be fully subordinate to the interest of all Lenders that are not Affiliate Holders, (c) Affiliate Holder will not have any right to enforce any rights or remedies under the Loan, and (d) Affiliate Holder shall not be permitted to attend or participate in any meetings or communications between the Administrative Agent and the Lenders and will not be entitled to receive any information with respect thereto.

“Adjusted LIBOR Rate” shall mean, with respect to the applicable Interest Accrual Period, the quotient of (i) LIBOR applicable to such Interest Accrual Period, divided by (ii) one (1) minus the Reserve Percentage, i.e.,

Adjusted LIBOR Rate  =       LIBOR______________
            (1 - Reserve Percentage)

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Administrative Agent Fee” shall mean an administrative fee payable by Borrower to Administrative Agent in an amount equal to $20,000 per annum payable in quarterly installments at the beginning of each calendar quarter, provided that the first installment shall be prorated and equal to $1,153.85.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to Administrative Agent in a form supplied by Administrative Agent to Lenders from time to time.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall mean any managing agent of the Property in which Borrower, Guarantor, any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

“Agent Minimum Hold” shall have the meaning set forth in Section 11.11.

“ALTA” shall mean American Land Title Association or any successor thereto.

“Alteration Threshold” shall mean an amount equal to $7,500,000.

“Alterations Collateral” shall have the meaning set forth in Section 4.21.

“Annual Budget” shall have the meaning set forth in Section 4.12(a)(vi).

“Applicable Contribution” shall have the meaning set forth in Section 17.21(f) hereof.

“Applicable Law” shall mean all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Applicable Policies” shall have the meaning set forth in Section 7.1(k) hereof.

“Approved Bank” shall mean (a) a bank or other financial institution which has the Required Rating or (b) a bank or other financial institution otherwise acceptable to Administrative Agent.

“Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent approved in writing by Administrative Agent.

“Assignee” shall have the meaning set forth in Section 11.15 hereof.

“Assignment and Assumption” shall mean an Assignment and Assumption Agreement among a Lender, an Assignee and the Administrative Agent, substantially in the form of Exhibit B  attached hereto and made a part hereof.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Administrative Agent, as assignee.

“Assignment of Management Agreement” shall mean that certain Conditional Assignment of Management Agreement dated as of the date hereof among Administrative Agent, for the benefit of Lenders, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bank” shall have the meaning set forth in the Restricted Account Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Base Rate” shall mean the greater of (i) the Prime Rate and (ii) the Federal Funds Rate plus one-half of one percent (.50%).

“Base Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Base Rate.

“Benefit Amount” shall have the meaning set forth in Section 17.21(d) hereof.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Breakage Costs” shall have the meaning set forth in Section 2.5(c)(viii) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in the State of New York are not open for business.

“Casualty” shall have the meaning set forth in Section 7.2.

“Casualty Consultant” shall have the meaning set forth in Section 7.4(b)(iii) hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Co-Bookrunners” shall have the meaning set forth in the introductory paragraph hereof.

“Co-Lead Arrangers” shall have the meaning set forth in the introductory paragraph hereof.

“Collateral Assignment of Interest Rate Protection Agreement” shall mean any Collateral Assignment of Interest Rate Protection Agreement executed by Borrower as required pursuant to Section 2.8(a) hereof in connection with the Loan for the benefit of Administrative Agent for the benefit of Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Constituent Members” shall have the meaning set forth in Section 5.2(b).

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Accrual Period to another Interest Accrual Period pursuant to Section 2.5(f)(ii).

“Contribution” shall have the meaning set forth in Section 17.21(a) hereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise (and Control shall not be deemed absent solely because a non-managing member, partner or shareholder shall have veto rights with respect to major decisions).  The terms Controlled, Controlling and Common Control shall have correlative meanings.

“Counterparty” shall mean each counterparty to, or issuer of, any Interest Rate Protection Agreement other than Borrower or an Affiliate of Borrower.

“Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“DBRS” shall mean DBRS, Inc.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Administrative Agent and Lenders in respect of the Loan under the Note, this Agreement or the other Loan Documents, including, without limitation, the payment of all sums advanced and costs and expenses incurred by Administrative Agent and/or any Lender in connection with the enforcement and/or collection of the Debt or any part thereof.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Loan.

“Debt Yield” shall mean a fraction (i) whose numerator is the difference between (a) the Debt Yield Income and (b) the Debt Yield Expense, as such numerator is determined by Administrative Agent in accordance with GAAP (provided that Rents shall not be straight-lined) and (ii) whose denominator is the outstanding principal amount of the Debt as of the date of calculation.

“Debt Yield Expense” shall mean, as of the date of calculation, annualized Actual Operating Expenses based on a trailing 12-month basis.

“Debt Yield Income” shall mean, as of the date of calculation, the aggregate of (a) effective rent based on the most recent rent roll annualized, which shall include effective rent for occupied space (adjusted as follows: (i) Rents shall be calculated on a pro forma forward-looking and annualized basis, taking into account Rent step-ups occurring within twelve (12) months; (ii) Rents shall only be included with respect to in-place, signed Leases under which the applicable Tenant has taken possession and either (A) commenced payment of Rent or (B) has been granted up to a maximum of nine (9) months of free rent, provided, that with respect to such Leases in this subsection (B), the annualized base Rent, based on the initial base Rent payable after the rent commencement date under the applicable Lease and excluding the effect of the applicable free rent period, shall be included in Debt Yield Income; and (iii) Rents shall not be included with respect to Leases which as of the date of calculation are (A) in default for the failure to pay base Rent (beyond the expiration of any applicable notice and grace period) as of the date of determination, (B) otherwise in default beyond applicable notice and grace periods and for which a notice of event of default or effective default thereunder has been sent and not cured or withdrawn or (C) for which the renewal notices required under such Leases have not been delivered to Administrative Agent on or prior to the earlier to occur of (x) in the case of Leases in excess of 25,000 rentable square feet only, the applicable lease renewal notification date for such Tenant’s Lease or (y) thirty (30) days prior to the applicable expiration of such Leases unless and until the applicable Tenants deliver such renewal notices or actually renew such Leases), (b) Percentage Rent, (c) Expense Reimbursements, (d) Other Income and (e) revenue actually received by Alexander’s of Brooklyn II, LLC solely in its capacity as a member of Kings Plaza JV, LLC.

“Default” shall mean the occurrence of any event hereunder or under the Note or the other Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to each Tranche, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) three percent (3%) above the Interest Rate.

“Defaulting Lender” shall have meaning set forth in Section 11.13 hereof.

“Determination Date” shall mean, with respect to any Interest Accrual Period, the date that is two (2) London Business Days prior to the first (1st) day of such Interest Accrual Period.

“Documentation Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Eligibility Requirements” means, with respect to any Affiliate Holder, that such Affiliate Holder (i) has total assets (in name or under management or advisement) in excess of $1,000,000,000 and (except with respect to a pension advisory firm, asset manager or similar fiduciary) capital/statutory surplus or shareholder’s equity of at least $400,000,000; provided, that, for purposes of determining whether an Affiliate Holder satisfies the criteria of this clause (i), assets which are carried at historical cost shall instead be valued at fair value and (ii) is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm or similar fiduciary, regularly engaged in managing investments in) commercial real estate loans (including mezzanine loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial properties) or operating commercial properties.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R.  §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Assignee” means any Person that is:  (a) an Existing Lender and any Affiliate of an Existing Lender provided said Existing Lender is not then a Defaulting Lender; (b) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America, any state thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Co-operation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America; (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default exists and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); or (e) with respect to an Affiliate Holder (and not any successor or assign thereof) only, a real estate investment trust, pension plan, pension fund or pension advisory firm, mutual fund, an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933 or an institution substantially similar to any of the foregoing entities, each of which satisfies the Eligibility Requirements.  If such entity is not currently a Lender, such entity’s (or in the case of a bank which is a subsidiary, such bank’s parent’s) senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody’s or the equivalent or higher of either such rating by another rating agency acceptable to Administrative Agent.

“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, (i) the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” (or its equivalent) from two (2) of the Rating Agencies in the case of accounts in which funds are held for thirty (30) days or less and (ii) the senior unsecured debt obligations of which are rated at least “AA” (or its equivalent) from two (2) of the Rating Agencies in the case of accounts in which funds are held for more than thirty (30) days or (b) such other depository institution otherwise approved by Administrative Agent.

“Embargoed Person” shall have the meaning set forth in Section 3.28 hereof.

“Energy Services Agreement” shall mean collectively, that certain Energy Services Agreement, dated as of April 15, 2005 and amended on August 31, 2005, among Kings Plaza JV, LLC and Alexander’s of Brooklyn, Inc. as affected by that certain Amended and Restated License Agreement, dated as of April 15, 2005, among Alexander’s Kings Plaza, LLC and Alexander’s of Brooklyn, Inc. together with all other documents entered into by any Person in connection with the Energy Services Agreement.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Administrative Agent and each Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may heretofore have been or shall be amended, restated, replaced or otherwise modified.

“Event of Default” shall have the meaning set forth in Section 10.1 hereof.

“Exculpated Parties” shall have the meaning set forth in Section 13.1 hereof.

“Excusable Delay” shall mean a delay solely due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but Borrower’s lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

“Existing Lender” shall mean, individually and/or collectively, as the context may require, each Lender hereunder as of the date of determination.

“Expense Reimbursements” shall mean expense reimbursements as determined from the most recent operating statement, to the extent recurring, determined on a trailing 12-month basis (which shall only include actual expense reimbursements for occupied space).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal Funds brokers of recognized standing selected by Administrative Agent.

“Fees” shall mean any fees payable by the Borrower to Administrative Agent and/or any Lender hereunder or under any other Loan Document.

“Fitch” shall mean Fitch, Inc.

“Flood Insurance Acts” shall have the meaning set forth in Section 7.1(a)(vii) hereof.

“Foreign Lender” shall mean a Lender organized under the laws of a jurisdiction outside the United States of America.

“Funding Borrower” shall have the meaning set forth in Section 17.21(c) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Ground Lease” shall mean that certain Indenture between the City of New York, a municipal corporation existing under the laws of the State of New York, and U & F Realty Corp., dated as of November 29, 1967, as amended by an Amendment of Indenture dated September 19, 1969, and assigned by U & F Realty Corp. to Kings Plaza Shopping Center of Flatbush Avenue, Inc. and Kings Plaza Shopping Center of Avenue U, Inc. pursuant to an Assignment and Assumption Agreement dated January 27, 1970, as further amended by Agreement dated May 25, 1976, and as further assigned by Kings Plaza Shopping Center of Avenue U, Inc. (as successor by merger to Kings Plaza Shopping Center of Flatbush Avenue, Inc.) to Alexander’s Department Stores of Brooklyn, Inc., pursuant to an Assignment and Assumption of City Lease, dated as of June 18, 1998, and as further assigned by Alexander’s Department Stores of Brooklyn, Inc. to Alexander’s of Kings, LLC, pursuant to an Assignment and Assumption of Lease, dated as of May 31, 2001.

“Guarantor” shall mean Alexander’s, Inc., a Delaware corporation.

“Guarantor Sale or Pledge” and “Guarantor Sales or Pledges” shall have the meaning set forth in Section 6.3(c)(iii) hereof.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations executed by Guarantor and dated as of the date hereof.

“Immediate Repairs” shall have the meaning set forth in Section 8.1 hereof.

“Improvements” shall have the meaning set forth in the granting clause of the Security Instrument.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, and (vii) any other similar amounts.

“Indemnifiable Amounts” shall have the meaning set forth in Section 11.8 hereof.

“Indemnified Parties” shall mean (a) Administrative Agent and any Affiliate of Administrative Agent, (b) each Lender, each Co-Lead Arranger and each Co-Bookrunner, (c) any successor owner or holder of the Loan or participations in the Loan pursuant to Sections 11.14 and/or 11.15 hereof, (d) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any investor or other third party, (e) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (f) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (g) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business) in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan.

“Independent Director” shall have the meaning set forth in Section 5.2(a) hereof.

“Individual Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite the name of such Lender on Exhibit C  attached hereto and made a part hereof or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced or increased from time to time pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by any Lender effectuated in accordance with the provisions of Section 11.15 hereof).

“Insurance Account” shall have the meaning set forth in Section 8.6 hereof.

“Insurance Premiums” shall have the meaning set forth in Section 7.1(b) hereof.

“Interest Accrual Period” means each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the day immediately following the last day of the preceding Interest Accrual Period for such Loan, and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select in a Notice of Borrowing or a Notice of Continuation, as the case may be, except that each Interest Accrual Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.  In addition to such periods, the Borrower may request Interest Accrual Periods for LIBOR Loans having durations of one day no more than thirty (30) days during any 12-month period beginning during the term of this Agreement but only in anticipation of the Borrower’s prepayment of the Loan or repayment of the Loan on the Maturity Date.  Notwithstanding the foregoing: (i) if any Interest Accrual Period would otherwise end after the Maturity Date, such Interest Accrual Period shall end on the Maturity Date; and (ii) each Interest Accrual Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day). In no event shall Borrower be permitted to have more than five (5) Interest Accrual Periods outstanding at any time during the term of the Loan.

“Interest Rate” shall mean the rate or rates at which the outstanding principal amount of the Loan bears interest from time to time in accordance with the provisions of Section 2.5 hereof.

“Interest Rate Protection Agreement” shall mean, as applicable, any interest rate cap agreement or interest rate swap agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Administrative Agent between Borrower (or, in the case of an interest rate swap agreement, Guarantor) and an Acceptable Counterparty or any Replacement Interest Rate Protection Agreement.

“IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

“Land” shall have the meaning set forth in the Security Instrument.

“Lease” shall mean any and all leases, subleases, rental agreements and other agreements whether or not in writing affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into by Borrower, or any predecessor landlord and binding on Borrower, in each case as landlord, and all extensions, amendments and modifications thereto, whether before or after the filing by or against Borrower of any petition for relief under Creditors Rights Laws.

“Leasing Reserve Account” shall have the meaning set forth in Section 8.3(a) hereof.

“Leasing Reserve Funds” shall have the meaning set forth in Section 8.3(a) hereof.

“Leasing Reserve Monthly Deposit” shall have the meaning set forth in Section 8.3(a) hereof.

“Lender” and “Lenders” shall have the meaning set forth in the introductory paragraph hereof.

“Lending Office” means, for each Lender, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft standby letter of credit having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods (unless the obligation being secured by, or otherwise requiring the delivery of, such letter of credit is required to be performed at least thirty (30) days prior to the initial expiry date of such letter of credit), for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property or any other property pledged to secure the Note, in favor of Administrative Agent for the benefit of Lenders and entitling Administrative Agent to draw thereon in New York, New York or San Francisco, California, or both, based solely on a statement that Administrative Agent has the right to draw thereon executed by an officer or authorized signatory of Administrative Agent.  A Letter of Credit must be issued by an Approved Bank.  If at any time (a) the institution issuing any such Letter of Credit shall cease to be an Approved Bank or (b) if the Letter of Credit is due to expire prior to the termination of the event or events which gave rise to the requirement that Borrower deliver the Letter of Credit to Administrative Agent, Administrative Agent shall have the right to draw down the same in full and hold the proceeds thereof, unless Borrower shall deliver a replacement Letter of Credit from an Approved Bank within (i) as to (a) above, twenty (20) days after Administrative Agent delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Approved Bank or (ii) as to (b) above, within ten (10) days prior to the expiration date of said Letter of Credit.

“LLC Agreement” shall have the meaning set forth in Section 5.1(c) hereof.

“LIBOR” shall mean, with respect to each Interest Accrual Period, the rate (expressed as a percentage per annum and rounded upward, as necessary, to the next nearest 1/1,000 of 1%) equal to the rate reported for deposits in U.S. dollars, for a one, two, or three-month period, as applicable for the applicable Tranche, that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date; provided that, (i) if such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Determination Date, Administrative Agent shall request the principal London office of any four major reference banks in the London interbank market selected by Administrative Agent to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts for a comparable loan at the time of such calculation and, if at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations, and (ii) if fewer than two such quotations in clause (i) are so provided, Administrative Agent shall request any three major banks in New York City selected by Administrative Agent to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for the amounts for a comparable loan at the time of such calculation and, if at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.  Administrative Agent’s computation of LIBOR shall be conclusive and binding on Borrower for all purposes, absent manifest error.

“LIBOR Loan” shall mean the Loan (or any portion thereof) at such time as interest thereon accrues at a rate of interest based upon LIBOR.

“LIBOR Rate” shall mean the sum of (i) the Adjusted LIBOR Rate and (ii) the LIBOR Spread.

“LIBOR Spread” shall mean one hundred seventy basis points (1.70%).

“Loan” shall mean that certain loan in the original principal amount of the Loan Amount by the Lenders to Borrower pursuant to this Agreement, which loan is comprised of the Tranches.

“Loan Amount” shall mean $250,000,000.00.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Pledge and Security Agreement, any Collateral Assignment of Interest Rate Protection Agreement and all other documents executed and/or delivered by Borrower or Guarantor in connection with the Loan.

“Loan Party” shall mean each of the Borrower, any SPE Component Entity and Guarantor and any Person acting on behalf of or at the direction of Borrower, any SPE Component Entity or Guarantor.

“Lockout Release Date” shall mean July 2, 2012.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

“Major Lease” shall mean, as to the Property, (i) any Lease which, individually or when aggregated with all other Leases at the Property with the same Tenant or such Tenant’s Affiliates, and taking into consideration all so-called “must take” space in any such Lease but excluding expansion options and other preferential rights to lease additional space at the Property, is reasonably anticipated to demise 50,000 square feet or more of the Property’s rentable square feet, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, (iii) any Lease with an Affiliate of Borrower as the Tenant thereunder, (iv) any Lease to be entered into during the existence and continuance of an Event of Default, or (v) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i), (ii), (iii) and/or (iv) above.

“Management Agreement” shall mean the management agreement entered into by and between Borrower and Manager, together with that certain sub-management agreement between Manager and Vornado Management Corp., pursuant to which Manager and Vornado Management Corp. are to provide management and other services with respect to the Property.

“Manager” shall mean (i) Alexander’s, Inc. or (ii) such other entity selected as the manager of the Property in accordance with the terms of this Agreement or the other Loan Documents.

“Material Adverse Effect” shall mean a material adverse effect on (i) the Property, (ii) the business, profits, management, operations or financial condition of Borrower, Guarantor or the Property, (iii) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, (iv) the ability of Borrower to perform its obligations under the Security Instrument or the other Loan Documents, or (v) the ability of Guarantor to perform its obligations under the Guaranty.

“Maturity Date” shall mean June 10, 2016, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” is defined in Section 5.1(c) hereof.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).

“Monthly Insurance Deposit” shall have the meaning set forth in Section 8.6 hereof.

“Monthly Payment Amount” shall have the meaning set forth in Section 2.6(a) hereof.

“Monthly Payment Date” shall mean the first (1st) day of every calendar month occurring during the term of the Loan, or, if such day is not a Business Day, then the succeeding Business Day.

“Monthly Tax Deposit” shall have the meaning set forth in Section 8.6 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multi-Asset Person” means a Person in respect of which the net operating income from the Property (or such portion thereof allocable to such Person) represents less than fifty percent (50%) of such Person’s aggregate gross income.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 7.4(b)(vi) hereof.

“New Manager” shall have the meaning set forth in Section 4.15(b) hereof.

“New Parking Operator” shall have the meaning set forth in Section 4.15(c) hereof.

“Non-Conforming Policy” shall have the meaning set forth in Section 7.1(j) hereof.

“Non-Excluded Taxes” shall have the meaning set forth in Section 2.5(c)(v)(A).

“Note” shall mean individually and/or collectively, as the context may require, each of those certain Promissory Notes in the form of Exhibit D  attached hereto and made a part hereof, made by Borrower in favor of each Lender which now, or may in the future become, a party hereto in an amount equal to such Lender’s Individual Loan Commitment, payable for the account of such Lender’s Lending Office, which Notes shall evidence the Loan and shall have an aggregate stated principal amount equal to the Loan Amount as of the Closing Date, as each of the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Notice of Borrowing” means a notice substantially in the form of Exhibit G  (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.2 evidencing the Borrower’s request for one or more Tranches of the Loan on the Closing Date.

“Notice of Continuation” means a notice substantially in the form of Exhibit H (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.5(f) evidencing the Borrower’s request for the Continuation of a Tranche.

“Obligations” shall have the meaning set forth in Section 17.21(a) hereof.

“OFAC” shall have the meaning set forth in Section 3.28 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Administrative Agent, for the benefit of Lenders, by Borrower which is signed by Responsible Officer of Borrower.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Income” shall mean all other applicable income as determined from the most recent operating statement for the Property at the time of determination, to the extent such income is recurring, determined on a trailing 12-month basis, computed in accordance with GAAP, including, without limitation (and without duplication), parking income, cellular tower income, vending income and other similar items.  Notwithstanding the foregoing, (I) Other Income will not include insurance proceeds (other than proceeds of rent loss, business interruption or other similar insurance allocable to the applicable period); Awards (other than Awards arising from a temporary taking or the use and occupancy of all or part of the applicable Property allocable to the applicable period); proceeds of any financing; proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein (including proceeds of any sales of furniture, fixtures and equipment); capital contributions or loans to Borrower or an Affiliate of Borrower; any item of income otherwise includable in Other Income but paid directly by any tenant to a Person other than Borrower unless the corresponding expense is included in Actual Operating Expenses; payments paid by or on behalf of any tenant under a Lease in whole or partial consideration for the termination of any Lease; sales tax rebates from any Governmental Authority; sales, use and occupancy taxes on receipts required to be paid over by Borrower to any Governmental Authority; refunds and uncollectible accounts; interest income from any source; unforfeited security deposits, utility and other similar deposits; or any disbursements to Borrower from the Reserve Funds and (II) payments by or on behalf of any Tenant under a Lease shall only be included in Other Income with respect to in-place, signed Leases under which the applicable Tenant has taken possession and either (A) commenced payment of rent or (B) has been granted up to a maximum of nine (9) months of free rent; and (iii) payments by or on behalf of Tenants shall not be included in Other Income with respect to Leases which as of the date of calculation are (A) in default for the failure to pay base rent (beyond any applicable notice and grace period) as of the date of determination, (B) otherwise in default beyond applicable notice and grace periods and for which a notice of event of default or effective default thereunder has been sent and not cured or withdrawn or (C) for which the renewal notices required under such Leases have not been delivered to Administrative Agent on or prior to the earlier to occur of (x) in the case of Leases in excess of 25,000 rentable square feet only, the applicable lease renewal notification date for such Tenant’s Lease or (y) thirty (30) days prior to the applicable expiration of such Leases unless and until the applicable Tenants deliver such renewal notices or actually renew such Leases).

“Parking Management Agreement” shall mean that certain Management Agreement between Alexander’s of Kings, LLC and Parking Operator, dated as of March ___, 2010, pursuant to which Parking Operator manages the parking of motor vehicles as the Property, and any successor agreement entered into in accordance with the terms of this Agreement.

“Parking Operator” shall mean Standard Parking Corporation or any permitted replacement manager for the parking of motor vehicles at the Property.

“Participant” shall have the meaning set forth in Section 11.14(a) hereof.

“Participant Register” shall have the meaning set forth in Section 15.6 hereof.

“Patriot Act” shall have the meaning set forth in Section 3.29 hereof.

“Percentage Rent” shall mean percentage rent as determined from the most recent operating statement, to the extent recurring, determined on a trailing 12-month basis.

“Periodic Treasury Yield” shall mean the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Lockout Release Date (or if two or more such securities have maturity dates equally close to the Lockout Release Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth (5th) Business Day preceding the prepayment date.

“Permitted Encumbrances” shall mean, collectively, (a) the lien and security interests created by this Agreement and the other Loan Documents, (b) all liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Administrative Agent has approved or may approve in writing in Administrative Agent’s sole discretion.

“Permitted Equipment Leases” shall mean equipment leases or other similar instruments entered into with respect to the Personal Property; provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower’s business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s business and (B) replaceable without material interference or interruption to the operation of the Property.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument.

“Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, executed by Alexander’s, Inc. (relating to the pledge of interests in and distributions from Alexander’s of Brooklyn II, LLC) for the benefit of Administrative Agent and each Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Policies” shall have the meaning specified in Section 7.1(b) hereof.

“Post-Foreclosure Plan” shall have the meaning set forth in Section 11.4 hereof.

“Prime Rate” shall mean the annual rate of interest publicly announced by Wells Fargo Bank, N.A. in San Francisco, California, as its prime rate, as such rate shall change from time to time.  If Wells Fargo Bank, N.A. ceases to announce a prime rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate”.  If The Wall Street Journal ceases to publish the “Prime Rate”, Administrative Agent shall select an equivalent publication that publishes such “Prime Rate”, and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Administrative Agent shall select a reasonably comparable interest rate index.

“Pro Rata Share” shall mean, with respect to each Lender, the ratio of such Lender’s Individual Loan Commitment to the Loan Amount.  As of the date hereof, the Lenders’ respective Pro Rata Shares are set forth on Exhibit C  attached hereto and made a part hereof.

“Prohibited Transfer” shall have the meaning set forth in Section 6.2(a) hereof.

“Property” shall have the meaning set forth in the Security Instrument.

“Property Documents” shall mean, individually and/or collectively, as the context may require, each REA and the Energy Services Agreement.

“Property Document Event” shall mean any event which would, directly or indirectly, (i) cause a termination right, right of first refusal, right of first offer or any other similar right to become exercisable as against Borrower, and/or cause any termination fees to be due from Borrower under the Property Documents or (ii) cause a Material Adverse Effect; provided, however, any of the foregoing shall not be deemed a Property Document Event to the extent Administrative Agent’s prior written consent is obtained with respect to the same.

“Property Taxes” shall mean all taxes, assessments, water rates, sewer rents, business improvement district or other similar assessments and other governmental impositions, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Protective Advances” shall mean all sums expended as determined by Administrative Agent to be necessary or appropriate after Borrower fails to do so when required pursuant to the terms hereof or any other Loan Document beyond any applicable grace period: (a) to protect the validity, enforceability, perfection or priority of the Liens on the Property granted pursuant to the Loan Documents and the instruments evidencing the Debt; (b) to prevent the value of the Property, or any portion thereof, from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Property to lose value); or (c) to protect the Property, or any portion thereof, from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in connection therewith in accordance with Sections 7.1(g) and 10.2(f) hereof.

“Qualified Insurer” shall have the meaning set forth in Section 7.1(b) hereof.

“Qualified Manager” shall mean a reputable and experienced professional management organization which manages, together with its Affiliates, ten (10) properties of a type, quality and size similar to the Property, totaling in the aggregate no less than 3,500,000 square feet (excluding the Property).

“Qualified Parking Operator” shall mean a reputable and experienced professional management organization which manages, together with its Affiliates, parking garages at fifty (50) commercial Properties (other than the Property) in the New York metropolitan area or such other Person otherwise reasonably acceptable to Administrative Agent.

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, DBRS, Realpoint, and any other nationally-recognized statistical rating agency designated by Administrative Agent (and any successor to any of the foregoing) in connection with a securitization of the Debt.

“REA” shall mean, individually and/or collectively (as the context may require), each reciprocal easement, covenant, condition and restriction agreement or similar agreement affecting the Property (or any portion thereof) as more particularly described on Schedule IV  hereto and any future reciprocal easement or similar agreement affecting the Property (or any portion thereof) entered into in accordance with the applicable terms and conditions hereof.

“Realpoint” shall mean Realpoint LLC.

“Register” shall have the meaning set forth in Section 15.6 hereof.

“Registrar” shall have the meaning set forth in Section 15.5 hereof.

“Reimbursement Contribution” shall have the meaning set forth in Section 17.21(c) hereof.

“Rent Loss Proceeds” shall have the meaning set forth in Section 7.1(a)(iii) hereof.

“Rent Roll” shall have the meaning set forth in Section 3.17 hereof.

“Rents” shall have the meaning set forth in the Security Instrument.

“Replacement Interest Rate Protection Agreement” means an interest rate cap agreement from an Acceptable Counterparty with terms identical to the Interest Rate Protection Agreement except that the same shall be effective in connection with replacement of the Interest Rate Protection Agreement following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a “Replacement Interest Rate Protection Agreement” shall be such interest rate cap agreement approved in writing by Administrative Agent which approval shall not be unreasonably withheld, conditioned or delayed.

“Replacement Reserve Account” shall have the meaning set forth in Section 8.2(a) hereof.

“Replacement Reserve Funds” shall have the meaning set forth in Section 8.2(a) hereof.

“Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 8.2(a) hereof.

“Replacements” for any period shall mean either (i) those certain replacements and/or alterations to the Property set forth on Schedule II  attached hereto and (ii) replacements and/or alterations to the Property the cost of which are required to be capitalized according to GAAP and, if such approval is required pursuant to Section 4.21, approved by Administrative Agent in accordance with said Section.

“Reporting Failure” shall have the meaning set forth in Section 4.12(e) hereof.

“Required Financial Item” shall have the meaning set forth in Section 4.12(d) hereof.

“Required Rating” shall mean a rating of not less than “A-1” (or its equivalent) from each of the Rating Agencies if the term of such Letter of Credit is no longer than three (3) months or if the term of such Letter of Credit is in excess of three (3) months, a rating of not less than “A” (or its equivalent) from each of the Rating Agencies, or, such other rating that is reasonably acceptable to Administrative Agent

“Requisite Lenders” shall mean, as of any date, Lenders (which must include any Lender then acting as Administrative Agent at any time there are more than three (3) Lenders and Administrative Agent’s Individual Loan Commitment on the date of determination is not less than the greatest Individual Loan Commitment of any other Lender) having at least two thirds (2/3rd) of the aggregate amount of the Individual Loan Commitments; provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Pro Rata Shares of the Loan of the Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of the Loan of such Defaulting Lenders, and (b) at all times when two (2) or more Lenders (disregarding all then existing Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two (2) Lenders.

“Reserve Accounts” shall mean the Tax Account, the Insurance Account, the Replacement Reserve Account, the Leasing Reserve Account or any other escrow account established by this Agreement or the other Loan Documents.

“Reserve Funds” shall mean the Tax and Insurance Funds, the Replacement Reserve Funds, the Leasing Reserve Funds or any other escrow funds established by this Agreement or the other Loan Documents.

“Reserve Percentage” shall mean the rates (expressed as a decimal) of reserve requirements applicable to any Lender on the date two (2) London Business Days prior to the beginning of such Interest Accrual Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any Governmental Authority as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System) (or against any other category of liabilities which includes deposits by reference to which LIBOR is determined or against any category of extensions of credit or other assets which includes loans by a non United States office of a depository institution to United States residents or loans which charge interest at a rate determined by reference to such deposits).  The determination of the Reserve Percentage shall be based on the assumption that Lenders funded one hundred percent (100%) of the Loan in the interbank Eurodollar market.  In the event of any change in the rate of such Reserve Percentage during an Interest Accrual Period, or any variation in such requirements based upon amounts or kinds of assets or liabilities, or other factors, including, without limitation, the imposition of Reserve Percentages, or differing Reserve Percentages, on one or more but not all of the holders of the Loan or any participation therein, Administrative Agent may use any reasonable averaging and/or attribution methods which it deems appropriate and practical for determining the rate of such Reserve Percentage which shall be used in the computation of the Reserve Percentage.  Administrative Agent’s computation of the Reserve Percentage shall be determined conclusively by Administrative Agent and shall be conclusive and binding on Borrower and each Lender for all purposes, absent manifest error.

“Reserve Trigger Period” shall mean a period commencing upon the Debt Yield being less than 9.25% for two consecutive calendar quarters, which Reserve Trigger Period shall expire upon the date that the Debt Yield is equal to or greater than 9.25% for two consecutive calendar quarters (provided that no Event of Default shall have occurred and be continuing at the time of expiration of such period).

“Responsible Officer” shall mean with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or a vice president of finance of such Person or such other similar officer of such Person appropriately authorized by the applicable Person.

“Restoration” shall have the meaning set forth in Section 7.2 hereof.

“Restoration Retainage” shall have the meaning set forth in Section 7.4(b)(iv) hereof.

“Restoration Threshold” shall mean an amount equal to five percent (5%) of the outstanding principal balance of the Loan.

“Restricted Account” shall have the meaning set forth in Section 9.1 hereof.

“Restricted Account Agreement” shall mean that certain Restricted Account Agreement by and among Borrower, Administrative Agent and Wells Fargo Bank, National Association (in its capacity as “Bank” thereunder) dated as of the date hereof.

“Restricted Party” shall have the meaning set forth in Section 6.1 hereof.

“Sale or Pledge” shall have the meaning set forth in Section 6.1 hereof.

“Security Instrument” shall mean that certain first priority Consolidated, Amended and Restated Fee and Leasehold Mortgage and Security Agreement dated the date hereof, executed and delivered by Borrower to Administrative Agent, for the benefit of Lenders, as security for the Loan and encumbering the Property (or any portion thereof), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(d) hereof.

“Single Purpose Entity” shall mean an entity which satisfies all of the requirements of Section 5.1 hereof.

“SPE Component Entity” shall have the meaning set forth in Section 5.1(b) hereof.

“Special Member” shall have the meaning set forth in Section 5.1(c) hereof.

“Spread Maintenance Premium” shall mean, with respect to any prepayment of the outstanding principal amount of the Loan on or prior to the Lockout Release Date, a payment to Administrative Agent for the account of Lenders in an amount equal to the sum of the present value of each future installment of interest that would be payable under the Loan on the outstanding principal amount of the Loan from the date of such prepayment through the Lockout Release Date, assuming an interest rate equal to the LIBOR Spread, such future installments of interest to be discounted at an interest rate per annum equal to the Periodic Treasury Yield.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“State” shall mean the state in which the Property is located.

“Strike Price” shall mean six percent (6.0%).

“Tax Account” shall have the meaning set forth in Section 8.6 hereof.

“Tax and Insurance Funds” shall have the meaning set forth in Section 8.6 hereof.

“Taxes” shall have the meaning set forth in Section 2.5(c)(v)(A) hereof.

“TC Cap” shall have the meaning set forth in Section 7.1(k).

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower.

“Tenant Direction Notice” shall have the meaning set forth in Section 9.2(a) hereof.

“Terrorism Coverage” shall have the meaning set forth in Section 7.1(k) hereof.

“Title Insurance Policy” shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Security Instrument.

“Tranche” shall mean each portion or component of the Loan designated by Borrower to Lender in a Notice of Borrowing or Notice of Continuation, as the case may be.

“Transfer Authorizer Designation Form” shall mean a form substantially in the form of Exhibit E  attached hereto and made a part hereof to be delivered to Administrative Agent on the date hereof, as the same may be amended, restated or modified from time to time with the prior written approval of Administrative Agent.

“TRIA” shall have the meaning set forth in Section 7.1(k) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York.

“Wells Fargo” shall mean Wells Fargo Bank, National Association, in its individual capacity.

“Work Charge” shall have the meaning set forth in Section 4.16(a) hereof.

Section 1.2            Principles of Construction.  All references to sections, exhibits and schedules are to sections, exhibits and schedules in or to this Agreement unless otherwise specified.  All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise.  Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II - GENERAL TERMS

Section 2.1            Loan Commitment; Disbursement to Borrower.

Section 2.2            The Loan.  Subject to and upon the terms and conditions set forth herein, Lenders hereby agree to make and Borrower hereby agrees to accept the Loan on the Closing Date.  The Borrower may from time to time designate by notice to Administrative Agent (which shall be pursuant to a Notice of Borrowing on the Closing Date or a Notice of Continuation thereafter) more than one (1) Tranche of the Loan, but in no event shall there be more than five (5) Tranches of the Loan.  Each Tranche shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

Section 2.3            Disbursement to Borrower.  Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

Section 2.4            The Note and the other Loan Documents.  The Loan shall be evidenced by the Note and this Agreement and secured by this Agreement, the Security Instrument and the other Loan Documents.

Section 2.5            Interest Rate.

(a)                Generally.  Interest on the outstanding principal balance of the Loan shall accrue from and including the Closing Date up to but excluding the Maturity Date at the Interest Rate.

(b)               Interest Calculation.  Interest on the outstanding principal balance of each of the Tranches shall accrue at the applicable Interest Rate for each Tranche calculated on an Actual/360 Basis.  Borrower acknowledges that interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis.

(c)                Determination of Interest Rate.

                                                  (i)                The Interest Rate with respect to the Loan shall be:  (A) the LIBOR Rate with respect to the applicable Interest Accrual Period for each Tranche of a LIBOR Loan or (B) the Base Rate for a Base Rate Loan if the Loan is converted to a Base Rate Loan pursuant to the provisions hereof.  Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert a LIBOR Loan to a Base Rate Loan.

                                                (ii)                Subject to the terms and conditions hereof, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the outstanding principal amount of the Loan at the LIBOR Rate for each Tranche for the applicable Interest Accrual Period for each such Tranche.  Any change in the rate of interest for a Tranche hereunder due to a change in the Interest Rate shall become effective as of the opening of business on the first day of the immediately succeeding Interest Accrual Period applicable to such Tranche on which such change in the Interest Rate shall become effective.  Each determination by Administrative Agent of the Interest Rate applicable to each Tranche shall be conclusive and binding upon Borrower and each Lender for all purposes absent manifest error.

                                              (iii)                In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon Borrower and each Lender absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Administrative Agent shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower and each Lender at least one (1) day prior to the last day of the Interest Accrual Period for the related Tranche.  If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Accrual Period for the related Tranche, to a Base Rate Loan.  Notwithstanding anything to the contrary contained herein, if the Loan has been converted to a Base Rate Loan pursuant to this Section, or if pursuant to Section 2.5(c)(v) or Section 2.5(c)(vii), increased costs are payable by Borrower, Borrower may, at its option and upon fifteen (15) days’ prior notice to Administrative Agent (or such shorter period of time as may be permitted by Administrative Agent in its sole discretion), prepay the Debt in whole, but not in part, without the payment of any prepayment or spread maintenance premium or penalty but with payment of any Breakage Costs.

                                              (iv)                If, pursuant to the terms hereof, any portion of the Loan has been converted to a Base Rate Loan and Administrative Agent shall determine (which determination shall be conclusive and binding upon Borrower and each Lender absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Administrative Agent shall give notice by telephone of such determination, confirmed in writing, to Borrower and each Lender within one (1) Business Day following such determination.  If such notice is given, the related outstanding Base Rate Loan shall be converted to a LIBOR Loan on the third (3rd) Business Day following the giving of such notice and Borrower shall have the right to deliver a Notice of Continuation with respect thereto designating the new Interest Accrual Period with respect to such portion of the Loan.  If the Borrower shall fail to select in a timely manner a new Interest Accrual Period for such portion of the Loan, such Loan will automatically continue as a Tranche with an Interest Accrual Period of one month.

                                                (v)                (A)       All payments made by or on behalf of a Loan Party under the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of any Taxes unless required by law.  If a Loan Party shall be required under any applicable requirements of law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to the Lender or any Administrative Agent (including for purposes of this Section 2.5(c)(v) and Section 2.5.(c)(vii), any assignee, successor, or participant), (i) such Loan Party shall make all such deductions and withholdings in respect of Taxes, (ii) such Loan Party shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any requirement of law, and (iii) with respect to Non-Excluded Taxes, the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.5(c)(v)) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes.  For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than (x) Taxes that are imposed on the Lender or Administrative Agent’s overall net income and franchise taxes (and other taxes imposed in lieu thereof) as a result of a present or former connection between such Administrative Agent or Lender and jurisdiction imposing such Tax, unless such Taxes are imposed solely as a result of such Lender or Administrative Agent having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Loan Documents (in which case such Taxes will be treated as Non-Excluded Taxes), (y) any Taxes that are imposed on amounts payable to the Administrative Agent or any Lender under the law in effect at the time such Person becomes a party to this Agreement or, in the case of a Lender, designates a new Applicable Lending Office (except, in the case of an assignee or participant, if and to the extent that the assigning or participating Lender would have been entitled to receive additional amounts in respect of such Taxes), and (z) Taxes imposed by FATCA.  For purposes of this Agreement, the term “Taxes” means United States taxes, levies, imposts, duties, charges, fees, deductions or withholdings and all liabilities (including penalties, interest and additions to tax) with respect thereto hereafter imposed, levied, collected, withheld or assessed by any taxing authority or other Governmental Authority.

(B)              In addition, provided the same constitute Non-Excluded Taxes, Borrower hereby agrees to pay or, at the option of the Administrative Agent, timely reimburse it for payment of, any present or future stamp, recording, documentary, excise, filing, intangible, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery, enforcement or registration of, any performance, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document (collectively, “Other Taxes”).
(C)              Borrower hereby agrees to indemnify each Lender and Agent (including its direct or indirect beneficial owners) for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes. A certificate as to the amount of such Non-Excluded Taxes or Other Taxes delivered to the Loan Parties by a Lender or Agent shall be conclusive absent manifest error, and amounts payable by the Loan Parties under the indemnity set forth in this Section 2.5(c)(v)(C) shall be paid within ten (10) days from the date on which a Lender or Agent makes written demand therefor.  The indemnity by the Loan Parties provided for in this Section 2.5(c)(v)(C) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted.
(D)             Whenever any Tax is payable pursuant to applicable law by a Loan Party, as promptly as possible thereafter, Borrower shall send to Administrative Agent an original official receipt, if available, or certified copy thereof showing payment of such Tax.  Borrower hereby indemnifies Administrative Agent and each Lender for any incremental taxes, interest or penalties that may become payable by Administrative Agent and/or any Lender which may result from any failure by Borrower to pay any such Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Administrative Agent the required receipts or other required documentary evidence.
(E)              Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any non-Excluded Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such non-Excluded Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.6 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent, in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (E).
(F)               For purposes of this Section 2.5(c)(v), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code of 1986, as amended (or any successor sections).  Each Lender (including for avoidance of doubt any assignee, successor or participant) that either (i) is not organized under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated”, “Inc.”, “Corporation”, “Corp.”, “P.C.”, “insurance company”, or “assurance company” (a “Non-Exempt Lender”), that is legally entitled to do so, shall deliver or cause to be delivered to Borrower the following properly completed and duly executed documents:
(1)               in the case of a Non-Exempt Lender that is not a United States person or is a disregarded entity for U.S. federal income tax purposes owned by a Person that is not a United States person, a complete and executed (x) U.S. Internal Revenue Service Form W-8BEN with Part II completed in which such Lender claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or
(2)               in the case of a Non-Exempt Lender that is an individual, (x) for non-United States persons, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit J (a “Section 2.5(c)(v) Certificate”) or (y) for United States persons, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or
(3)               in the case of a Non-Exempt Lender that is organized under the laws of the United States, any State thereof, or the District of Columbia and that is not a disregarded entity owned by a Person that is not a United States person, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or
(4)               in the case of a Non-Exempt Lender that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue

Service Form W-8BEN (or any successor forms thereto) and a Section 2.5(c)(v) Certificate; or
(5)               in the case of a Non-Exempt Lender that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x) (i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 2.5(c)(v) Certificate, and (y) in the case of a non-withholding foreign partnership or trust, without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section 2.5(c)(v)(F) if such beneficial owner were a Lender; or
(6)               in the case of a Non-Exempt Lender that is disregarded for U.S. federal income tax purposes, the document that would be required by clause (i), (ii), (iii), (iv), (v), (vii) and/or this clause (vi) of this Section 2.5(c)(v)(F) with respect to its beneficial owner if such beneficial owner were the Lender; or
(7)               in the case of a Non-Exempt Lender that (A) is not a United States person and (B) is acting in the capacity of an “intermediary” (as defined in U.S. Treasury Regulations), (x) (i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 2.5(c)(v) Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each Person upon whose behalf the “non-qualified intermediary” is acting the documents that would be required by clause (i), (ii), (iii), (iv), (v), (vi), and/or this clause (vii) with respect to each such Person if each such Person were a Lender.

If a Lender provides a form pursuant to subsection (F)(i)(x) and the form provided by the Lender at the time such Lender first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicates a United States interest withholding tax rate under the tax treaty in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form.  If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, a Lender transferor was entitled to indemnification or additional amounts under this Section 2.5(c)(v), then the Lender assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent that the Lender transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and the Lender assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(G)             For any period with respect to which a Lender has failed to provide the Loan Parties the appropriate form, certificate or other document described in subsection (F) of this Section 2.5(c)(v) (other than if such failure is due to a change in any requirement of law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided), such Lender shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 2.5(c)(v) with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request, to assist such Lender in recovering such Non-Excluded Taxes.
(H)             If a payment made to a Lender under this Agreement or any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (H), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(I)                Without prejudice to the survival of any other agreement of the Loan Parties hereunder, the agreements and obligations of the Loan Parties contained in this Section 2.5(c)(v) shall survive the termination of this Agreement and the other Loan Documents.  Nothing contained in Section 2.5(c)(vii) or this Section 2.5(c)(v) shall require a Lender to complete, execute or make available any of its Tax returns or any other information that it deems to be confidential or proprietary, or whose completion, execution or submission would, in such Lender’s judgment, materially prejudice such Lender’s legal or commercial position.

                                              (vi)                If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lenders to make or maintain a LIBOR Loan as contemplated hereunder (A) the obligation of Lenders hereunder to make a LIBOR Loan or to convert a Base Rate Loan to a LIBOR Loan shall be canceled forthwith and (B) any outstanding LIBOR Loan shall be converted automatically to a

Base Rate Loan on the  last day of the then current Interest Accrual Period or within such earlier period as required by law.  Borrower hereby agrees promptly to pay to Administrative Agent for the account of such Lender, upon demand, any additional amounts necessary to compensate such Lender for any reasonable, out-of-pocket costs incurred by such Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder.  Such notice (which shall be sent by Administrative Agent on behalf of such Lender) of such costs, as certified to Borrower, shall be conclusive absent manifest error.

                                            (vii)                In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Administrative Agent and/or any Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(A)             shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender which is not otherwise included in the determination of LIBOR hereunder;
(B)              shall hereafter have the effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance by any amount reasonably deemed by such Lender to be material; or
(C)              shall hereafter impose on Administrative Agent and/or any Lender any other condition and the result of any of the foregoing is to increase the cost to Administrative Agent and/or any Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder.

then, in any such case, Borrower shall promptly pay to Administrative Agent for its account or the account of such Lender, upon demand, any additional amounts necessary to compensate Administrative Agent or such Lender, as applicable, for such additional cost or reduced amount receivable which Administrative Agent or such Lender deems to be material as reasonably determined by Administrative Agent or such Lender, provided that, such demand by such Lender must apply to all loans similarly affected by such change.  If Administrative Agent or such Lender becomes entitled to claim any additional amounts pursuant to this subsection, Administrative Agent (for itself or on behalf of any such Lender) shall provide Borrower with not less than thirty (30) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Administrative Agent and/or such Lender for such additional cost or reduced amount together with a certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Administrative Agent (for itself or on behalf of any such Lender) to Borrower (which certificate shall be conclusive in the absence of manifest error).  This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

                                          (viii)                Borrower agrees to indemnify Administrative Agent  and each Lender and to hold Administrative Agent and each Lender harmless from any loss or expense which Administrative Agent and/or any Lender sustains or incurs as a consequence of (A) any default by Borrower in payment of the principal of or interest on any Tranche, including, without limitation, any such loss or expense arising from interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain the Tranche as a LIBOR Loan hereunder, (B) any prepayment (whether voluntary or mandatory) of any Tranche on a day that is not the last day of an Interest Accrual Period applicable to such Tranche, including, without limitation, such loss or expense arising from interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain the Tranche as a LIBOR Loan hereunder and (C) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Interest Rate from the LIBOR Rate to the Base Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the LIBOR Rate on a date other than the last day of an Interest Accrual Period, including, without limitation, such loss or expenses arising from interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (A), (B) and (C) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Administrative Agent or any Lender from any loss or expense arising from Administrative Agent’s or such Lender’s willful misconduct or gross negligence.  This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

                                              (ix)                Neither Administrative Agent nor any Lender shall be entitled to claim compensation pursuant to this subsection for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Administrative Agent (for itself and/or on behalf of any Lender) notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Administrative Agent and/or such Lender, as applicable, under this subsection, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                                                (x)                Administrative Agent and Lenders will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under this subsection, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or affiliate of the applicable Lender in another jurisdiction, or a redesignation of its Lending Office with respect to the Loan, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (A) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (B) would not be disadvantageous in any other respect to the applicable Lender as determined by such Lender in its sole discretion exercised in good faith.

                                              (xi)                Notwithstanding anything to the contrary contained herein, Borrower shall be permitted to replace any Lender that is unable to maintain the Loan as a LIBOR Loan  or requests reimbursement for amounts owing pursuant to Section 2.5(c)(v) or Section 2.5(c)(vii), provided  that (i) such replacement does not conflict with any Legal Requirements, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement financial institution shall purchase, at par, such Lender’s Pro Rata Share and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to Administrative Agent (unless Administrative Agent is the Lender being replaced), (v) the Borrower shall pay all additional amounts or increased costs (if any) required pursuant to Section 2.5(c)(v) or Section 2.5(c)(vii) in respect of any period prior to the date on which such replacement shall be consummated and for which Borrower received timely notice hereof in accordance with said provisions, (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, Administrative Agent or any other Lender shall have against the replaced Lender; (vii) in the case of any such replacement resulting from a claim for compensation under Section 2.5(c)(v) or (vii), such replacement will result in a reduction of such compensation or payments thereunder; and (viii) unless a Lender then party to this Agreement or the replacement Lender is willing to assume the rights and obligations of the Administrative Agent hereunder, in no event shall Borrower be permitted to replace a Lender which is the Administrative Agent.

(d)               Default Rate.  In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

(e)                Usury Savings.  This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal without penalty and not on account of the interest due hereunder.  All sums paid or agreed to be paid to such Lender for the use or forbearance of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

(f)                Number of Interest Periods; Continuation of Tranches.

                                                  (i)                There may be no more than five (5) different Interest Accrual Periods for all of the Tranches in the aggregate outstanding at the same time.

                                                (ii)                So long as no Default or Event of Default exists, the Borrower shall on any Business Day upon three (3) Business Days prior written notice, with respect to any Tranche, select a new Interest Accrual Period for such Tranche.  Each Continuation of a Tranche shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and each new Interest Accrual Period selected under this Section shall commence on the last day of the immediately preceding Interest Accrual Period for such Tranche.  Each selection of a new Interest Accrual Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 12:00 P.M. New York time on the third Business Day prior to the date of any such Continuation.  Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the Tranche(s) subject to such Continuation and (c) the duration of the selected Interest Accrual Period(s), all of which shall be specified in such manner as is necessary to comply with all limitations on Tranches outstanding hereunder.  Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given.  Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation.  If the Borrower shall fail to select in a timely manner a new Interest Accrual Period for any Tranche in accordance with this Section, such Loan will automatically, on the last day of the current Interest Accrual Period therefore, continue as a Tranche with an Interest Accrual Period of one month.

Section 2.6            Loan Payments.

(a)                Payment Before Maturity.  Borrower shall make a payment to Administrative Agent for the account of each Lender of interest only on the Closing Date for the period from the Closing Date through the last day of the month in which the Closing Date occurs (unless the Closing Date is the first day of a calendar month, in which case no such separate payment of interest shall be due).  Borrower shall pay to Administrative Agent for the account of each Lender on each Monthly Payment Date the interest accrued on each Tranche for the preceding calendar month (each such payment, the “Monthly Payment Amount”).

(b)               Payment on Maturity.  Borrower shall pay to Administrative Agent for the account of each Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

(c)                Late Payment Charge.  If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower within ten (10) days of the date when due, Borrower shall pay to Administrative Agent for the account of each Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Administrative Agent and Lenders in handling and processing such delinquent payment and to compensate Administrative Agents and Lenders for the loss of the use of such delinquent payment.  Any such amount shall be secured by the Security Instrument and the other Loan Documents.

(d)               Method and Place of Payment.

                                                  (i)                Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Administrative Agent not later than 1:00 P.M., New York time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Administrative Agent’s office, and any funds received by Administrative Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

                                                (ii)                Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender.  In the event the Administrative Agent fails to pay such amounts to such Lender on the Business Day on which Administrative Agent is in receipt of such amounts (provided the same are received on such Business Day not later than 1:00 P.M., New York time), the Administrative Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect beginning on such Business Day.

                                              (iii)                Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately succeeding Business Day.

                                              (iv)                All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.7            Prepayments.

(a)                Voluntary Prepayments.  Provided no Event of Default has occurred and is continuing, Borrower may prepay the Debt in whole or in part; provided that such prepayment is accompanied by payment of (i) with respect to any prepayment occurring prior to the Lockout Release Date, the Spread Maintenance Premium in respect of the amount prepaid, (ii) all accrued interest and applicable Breakage Costs with respect to the amount prepaid, and (iii) all other amounts then due to Administrative Agent and Lender under the Loan Documents. Administrative Agent shall not be obligated to accept any prepayment for the account of Lenders unless it is accompanied by the amounts set forth in clauses (i)-(iii) above.  Any partial prepayment shall be applied first to accrued but unpaid interest and fees and, thereafter, to reduce the outstanding principal balance of the Loan.  In connection with any partial prepayment

(including pursuant to Sections 2.7(d) and (e) below), Borrower may designate which Tranches the prepayment of principal shall be applied to.

(b)               Mandatory Prepayments.  On each date on which Administrative Agent actually receives a distribution of Net Proceeds and such Net Proceeds are not required to be made available to Borrower for Restoration in accordance with the terms herein, and Administrative Agent does not otherwise agree to make such Net Proceeds available, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds (and Administrative Agent shall make such Net Proceeds available for such purpose), together with any Breakage Costs, and such prepayment shall be applied to the Debt in accordance with Section 7.4(c) hereof.  Additionally, in the event that twenty percent (20%) or more of rentable square footage of the Property is subject to a Casualty or Condemnation and the Lender is not required to, and does not, make the Net Proceeds available to the Borrower pursuant to Section 7.4(b) hereof, Borrower shall have the right to prepay the outstanding principal balance of the Note together with any applicable Breakage Costs and such prepayment shall be applied to the Debt in accordance with Section 7.4(c) hereof.  No Spread Maintenance Premium or other prepayment fee shall be due in connection with any prepayment made pursuant to this Section 2.7(b).

(c)                Prepayments After Default.  If concurrently with or after an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment prior to the Lockout Release Date as set forth herein and Borrower, such purchaser at foreclosure or other Person shall pay, in addition to the outstanding principal balance, all accrued and unpaid interest (including interest at the Default Rate) and other amounts payable under the Loan Documents, (i) the Spread Maintenance Premium, if any, and (ii) Breakage Costs.

(d)               Prepayments to Eliminate Reserve Trigger Period.  After notice from Administrative Agent that a Reserve Trigger Period exists, Borrower shall have the right to prepay the Loan in an amount necessary to reduce the principal balance of the Loan  such that the Debt Yield is equal to at least 9.25%.  No Spread Maintenance Premium or other fee shall be due in connection with any prepayment made pursuant to this Section 2.7(d).  Any partial prepayment pursuant to this Section 2.7(d) shall be applied, first, to accrued and unpaid interest in respect of the portion of the principal balance being repaid and, thereafter to reduce the outstanding principal balance of the Loan.

(e)                Prepayments to Cure Net Proceeds Debt Yield Failure.  In the event Borrower cannot satisfy the Debt Yield condition in connection with the restoration of the Property set forth in Section 7.4(b)(i)(F), Borrower shall have the right to prepay the Loan in an amount necessary to reduce the principal balance of the Loan such that upon restoration of the Property, the income from the Property will be sufficient to result in a Debt Yield of 9.0% or greater, as confirmed by Administrative Agent in its reasonable discretion.  No Spread Maintenance Premium or other fee shall be due in connection with any prepayment made pursuant to this Section 2.7(e).  Any partial prepayment pursuant to this Section 2.7(e) shall be applied, first, to accrued and unpaid interest in respect of the portion of the principal balance being repaid and, thereafter to reduce the outstanding principal balance of the Loan.

(f)                Notices of Prepayment. Prior to any prepayment of the Loan in accordance with this Section 2.7, the Borrower shall provide prior written notice to Administrative Agent specifying the Business Day upon which the prepayment is to be made (the “Prepayment Date”), which notice shall be delivered to Administrative Agent not less than ten (10) days prior to such Prepayment Date or such shorter period of time as may be permitted by Administrative Agent in its sole discretion.  Borrower may rescind its notice of prepayment and/or adjourn the prepayment on a day-to-day basis upon three (3) Business Days written notice to Administrative Agent if such notice is received by Administrative Agent prior to 12:00 P.M. New York time and upon four (4) Business Days written notice to Administrative Agent if such notice is received by Administrative Agent on or after 12:00 P.M. New York time (subject to payment of any reasonable out-of-pocket costs and expenses resulting from such rescission or adjournment).

Section 2.8            Interest Rate Protection Agreement.

(a)                If at any time one-month LIBOR rises to 5.5% or greater for a period of four (4) consecutive weeks, Borrower shall enter into an Interest Rate Protection Agreement with a notional balance equal to the entire outstanding principal balance (and without regard to the different Tranches that may exist at such time) with a LIBOR strike price equal to the Strike Price.  The Interest Rate Protection Agreement (i) shall be in a form and substance reasonably acceptable to Administrative Agent, (ii) shall be with an Acceptable Counterparty, and (iii) shall be for a period of twelve (12) months from the date such Interest Rate Protection Agreement is entered into.  Borrower shall direct such Acceptable Counterparty to deposit directly into the Restricted Account any amounts due Borrower under such Interest Rate Protection Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist if the Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof. If at the expiration of the Interest Rate Protection Agreement LIBOR is equal to or greater than 5.5%, Borrower shall enter into a Replacement Interest Rate Protection Agreement. Additionally, Borrower shall collaterally assign to Administrative Agent, for the benefit of Lenders, pursuant to a Collateral Assignment of Interest Rate Protection Agreement in the form attached hereto as Exhibit F, all of its right, title and interest to receive any and all payments under any Interest Rate Protection Agreement, and shall deliver to Administrative Agent an executed counterpart of each such Interest Rate Protection Agreement (or Replacement Interest Rate Protection Agreement) (which in each case shall, by its terms, authorize the assignment to Administrative Agent for the benefit of Lenders and require that payments be deposited directly into the Restricted Account).  Borrower shall also be permitted to satisfy its obligations to deliver to Lender an Interest Rate Protection Agreement pursuant to this Section 2.8 by causing Guarantor to enter into an interest rate swap agreement which effectively caps LIBOR at the Strike Price provided such interest rate swap agreement is entered into with an Acceptable Counterparty, is assigned to Lender pursuant to a Collateral Assignment of Interest Rate Protection Agreement and otherwise satisfies, and is maintained in accordance with, the requirements of this Section 2.8 and further provided that the Borrower shall have no liabilities in connection with any such interest rate swap agreement and neither the Property nor any equity in the Borrower shall secure Guarantor’s obligations under any interest rate swap agreement.

(b)               Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Protection Agreement.  All amounts paid by any Counterparty under the Interest Rate Protection Agreement to Borrower or Administrative Agent for the

benefit of Lenders shall be deposited immediately into the Restricted Account.  Borrower shall take all actions reasonably requested by Administrative Agent to enforce Administrative Agent’s and any Lender’s rights under the Interest Rate Protection Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder without Administrative Agent’s consent, which shall not be unreasonably withheld or delayed.

(c)                In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty by S&P, Borrower shall replace the Interest Rate Protection Agreement with a Replacement Interest Rate Protection Agreement not later than ten (10) Business Days following receipt of notice from Administrative Agent of such downgrade, withdrawal or qualification.  In connection with any such replacement, Administrative Agent shall release and/or terminate the assignment and security interests in favor of the Administrative Agent for the benefit of the Lenders in respect of the Interest Rate Protection Agreement that has been replaced and shall direct the counterparty thereunder to pay any amounts due thereunder to such party as Borrower may direct.

(d)               In the event that Borrower fails to purchase and deliver to Administrative Agent the Interest Rate Protection Agreement or fails to maintain the Interest Rate Protection Agreement in accordance with the terms and provisions of this Agreement and such failure continues for ten (10) Business Days after notice thereof from Administrative Agent, Administrative Agent may purchase the Interest Rate Protection Agreement and the cost incurred by Administrative Agent in purchasing such Interest Rate Protection Agreement shall be paid by Borrower to Administrative Agent with interest thereon at the Default Rate from the date such cost was incurred by Administrative Agent until such cost is reimbursed by Borrower to Administrative Agent.

(e)                In connection with the Interest Rate Protection Agreement, Borrower shall obtain and deliver (provided, that, if such Interest Rate Protection Agreement is an interest rate swap, Borrower shall use commercially reasonable efforts to obtain and deliver) to Administrative Agent an opinion from counsel (which counsel may be in house counsel for the Counterparty) for the Counterparty (upon which Administrative Agent and its successors and assigns for the benefit of Lenders and their successors and assigns may rely) which shall provide, in relevant part, that:

                                                  (i)                the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement;

                                                (ii)                the execution and delivery of the Interest Rate Protection Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

                                              (iii)                all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Protection Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

                                              (iv)                the Interest Rate Protection Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 2.9            Release on Payment in Full.  If Borrower shall pay or cause to be paid the outstanding principal balance of, and unpaid interest on, and all other sums due under, the Note, this Agreement and the other Loan Documents in accordance with the terms and provisions thereof, at the request of Borrower, Administrative Agent or Lender, as applicable, shall: (a) assign the Note, the Security Instrument and all of the other Loan Documents to any Person designated by Borrower, which assignment documents shall be in recordable form (but without representation or warranty by, or recourse to, Administrative Agent or Lender, except that Administrative Agent or Lender, as applicable, shall represent that such assignment(s) has been duly authorized, executed and delivered and that Administrative Agent or Lender, as applicable, has not assigned or encumbered the Security Instrument or the other Loan Documents); provided, however, that the assignment documents shall be prepared by counsel to Borrower and delivered to Administrative Agent for its review and approval, which shall not be unreasonably withheld, conditioned or delayed, (b) deliver to or as directed by Borrower the originally executed Note and all originally executed other notes which may have been consolidated, amended and/or restated in connection with the execution of the Note or, with respect to any note where the original has been lost, destroyed or mutilated, a lost note affidavit for the benefit of the assignee lender and the title insurance company insuring the Security Instrument, as assigned, in form sufficient to permit such title insurance company to insure the lien of the Security Instrument as assigned to and held by the assignee without exception for any matter relating to the lost, destroyed or mutilated note, (c) execute and deliver an allonge with respect to the Note and any other note(s) as described in the preceding clause (b) above without recourse, covenant or warranty of any nature, express or implied (except as to the outstanding principal balance of the Loan and that Lender owns the Note and the Security Instrument free of any liens and encumbrances and has the authority to execute and deliver the allonge), (d) deliver the original executed Security Instrument or a certified copy of record, and (e) execute and deliver such other instruments of conveyance, assignment, termination, severance and release (including appropriate UCC-3 termination statements) in recordable form as may reasonably be requested by Borrower to evidence such assignment and/or severance.  All reasonable out-of-pocket costs and expenses incurred by Administrative Agent and Lender, including, without limitation, reasonable attorney’s fees, in connection with the foregoing shall be paid by Borrower but Borrower shall not be charged any fees for the assignment of documents contemplated by this Section 2.9.

Section 2.10        Intentionally omitted.

Section 2.11        Pro Rata Treatment.  Except to the extent otherwise provided herein:  (a) the borrowing from Lenders under Section 2.2 shall be made from the Lenders and each payment of the fees shall be paid for the account of Lenders and/or Administrative Agent, as applicable, (b) each payment or prepayment of principal of the Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Individual Loan Commitments held by them, and (c) each payment of interest on the Loan by Borrower shall be made for the account of Lenders pro rata in accordance with the amounts of interest on their Individual Loan Commitments then due and payable to the respective Lenders.

Section 2.12        Sharing of Payments, Etc.  If a Lender shall obtain payment of any principal of its Note or of interest thereon through the exercise of any right of setoff, banker’s lien, counterclaim, or by any other means (including direct payment), and such payment results in such Lender receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to Lenders, then such Lender shall promptly purchase for cash from the other Lenders participations in the Loan in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share ratably the benefit of such payment. To such end Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Individual Loan Commitments owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with the respect to such participation as fully as if such Lender were a direct holder of the Loan in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 2.13        Several Obligations.  No Lender shall be responsible for the failure of any other Lender to perform any obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to perform any obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make or to perform any obligation to be made or performed by such other Lender.  The liability of each Lender hereunder shall be several and not joint.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and each Lender as of the Closing Date that:

Section 3.1            Legal Status and Authority.  Each Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of formation; (b) is duly qualified to transact business and is in good standing in the State; and (c) has all necessary approvals, governmental and otherwise (except where failure to have such would not cause or would not reasonably be expected to cause a Material Adverse Effect), and full power and authority to own, operate and lease the Property.  Each Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents on each such Borrower’s part to be performed.

Section 3.2            Validity of Documents.  (a)  The execution, delivery and performance of this Agreement, the Note, the Security Instrument and the other Loan Documents by each Borrower and its applicable Affiliates and the borrowing evidenced by the Note and this Agreement (i) are within the power and authority of such parties; (ii) have been authorized by all requisite organizational action of such parties; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise except where the failure to have such approval would not cause or would not reasonably be expected to cause a Material Adverse Effect; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to operate the Property or any portion thereof, any Borrower’s organizational documents, or any indenture, agreement or other instrument to which any Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected, including, without limitation, the Management Agreement which default would cause or would reasonably be expected to cause a Material Adverse Effect; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents and as permitted herein; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recordation of the Security Instrument in appropriate land records in the State and except for Uniform Commercial Code filings relating to the security interest created hereby) where the failure to obtain such authorization or license or make such filing would cause or would reasonably be expected to cause a Material Adverse Effect, (b) this Agreement, the Note, the Security Instrument and the other Loan Documents have been duly executed and delivered by each Borrower through the undersigned authorized representative of such Borrower and (c) this Agreement, the Note, the Security Instrument and the other Loan Documents constitute the legal, valid and binding obligations of each Borrower.  The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditor’s Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)) and an implied covenant of good faith and fair dealing, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 3.3            Litigation.   There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower’s knowledge, threatened against Borrower or Guarantor or against or affecting the Property or any portion thereof that has not been disclosed to Administrative Agent by Borrower in connection with the closing of the Loan and is not fully covered by insurance or, if determined adversely to Borrower or Guarantor, would have a Material Adverse Effect.

Section 3.4            Agreements.   Borrower is not a party to any agreement or instrument and the Property is not subject to or bound by any agreement which would reasonably be expected to have a Material Adverse Effect.  Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property (or any portion thereof) is bound which default would cause or would reasonably be expected to cause a Material Adverse Effect.  Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property (or any portion thereof) is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property or as permitted herein and (b) obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents.  There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower’s obligations hereunder or under the Note to an obligation owed to another party.

Section 3.5            Financial Condition.

(a)                Borrower is solvent, and no proceeding under Creditors Rights Laws with respect to Borrower has been initiated and Borrower has received reasonably equivalent value for the granting of the Security Instrument.

(b)               No petition in bankruptcy has been filed by or against Borrower or Guarantor, in the last ten (10) years, and neither Borrower nor Guarantor, in the last ten (10) years has ever made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.

(c)                Borrower is not contemplating either the filing of a petition by it under any Creditor’s Rights Laws or the liquidation of its assets or property, and Borrower does not have any knowledge of any Person contemplating the filing of any such petition against it.

Section 3.6            Disclosure.   Borrower has disclosed to Administrative Agent all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.  All statements of fact made by Borrower and/or Guarantor in this Agreement or in the other Loan Documents are accurate, complete and correct in all material respects.  There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that would otherwise have a Material Adverse Effect.

Section 3.7            No Plan Assets.  As of the date hereof and throughout the term of the Loan (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (c)  the assets of the

Borrower would not be considered "plan assets" within the meaning of 29 CFR Section 2510.3-101 because the Borrower satisfies the conditions specified in Section 4.19(b)(iii).

Section 3.8            Not a Foreign Person.  Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the IRS Code.

Section 3.9            Business Purposes.  The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Section 3.10        Borrower Information.  Each Borrower’s principal place of business and its chief executive office as of the date hereof is c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652.  Each Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.  No Borrower is subject to back-up withholding taxes.

Section 3.11        Status of Property.

(a)                Except as set forth on Schedule V, Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(b)               Except as set forth in the environmental reports described on Schedule 1 to the Environmental Indemnity and on Schedule V, the Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar Applicable Law.

(c)                The Property is served by all utilities required for the current or contemplated use thereof.

(d)               The Property is served by public water and sewer systems.

(e)                All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.  The Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Borrower and any subsequent owners of the Property.

(f)                The Property is free from material damage caused by fire or other casualty.  The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects for a property of its class or similar quality; there exists no material structural or other defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would materially adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(g)               Except as set forth on Schedule V, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under Applicable Law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of the Security Instrument.

(h)               Except as set forth on Schedule V, Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by this Agreement, the Note, the Security Instrument and the other Loan Documents.

(i)                 All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Law.

(j)                 Except as disclosed on Schedule V, no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 7.1(a) hereof.  No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

(k)               All the Improvements lie within the boundaries of the Land and any building restriction lines applicable to the Land.

(l)                 To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

(m)             The portion of the Property consisting of Lots 1, 50 and 55 has 758,347 square feet of gross floor area and has 3,739 parking spaces located thereon.  The portion of the Property consisting of Lot 114 has 114,000 square feet of gross floor area and 120 parking spaces located thereon.

Section 3.12        Financial Information.  All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Administrative Agent in respect of Borrower,  Guarantor and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Guarantor or the Property, as applicable, as of the date of such reports, and (c) to the extent audited by an independent certified public accounting firm, have been prepared in accordance with GAAP for the periods covered, except as disclosed therein.  Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material

Adverse Effect, except as referred to or reflected in said financial statements.  Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Guarantor from that set forth in said financial statements.

Section 3.13        Condemnation.   No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of the access to the Property.

Section 3.14        Separate Lots.  The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

Section 3.15        Insurance.   There are no present claims of any material nature under any of the Policies not covered by the Policies, and to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would materially impair the coverage of any of the Policies.

Section 3.16        Use of Property.  The Property is used exclusively as a regional shopping mall and other appurtenant and related uses including as a marina.

Section 3.17        Leases and Rent Roll.  Except as disclosed in the rent roll for the Property delivered to and approved by Administrative Agent (the “Rent Roll”), (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable against Borrower and the Tenants thereunder and are in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) except as disclosed on Schedule V, to Borrower’s knowledge, no party under any Lease is in default; (e) except as disclosed on Schedule V, all Rents due have been paid in full and no Tenant is in arrears in its payment of Rent; (f) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (g) none of the Rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (h) except as disclosed on Schedule V, the premises demised under the Leases have been completed and the Tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis with no abatement, reduced rent or free rent periods remaining; (i) to Borrower’s knowledge, there exist no offsets or defenses to the payment of any portion of the Rents and, except as disclosed on Schedule V, Borrower has no monetary obligation to any Tenant under any Lease; (j) Borrower has received no notice from any Tenant challenging the validity or enforceability of any Lease; (k) there are no agreements with the Tenants under the Leases other than expressly set forth in each Lease; (l) no Lease contains an option to purchase, right of first refusal to purchase, right of first refusal to lease additional space at the Property, or any other similar provision; (m) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease or any sublease or license granted by any Tenant (or subtenant) under a Lease; (n) no Tenants have exercised any right to “go dark” that they may have under their Leases; (o) all security deposits relating to the Leases reflected on the Rent Roll have been collected by Borrower; (p) except as disclosed on Schedule V, no brokerage commissions or finders fees are due and payable by landlord regarding any Lease; (q) except as disclosed on Schedule V, each Tenant is in actual, physical occupancy of the premises demised under its Lease; (r) no Tenant occupying ten percent (10%) or more (by square feet) of the net rentable area of the Property is, to Borrower’s knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding; (s) except as disclosed on Schedule V, there are no tenant allowances under any Lease that have not been paid in full by Borrower; and (t) to Borrower’s knowledge, each of the Tenants under the Leases has all necessary licenses and permits necessary to conduct the business contemplated to be conducted pursuant to such Tenant’s Lease.

Section 3.18        Filing and Recording Taxes.  All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under Applicable Law currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of this Agreement, the Security Instrument, the Note and the other Loan Documents, including, without limitation, the Security Instrument, have been paid or will be paid, and, under current Applicable Law, the Security Instrument is enforceable in accordance with its terms by Administrative Agent (or any subsequent holder thereof) on behalf of the Lender, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditor’s Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Section 3.19        Management Agreement; Parking Management Agreement.  Each of the Management Agreement and the Parking Management Agreement are in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute an event of default thereunder, the result of which would have a Material Adverse Effect.  As of the date hereof, no management fees under the Management Agreement or Parking Management Agreement are due and payable.

Section 3.20        Illegal Activity/Forfeiture.

(a)                No portion of the Property has been or will be purchased with proceeds of any illegal activity.

(b)               To Borrower’s knowledge, neither Borrower nor any other person has committed any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof.  Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

Section 3.21        Taxes.   Borrower has timely filed (or has obtained effective extensions for filing) all federal, state, local and foreign tax returns required to be filed, it being acknowledged that Borrower is a disregarded entity for federal income tax purposes and does not currently file its own tax returns, and has timely paid or made adequate provision for the payment of al federal, state, local and foreign taxes, charges and assessments payable by Borrower.

Section 3.22        Permitted Encumbrances.  None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Agreement, the Security Instrument, the Note and the other Loan Documents or impairs the use or the operation of the Property or impairs Borrower’s ability to pay its obligations in a timely manner.

Section 3.23        Intentionally Omitted.

Section 3.24        Intentionally Omitted.

Section 3.25        Federal Reserve Regulations.  No part of the proceeds of the Loan will be used by Borrower for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would violate Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Applicable Law or by the terms and conditions of this Agreement, the Security Instrument, the Note or the other Loan Documents.

Section 3.26        Investment Company Act.  Borrower is not (a) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 3.27        Fraudulent Conveyance.  Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities.  The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured.  Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Section 3.28        Embargoed Person.  As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by the Office of Foreign

Assets Control (“OFAC”) of the U.S. Department of the Treasury and the Specially Designated Nationals List maintained by OFAC) with the result that the Loan made by Lender is in violation of Applicable Law (“Embargoed Person”); (b) unless expressly waived in writing by Administrative Agent, no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the Loan is in violation of Applicable Law; and (c) to the knowledge of Borrower, none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the Loan is in violation of Applicable Law.  Borrower covenants and agrees that in the event Borrower receives any notice that Borrower or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is designated as an Embargoed Person, Borrower shall immediately notify Lender in writing.  At Administrative Agent’s option, it shall be an Event of Default hereunder if Borrower or Guarantor or any other Loan Party is designated as an Embargoed Person with the result that maintaining the Loan will violate Applicable Law.

Section 3.29        Patriot Act.  (a)  All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act (collectively referred to in this Section only as the “Patriot Act”) are incorporated into this Section.  Borrower hereby represents and warrants that (A) Borrower and Guarantor and each Affiliate of Borrower and/or Guarantor and (B) to Borrower’s knowledge, each other Person  that to Borrower’s knowledge has an economic interest in Borrower, or, to Borrower’s knowledge, has or will have an interest in the transaction contemplated by this Agreement or in the Property or will participate, in any manner whatsoever, in the Loan, is:  (i) in compliance with all applicable requirements of the Patriot Act and any regulations issued thereunder or to the extent not in compliance, the same will not cause the Loan to be a violation of the Patriot Act or other Applicable Law; (ii) operated under policies, procedures and practices, if applicable, that do not violate or would not be reasonably likely to cause a violation of the Patriot Act; (iii) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (iv) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (v) not owned or controlled by or now acting and or will in the future act for or on behalf of any person who has been determined to be subject to the prohibitions contained in the Patriot Act.  Borrower covenants and agrees that in the event Borrower receives any notice that Borrower or Guarantor (or any of their respective Affiliates) is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender.

Section 3.30        Organizational Chart.  The organizational chart attached as Schedule III  hereto, relating to Borrower is true, complete and correct on and as of the date hereof except that it does not identify the shareholders of Guarantor.

Section 3.31        Bank Holding Company.  Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank

Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

Section 3.32        Intentionally Omitted.

Section 3.33        Property Document Representations.  Each Property Document is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to any Property Document, is in default thereunder, and to Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.

Section 3.34        Intentionally Omitted.

Section 3.35        Ground Lease.  Borrower hereby represents and warrants to Administrative Agent and the Lenders the following with respect to the Ground Lease except to the extent otherwise set forth on Schedule V:

(a)                Recording; Modification.  A memorandum of the Ground Lease has been duly recorded.  The Ground Lease permits the interest of Borrower to be encumbered by a mortgage.  There have not been amendments or modifications to the terms of the Ground Lease since its recordation, with the exception of written instruments which have been recorded.  The Ground Lease may not be canceled, terminated, surrendered or amended without the prior written consent of Lender.

(b)               No Liens.  Except for the Permitted Encumbrances, Borrower’s interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the related Security Instrument other than the ground lessor’s related fee interest.  There is no Lien encumbering the ground lessor’s fee interest, and the Ground Lease shall remain prior to any Lien upon the related fee interest that may hereafter be granted.

(c)                Ground Lease Assignable.  Borrower’s interest in the Ground Lease is assignable to Lender upon notice to, but without the consent of, the ground lessor (or, if any such consent is required, it has been obtained prior to the Closing Date).  The Ground Lease is further assignable by Lender, its successors and assigns without the consent of the ground lessor.  The Ground Lease permits the interest of the lessee thereunder to be encumbered by a leasehold mortgage and contains no restrictions on the identity of a leasehold mortgagee.

(d)               Default.  As of the date hereof, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Lease.

(e)                Notice.  The Ground Lease requires the ground lessor to give notice of any default by Borrower to Lender.  The Ground Lease, or estoppel letters received by Lender from the ground lessor, further provides that notice of termination given under the Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the Ground Lease.

(f)                Cure.  Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Lease) to cure any default under the Ground Lease, which is curable after the receipt of notice of any of the default before the ground lessor thereunder may terminate the Ground Lease.

(g)               Term.  The Ground Lease has a term, including extensions options exercisable by Lender, which extends through May 28, 2067.

(h)               New Lease.  The Ground Lease requires the ground lessor to enter into a new lease with Lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(i)                 Insurance Proceeds.  Under the terms of the Ground Lease and the Loan Documents, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the Property, with Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

(j)                 Subleasing.  The Ground Lease does not impose any restrictions on subleasing.

Section 3.36        Perfection of Accounts.  Borrower hereby represents and warrants to Lender that:

(a)                This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Accounts and the Account Collateral in favor of Administrative Agent for the benefit of the Lenders, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower.  Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Accounts; and

(b)               The Accounts constitute “deposit accounts” within the meaning of the Uniform Commercial Code.

Section 3.37        Guarantor Representations.  Borrower hereby represents and warrants that, as of the date hereof, the representations and warranties set forth in Sections 3.1 through 3.8, 3.12, 3.27, 3.28 and 3.29 above are true and correct with respect to Guarantor.  Wherever the term “Borrower” is used in each of the foregoing Subsections it shall be deemed to be “Guarantor”.

Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Article III and elsewhere in this Agreement and the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lenders.  All representations, warranties, covenants and agreements made in this Agreement and in the other Loan Documents shall be deemed to have been relied upon by Administrative Agent and Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent and/or Lenders or on their behalf.

ARTICLE IV - BORROWER COVENANTS

From the date hereof and until payment and performance in full of all obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or the earlier release of the lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement, the Security Instrument, the Note and the other Loan Documents, Borrower hereby covenants and agrees with Administrative Agent and each Lender that:

Section 4.1            Existence.   Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the State, and (c) its franchises and trade names, if any, except with respect to this clause (c) if the failure to maintain the same would not result in Material Adverse Effect.

Section 4.2            Applicable Law.

(a)                Borrower shall promptly comply and shall cause the Property to comply in all material respects with all Applicable Law affecting the Borrower and the Property, or the use thereof, including, without limitation, all Environmental Laws and Applicable Law relating to OFAC, Embargoed Persons and the Patriot Act.

(b)               Borrower shall give prompt notice to Administrative Agent of the receipt by Borrower of any notice related to a material violation of any Applicable Law and of the commencement of any proceedings or investigations which relate to compliance with Applicable Law.

(c)                Nothing contained herein shall be deemed to require Borrower to pay, or cause to be paid, any Imposition or Other Charges, or to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided  that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (a) no Event of Default shall exist and be continuing hereunder, (b) Borrower shall keep Administrative Agent informed of the status of such contest at reasonable intervals, (c) if Borrower is not providing security as provided in clause (f) below, adequate reserves with respect thereto are maintained on Borrower’s books in accordance with GAAP or in the Tax Reserve Account or Insurance Reserve Account, as applicable, (d) such contest operates to suspend collection or enforcement, as the case may be, of the contested Imposition, Lien or Legal Requirement, and such contest is maintained and prosecuted continuously and with diligence, (e) in the case of any Insurance Requirement, the failure of Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower under Section 7.1 or the right to full payment of any claims thereunder, and (f) in the case of Impositions and Liens which are not bonded in excess of $1,000,000.00 (the “Contest Threshold”) individually or in the aggregate, during such contest, Borrower shall deposit with or deliver to Administrative Agent either Cash or Cash Equivalents or a Letter or Letters of Credit in an amount equal to the excess of one hundred ten percent (110%) of (i) the amount of Borrower’s obligations being contested plus  (ii) any additional interest, charge, or penalty arising from such contest, over the Contest Threshold, or provision reasonably satisfactory to Administrative Agent for the protection of Administrative Agent’s interest in the Property is otherwise made.  Notwithstanding the foregoing, the creation of any such reserves or the furnishing of other security, Borrower promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Administrative Agent’s reasonable judgment, in imminent danger of being forfeited or lost or Administrative Agent is likely to be subject to civil or criminal damages as a result thereof.  If such action or proceeding is terminated or discontinued adversely to Borrower, Borrower shall deliver to Administrative Agent reasonable evidence of Borrower’s compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

(d)               Borrower agrees to use commercially reasonable effort to cure, or where applicable to cause the related Tenant to cure, all department violations reflected on Schedule VI attached hereto.

Section 4.3            Maintenance and Use of Property.  Borrower shall cause the Property to be maintained in a good condition and repair in all material respects in accordance with reasonable market practice for a property of its nature, subject to ordinary wear and tear and Excusable Delays.  The Improvements and the Personal Property shall not be removed, demolished or altered (except for normal replacement of the Personal Property, the removal of obsolete fixtures or Personal Property that Borrower reasonably determines does not require replacement, or as otherwise permitted pursuant to Section 4.21 hereof) without the consent of Administrative Agent.  Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty and which is necessary for the operation of the Property substantially as operated as of the date hereof.  Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof without the consent of Administrative Agent, which consent shall not be unreasonably withheld.  If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Administrative Agent, unless such discontinuation or abandonment would not result in a Material Adverse Effect.

Section 4.4            Waste.   Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy or, except for actions otherwise permitted hereunder, do or permit to be done thereon anything that will or is reasonably likely to materially impair the value of the Property or impair the security for the Loan.  Borrower will not, without the prior written consent of Requisite Lenders (which must include the consent of any Lender then acting as Administrative Agent), permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 4.5            Property Taxes and Other Charges; Tax Filings.

(a)                Subject to Borrower’s right of contest as set forth in Section 4.2(c), Borrower shall pay all Property Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable.  Borrower shall furnish to Administrative Agent receipts for the payment of the Property Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Property Taxes in the event that such Property Taxes have been paid by Administrative Agent pursuant to Section 8.6 hereof).  Borrower shall not suffer and shall, before delinquency, cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property, and shall pay, before delinquency, for all utility services provided to the Property.

(b)               Borrower shall timely file all federal, state, local and foreign Tax returns required to be filed by it, or shall timely file extensions of the same and file such returns within the applicable period of extension, and shall timely pay all federal, state, local and foreign Taxes due and payable by it.

Section 4.6            Litigation.   Borrower shall give prompt written notice to Administrative Agent of any litigation or governmental proceedings pending or threatened in writing against Borrower which might have a Material Adverse Effect.

Section 4.7            Access to Property.  At any reasonable time and from time to time upon reasonable notice, but not more frequently than twice in any 12-month period provided that no Event of Default shall have occurred and be outstanding, Borrower shall permit agents, representatives and employees of each Lender to inspect the Property or any part thereof during normal business hours on Business Days upon reasonable advance notice (which may be given telephonically or by e-mail), subject to the rights of Tenants under their Leases and Borrower’s usual and customary safety requirements and accompanied by a representative of Borrower.  The request by any Lender or agent or representative thereof for such an inspection shall be made to the Administrative Agent and the Administrative Agent promptly shall notify all the Lenders of such request (or if the Administrative Agent shall have requested the same on its behalf, the Administrative Agent shall notify all the Lenders thereof) and any Lender that shall so desire may accompany Administrative Agent or such Lender, or such representative on such examination. Notwithstanding anything to the contrary contained herein, in no event shall the Administrative Agent itself be restricted from the number of times that it may request, and have access to, the Property during normal business hours on Business Days upon reasonable advance notice (which may be given telephonically or by e-mail), subject to the rights of Tenants under their Leases and Borrower’s usual and customary safety requirements and accompanied by a representative of Borrower.

Section 4.8            Notice of Default.  Borrower shall promptly advise Administrative Agent (a) of any event or condition that has or is reasonably likely to have a Material Adverse Effect of which Borrower has knowledge and (b) of the occurrence of any Default or Event of Default of which Borrower has knowledge.

Section 4.9            Cooperate in Legal Proceedings.  Borrower shall cooperate fully with Administrative Agent and each Lender (to the extent such Lender is a named party in such proceeding or may be adversely impacted by such proceeding) with respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to have, or does have, a Material Adverse Effect and, in connection therewith, permit Administrative Agent and/or any Lender (to the extent such Lender is a named party in such proceeding or may be adversely impacted by such proceeding), at its election, to participate in any such proceedings, other than those proceedings where Borrower and Administrative Agent and/or Lender are adverse parties.

Section 4.10        Performance by Borrower.  Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications of changes thereto.

Section 4.11        Awards.   Borrower shall reasonably cooperate with Administrative Agent in obtaining for the benefit of Lenders the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Administrative Agent shall be reimbursed for any out-of-pocket expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements) out of such Awards or Insurance Proceeds.

Section 4.12        Books and Records.

(a)                Borrower shall keep adequate books and records of account in accordance with GAAP, or in accordance with other methods acceptable to Administrative Agent in its reasonable discretion (consistently applied), and furnish to Administrative Agent for distribution to each of the Lenders:

                                                  (i)                quarterly certified rent rolls (in the form approved by Administrative Agent in connection with the closing of the Loan) and tenant sales reports (if applicable), signed and dated by a Responsible Officer of Borrower, within forty-five (45) days after the end of each calendar quarter, commencing the third calendar quarter of 2011;

                                                (ii)                quarterly operating statements of the Property, prepared and certified by a Responsible Officer of Borrower in a form reasonably acceptable to Administrative Agent, detailing the revenues received, the expenses incurred and major capital improvements for the period of calculation and containing year-to-date information, if applicable, within forty-five (45) days after the end of each calendar quarter, commencing the third calendar quarter of 2011;

                                              (iii)                quarterly balance sheet, statement of cash flow, and statement of change in financial position of Borrower in form reasonably acceptable to Administrative Agent, within forty-five (45) days after the end of each calendar quarter, commencing the third calendar quarter of 2011;

                                              (iv)                an annual balance sheet, operating statement, statement of cash flow, and statement of change in financial position of Borrower certified as accurate by a

Responsible Officer of Borrower, and, from and after such time that Guarantor is no longer a publicly traded company, audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Administrative Agent, within 120 days after the close of each fiscal year of Borrower;

                                                (v)                Intentionally Omitted;

                                              (vi)                by no later than sixty (60) days after the end of each calendar year, an annual operating budget for the next succeeding calendar year presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for the upcoming year and all proposed capital replacements and improvements, provided, that, during the existence and continuance of an Event of Default, any such budget and any amendment to any existing budget shall require the approval of Administrative Agent (such annual budget, an “Annual Budget”);

                                            (vii)                by no later than forty five (45) days after and as of the end of each calendar quarter, commencing the third calendar quarter of 2011, a calculation of the then current Debt Yield certified by a Responsible Officer of Borrower to be true and complete, together with such back-up information as Administrative Agent shall reasonably require; and

                                          (viii)                Intentionally Omitted;

                                              (ix)                the Officer’s Certificate required pursuant to Section 5.3 hereof.

(b)               Upon reasonable request from Administrative Agent (on its own behalf or on behalf of any Lender), Borrower shall furnish in a reasonably timely manner to Administrative Agent an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held.

(c)                Within ten (10) days, or such other period as may be reasonably necessary to provide such information, of Administrative Agent’s request (on its own behalf or on behalf of any Lender), Borrower shall furnish Administrative Agent with such other additional financial information (including State and Federal tax returns to the extent applicable) as may, from time to time, be reasonably required by Administrative Agent or any Lender.  Borrower shall furnish to Administrative Agent, each Lender and their agents convenient facilities for the examination and audit of the books and records of Borrower at any reasonable time from time to time during business hours upon reasonable advance notice.

(d)               Borrower agrees that all financial statements and other items required to be delivered to Administrative Agent pursuant to this Section 4.12 (each a “Required Financial Item” and, collectively, the “Required Financial Items”) shall: (i) be complete and correct in all material respects; (ii) present fairly the financial condition of the applicable party; (iii) to the extent applicable, disclose all liabilities that are required to be reflected or reserved against in accordance with GAAP; and (iv) be prepared in hardcopy and electronic formats.  Borrower agrees that all Required Financial Items required to be delivered pursuant to Section 4.12(a) shall not contain any misrepresentation or omission of a material fact.

Section 4.13        Estoppel Certificates.

(a)                After request by Administrative Agent, Borrower, within ten (10) days of such request, shall furnish Administrative Agent (for the benefit of Lenders) or any proposed assignee or any Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, no Event of Default exists, (vii) that this Agreement, the Note, the Security Instrument and the other Loan Documents are valid, legal and binding obligations, subject to creditors rights and general equity principles, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications, (x) whether or not, to the knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xi) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xii) as to any other matters reasonably requested by Administrative Agent and reasonably related to the Leases, the obligations created and evidenced hereby and by the Security Instrument or the Property.  Absent an Event of Default, Borrower shall not be required to provide the estoppel statement required by this Section 4.13(a) more often than twice in any calendar year.

(b)               Borrower shall use its commercially reasonable efforts to deliver to Administrative Agent for the benefit of Lenders, as soon as commercially reasonable, upon request, duly executed estoppel certificates from any one or more Tenants as required by Administrative Agent attesting to such facts regarding the Lease as Administrative Agent may reasonably require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.  Except during the continuance of an Event of Default, Borrower shall not be required to request tenant estoppel statements more often twice in any 12-month period.

(c)                Borrower shall use reasonable efforts to deliver to Administrative Agent for the benefit of Lenders, upon request, but provided that if there has not been any Event of Default not more than two (2) times per year, estoppel certificates from each party under the Property Documents in form and substance reasonably acceptable to Administrative Agent.

Section 4.14        Leases and Rents.

(a)                All Leases and all renewals of Leases and all modifications of Leases executed after the date hereof shall (i) provide for terms and rental rates comparable to then-prevailing market rates for similar properties, (ii) provide that such Lease is subordinate to the Security Instrument and that the lessee will attorn to Lender and any purchaser at a foreclosure sale, (iii) be written substantially in accordance with the standard form of Lease which shall have been approved by Lender (subject to any commercially-reasonable changes made in the course of negotiations with the applicable Tenant), or conform to the form of national lease used by such Tenant, (iv) not be to an Affiliate of Borrower, and (v) not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property). Any Lease that does not conform to the standards set forth in this Section 4.14(a) shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld.  Notwithstanding anything to the contrary contained herein, all Major Leases and all renewals, amendments, modifications and terminations thereof (including, without limitation, any subletting or assignment thereunder not contemplated by the express terms of such Major Lease) shall be, subject to clause (f) below, subject to Administrative Agent’s prior approval, which approval shall not be unreasonably withheld or delayed.  Administrative Agent, on behalf of Lenders, shall execute and deliver a Subordination Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit I  to Tenants under future Major Leases approved (or deemed approved) by Administrative Agent (as set forth above) promptly upon request with such commercially reasonable changes as may be requested by Tenants, from time to time, as are reasonably acceptable to Administrative Agent.

(b)               Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in all material respects in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of a Major Lease without Administrative Agent’s prior approval; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not, without Administrative Agent’s consent alter, modify or change any Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the lessee or increase the obligations of lessor; and (vi) shall hold all security deposits under all Leases in accordance with Applicable Law.  Upon request, Borrower shall furnish Administrative Agent with executed copies of all Leases not previously provided.

(c)                Notwithstanding anything contained herein to the contrary, Borrower shall have the right to terminate any Lease and no consent of Administrative Agent shall be required in respect of such termination, provided that (i) Borrower is simultaneously replacing such terminated Lease with one or more Leases (for not less than all or substantially all of the space which was covered by the Lease being terminated) that either (x) has been approved or deemed approved by Administrative Agent if required in accordance with this Section 4.14 or (y) otherwise meets the requirements of this Section 4.14, or (ii) the applicable Tenant is in default thereunder beyond any applicable notice and grace periods.

(d)               Borrower agrees to provide Administrative Agent with written notice of a Tenant “going dark” under such Tenant’s Lease within five (5) Business Days after Borrower becomes aware that such Tenant has ceased operating and does not intend to resume operations.

(e)                Borrower shall notify Administrative Agent in writing, within five (5) Business Days following receipt thereof, of Borrower’s receipt of any termination fee or payment (“Lease Event Payment”) paid by any Tenant under any Lease in consideration of any termination, modification or amendment or settlement of any Lease or any release or discharge of any Tenant under any Lease from any obligation thereunder (a “Lease Event”).  Borrower further covenants and agrees that (i) Borrower shall hold any such Lease Event Payment in trust for the benefit of Administrative Agent, for the benefit of Lenders, and (ii) (A) in the event such Lease Event Payment is less than $200,000, such Lease Event Payment shall be payable to Borrower or (B) in the event such Lease Event Payment equals or exceeds $200,000, such Lease Event Payment shall be placed by Borrower in reserve with Administrative Agent, for the benefit of Lenders, to be disbursed by Administrative Agent for tenant improvement and leasing commission costs with respect to the Property unless an Event of Default is continuing in which event it may be applied by Administrative Agent for payment of the Debt or otherwise in connection with the Loan and/or the Property, as so determined by Administrative Agent, in its sole discretion.

(f)                Notwithstanding anything to the contrary contained herein, to the extent Administrative Agent’s prior approval is required for any leasing matters set forth in this Section 4.14, Administrative Agent shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Administrative Agent is marked at the top in bold lettering with the following language: “ADMINISTRATIVE AGENT’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER AND FAILURE OF ADMINISTRATIVE AGENT TO RESPOND  SHALL RESULT IN ADMINISTRATIVE AGENT’S CONSENT BEING DEEMED TO HAVE BEEN GRANTED” and the envelope containing the request must be marked “PRIORITY”.  Borrower shall provide Administrative Agent with such information and documentation as may be reasonably required by Administrative Agent, including, without limitation, lease comparables and other market information as reasonably required by Administrative Agent.  In the event that Administrative Agent fails to grant or withhold its approval and consent to such Major Lease action within such ten (10) Business Day period (and, in the case of a withholding of consent, stating the grounds therefor in reasonable detail), then Administrative Agent’s approval and consent shall be deemed to have been granted.  In addition, Borrower may, at Borrower’s option, prior to delivering to Administrative Agent a draft of any such new Lease or Lease modification for Administrative Agent’s approval, first deliver to Administrative Agent for Administrative Agent’s approval a term sheet setting forth the major economic and other business terms (the “Material Business Terms”) of such proposed Lease or Lease modification, together with all other materials reasonably requested by Administrative Agent in order to evaluate such Material Business Terms.  Each such request for approval and consent shall contain a legend in capitalized bold letters on the top of the cover page stating: “THIS IS A REQUEST FOR CONSENT TO THE MATERIAL BUSINESS TERMS FOR A [NEW LEASE] [LEASE MODIFICATION].  ADMINISTRATIVE AGENT’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS.  ADMINISTRATIVE AGENT’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN ADMINISTRATIVE AGENT’S CONSENT BEING DEEMED TO HAVE BEEN GRANTED.” In the event that Administrative Agent fails to grant or withhold its approval and consent to such Material Business Terms within such ten (10) Business Day period (which ten (10) Business Day period shall run from the date upon which Administrative Agent receives all other materials reasonably requested by Administrative Agent in order to evaluate such Material Business Terms); and, in the case of a withholding of consent, stating the grounds therefor in reasonable detail, then Administrative Agent’s approval and consent shall be deemed to have been granted.  Subject to the approval time periods set forth above with respect to Leases and Lease modifications, so long as any Lease or Lease modification submitted to Administrative Agent for approval and consent (a) does not contain Material Business Terms which differ in any material adverse respect from the Material Business Terms approved by Administrative Agent and (b) otherwise does not contain any lease terms which deviate materially from the terms of the standard form of lease (except as stated in the Material Business Terms which have been approved or deemed approved by Administrative Agent), Administrative Agent’s consent to such Lease or Lease modification shall not be required.

Section 4.15        Management Agreement; Parking Management Agreement.

(a)                Borrower shall:  (a) promptly perform and/or observe in all material respects and shall use commercially reasonable efforts to cause Manager to perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Management Agreement and the Parking Management Agreement, and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (b) promptly notify Administrative Agent of any “event of default” under the Management Agreement or Parking Management Agreement of which it is aware; (c) promptly deliver, and shall use commercially reasonable efforts to cause Manager to deliver, to Administrative Agent, if Manager is not an Affiliate of Borrower, a copy of each financial statement, capital expenditures plan, property improvement plan and any other notice, report and estimate received by it under the Management Agreement or Parking Management Agreement (except to the extent the same is substantially equivalent to what Borrower otherwise delivers to Administrative Agent hereunder); and (d) enforce in a commercially reasonable manner the performance and observance of the material covenants and agreements required to be performed and/or observed by the Manager under the Management Agreement and Parking Management Agreement.  Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not terminate, surrender, permit or accept an assignment of, or materially modify, change, supplement, alter or amend the Management Agreement or the Parking Management Agreement or waive or release any of its material rights and remedies under the Management Agreement or Parking Management Agreement.  Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, Borrower shall not replace the Manager with any Person other than a Qualified Manager; provided, however, that Borrower shall have the unilateral right to replace the Manager as Borrower sees fit from time-to-time with an Affiliate of Guarantor or Vornado Realty L.P. provided that the replacement management agreement satisfies the requirements of clause (b) below.

(b)               Without limitation of the foregoing, if the Management Agreement is terminated pursuant to the Assignment of Management Agreement or for any other reason, then provided no Event of Default exists, Borrower shall appoint a new manager (the “New Manager”) to manage the Property, which such New Manager shall be a Qualified Manager.  New Manager shall be engaged by Borrower pursuant to a written management agreement that is (i) substantially the same (with economics no less favorable to the Borrower) as the existing

Management Agreement or (ii) is otherwise satisfactory to Administrative Agent in all respects.  New Manager and Borrower shall execute an Assignment of Management Agreement in a form substantially the same as that executed at Closing.

(c)                Without limitation of the foregoing, if the Parking Management Agreement is terminated, Borrower shall appoint a new manager (the “New Parking Operator”) to manage the parking at the Property, which such New Parking Operator shall be a Qualified Parking Operator.  New Parking Operator shall be engaged by Borrower pursuant to a written parking management agreement that is on then current market terms.

Section 4.16        Payment for Labor and Materials.  Subject to Borrower’s contest rights under Section 4.2(c), Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (any such bills and costs, a “Work Charge”) and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Security Instrument, except for the Permitted Encumbrances.

Section 4.17        Performance of Other Agreements; Environmental Reporting Covenant.  Borrower shall observe and perform any material term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property (except to the extent waived by the counterparty thereto, provided, that, such action or failure to act by Borrower does not otherwise require Administrative Agent’s or Requisite Lenders’ consent under the Loan Documents).  Borrower shall, promptly upon receipt, deliver to Administrative Agent the executed final deed notice and any associated filings for the environmental concern at the Property referred to as "OU-2" as the same is more particularly described in the Environmental Reports (as defined in the Environmental Indemnity Agreement).

Section 4.18        Debt Cancellation.  Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

Section 4.19        ERISA.

(a)                Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent or any Lender of any of their rights hereunder or under the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b)               Borrower further covenants and agrees to deliver to Administrative Agent such certifications or other evidence from time to time, but not more than once per year, throughout the term of the Security Instrument, as reasonably requested by Administrative Agent, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the IRS Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; and (ii) one or more of the following circumstances is true:  (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3 101(b)(2); (b) Less than 25 percent of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R.§ 2510.3 101(f)(2), as modified by § 3(42) of ERISA, disregarding the value of any equity interests in Borrower held by (I) a Person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of Borrower, (II) any Person who provides investment advice for a fee (direct or indirect) with respect to the assets of Borrower, or (III) any affiliate of a Person described in the immediately preceding clause (I) or (II);

(A)             Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R § 2510.3 101(c) or (e) or an investment company registered under The Investment Company Act of 1940; or
(B)              The assets of Borrower are not otherwise “plan assets” of one or more “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, within the meaning of 29 C.F.R. § 2510.3-101.

Section 4.20        No Joint Assessment.  Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

Section 4.21        Alterations.   Administrative Agent’s prior approval shall be required in connection with any alterations to any Improvements (a) that may have a Material Adverse Effect or (b) the cost of which (including any related alteration, improvement or replacement but excluding any alteration, improvement or replacement pursuant to any Lease existing as of the date hereof or entered into in accordance with the terms of this Agreement and approved by Administrative Agent to the extent required herein) is reasonably anticipated to exceed the Alteration Threshold, which approval shall not be unreasonably withheld, delayed or conditioned.  All alterations to any Improvements shall be made lien-free and in a good and workmanlike manner in accordance with all Applicable Laws. If the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements (excluding any alterations for which Borrower is being reimbursed by Tenants pursuant to their respective Leases) shall at any time exceed the Alteration Threshold (and, for all purposes of this Section 4.21, such excess, if any, shall be determined after taking into account amounts on deposit in the Replacement Reserve Account to the extent the Alterations constitute Replacements), Borrower shall prior to commencement of the related work deliver to Administrative Agent as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) Letter of Credit, or (iii) a guaranty from Guarantor or such other guarantor reasonably acceptable to Administrative Agent (the “Alterations Collateral”).  Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (excluding any alterations for which Borrower is being reimbursed by Tenants pursuant to their respective Leases) over the Alteration Threshold.  Borrower shall be entitled to a reduction or release, as the case may be, of the Alterations Collateral from time to time (but not more than once per calendar quarter) as the unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements is reduced due to partial completion.  Each request for approval of alterations to any Improvements shall contain a legend in capitalized bold letters on the top of the cover page stating: “THIS IS A REQUEST FOR CONSENT TO ALTERATIONS TO IMPROVEMENTS.  ADMINISTRATIVE AGENT’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS.  ADMINISTRATIVE AGENT’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN ADMINISTRATIVE AGENT’S CONSENT BEING DEEMED TO HAVE BEEN GRANTED” and Borrower shall include the following documentation with such request: (a) a detailed description of the alterations to be performed to the Improvements, and (b) all other materials reasonably determined by Borrower and Administrative Agent to be necessary in order for Administrative Agent to evaluate such proposed alterations.  Within three (3) Business Days of Administrative Agent’s receipt of Borrower’s written request, Administrative Agent shall notify Borrower of any additional information or materials necessary for Administrative Agent’s evaluation of such request.  If Administrative Agent fails to so notify Borrower that it requires additional information, the materials provided by Borrower with the initial request for consent shall be deemed to be sufficient to permit Administrative Agent to evaluate such request.  In the event that Administrative Agent fails to grant or withhold its approval and consent to such alterations within ten (10) Business Days from the date that Administrative Agent shall have received all additional information or materials requested hereunder (and, in the case of a withholding of consent, stating the grounds therefor in reasonable detail), or, if no additional materials were so requested, then within ten (10) Business Days from the date of Borrower’s request for consent, then Administrative Agent’s approval and consent shall be deemed to have been granted.

Section 4.22        Property Document Covenants.  Borrower agrees that without the Administrative Agent’s prior written consent, Borrower will not enter into any new Property Document or execute modifications to any existing Property Document if such new Property Document or such modifications will have a Material Adverse Effect.  Borrower shall enforce, shall comply with, and shall use commercially reasonable efforts to cause each of the parties to each Property Document to materially comply with all of the terms and conditions contained in such Property Document.

Section 4.23        Ground Lease.

(a)                Borrower shall (i) pay all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of the Ground Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed and observed, and (iii) promptly notify Administrative Agent of the giving of any written notice by the landlord under the Ground Lease to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed, and deliver to Administrative Agent a true copy of each such notice within three (3) Business Days of receipt and (iv) promptly notify Administrative

Agent of any bankruptcy, reorganization or insolvency of the landlord under the Ground Lease or of any notice thereof, and deliver to Administrative Agent a true copy of such notice within three (3) Business Days of Borrower’s receipt.  Borrower shall not, without the prior consent of the Requisite Lenders, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, either orally or in writing.  Borrower hereby assigns to Administrative Agent for the ratable benefit of the Lenders, as further security for the payment and performance of the obligations and for the performance and observance of the terms, covenants and conditions of the Security Instrument, this Agreement and the other Loan Documents, all of the rights, privileges and prerogatives of Borrower, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease in any material respect, and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease in any material respect without the prior consent of Lenders shall be void and of no force and effect.  If Borrower shall default in the performance or observance of any term, covenant or condition of the Ground Lease on the part of Borrower, as tenant thereunder, and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, then, without limiting the generality of the other provisions of the Security Instrument, this Agreement and the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder, Administrative Agent or Lenders shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Ground Lease on the part of Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Ground Lease shall be kept unimpaired and free from default.  If the landlord under the Ground Lease shall deliver to Administrative Agent a copy of any notice of default under the Ground Lease, such notice shall constitute full protection to Administrative Agent for any action taken or omitted to be taken by Administrative Agent, in good faith, in reliance thereon.  Borrower shall exercise each individual option, if any, to extend or renew the term of the Ground Lease upon demand by Administrative Agent made at any time within one (1) year prior to the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Administrative Agent its attorney in fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.  Borrower will not subordinate or consent to the subordination of the Ground Lease to any mortgage, security deed, lease or other interest on or in the landlord’s interest in all or any part of the Property, unless, in each such case, the written consent of Requisite Lenders shall have been first had and obtained.

(b)               Notwithstanding anything contained in the Ground Lease to the contrary, Borrower shall not further sublet any portion of the Property (other than as permitted pursuant to Section 4.14 hereof as a Lease) without prior written consent of Administrative Agent.  Each such sublease hereafter made shall provide that (i) in the event of the termination of the Ground Lease, the sublease shall not terminate or be terminable by the lessee thereunder; (ii) in the event of any action for the foreclosure of the Security Instrument, the sublease shall not terminate or be terminable by the lessee thereunder by reason of the termination of the Ground Lease unless such lessee is specifically named and joined in any such action and unless a judgment is obtained therein against such lessee; and (iii) in the event that the Ground Lease is terminated as aforesaid, the lessee under the sublease shall attorn to the lessor under the Ground Lease or to the purchaser at the sale of the Property on such foreclosure, as the case may be.  In the event that any portion of the Property shall be sublet pursuant to the terms of this subsection, such sublease shall be deemed to be included in the Property.

(c)                So long as any portion of the Debt shall remain unpaid, unless Administrative Agent shall otherwise consent, the fee title to the Property and the leasehold estate therein created pursuant to the provisions of the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Borrower, Administrative Agent, or in any other person by purchase, operation of law or otherwise.  Administrative Agent reserves the right, at any time, to release from the lien of the Mortgage portions of the Property, including, but not limited to, the leasehold estate created by the Ground Lease, with or without consideration, at Administrative Agent’s election, without waiving or affecting any of its rights under this Agreement or the other Loan Documents and any such release shall not affect Administrative Agent’s rights in connection with the portion of the Property not so released.

(d)               If the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code, or any other law affecting creditor’s rights, (i) the Borrower, promptly after obtaining notice thereof, shall give notice thereto to Administrative Agent, (ii) Borrower, without the prior written consent of Requisite Lenders, shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Borrower made without such consent shall be void and (iii) this Agreement, the Note, the Security Instrument and the other Loan Documents and all the liens, terms, covenants and conditions of this Agreement, the Note, the Security Instrument and the other Loan Documents hereby extends to and covers Borrower’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the Ground Lease or other termination of the Ground Lease.  In addition, Borrower hereby assigns irrevocably to Administrative Agent Borrower’s rights to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under such Ground Lease in the event any case, proceeding or other action is commenced by or against the ground lessor under the Bankruptcy Code or any comparable federal or state statute or law.

(e)                Borrower hereby assigns to Administrative Agent (i) Borrower’s right to reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law and (ii) Borrower’s right to seek an extension of the sixty (60) day period within which Borrower must accept or reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law.  Further, if the foregoing assignment is not effective under applicable law and Borrower shall desire to so reject the Ground Lease, at Administrative Agent’s request, Borrower shall assign its interest in the Ground Lease to Administrative Agent in lieu of rejecting the Ground Lease, upon receipt by Borrower of notice from Administrative Agent of such request together with Administrative Agent’s agreement to cure any existing defaults of Borrower under the Ground Lease.

(f)                Borrower hereby agrees that if the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, any property not removed by the Borrower as permitted or required by the Ground Lease, shall at the option of Administrative Agent be deemed abandoned by Borrower, provided that Administrative Agent may remove any such property required to be removed by Borrower pursuant to the Ground Lease and all out-of-pocket costs and expenses associated with such removal shall be paid by Borrower within five (5) days of receipt by Borrower of an invoice for such removal costs and expenses.

(g)               Borrower hereby agrees that if the Ground Lease is for any reason whatsoever terminated prior to the natural expiration of its term, and if, pursuant to any provisions of the Ground Lease or otherwise, Administrative Agent or its designee shall acquire from the ground lessor thereunder another lease of the Property, Borrower shall have no right, title or interest in or to such other lease or the leasehold estate created thereby.

Section 4.24        Administrative Agent Fee.  Borrower shall pay the Administrative Agent Fee as and when due.

Energy.  Borrower shall cause electrical energy and thermal energy to be provided to the Property at all times pursuant to the Energy Services Agreement or by a public utility by connecting the Property to the power grid, subject to involuntary interruptions caused by mechanical failure, force majeure or other emergency situations and which Borrower or the provider under the Energy Services Agreement is using diligent and commercially reasonable efforts to correct.

ARTICLE V - ENTITY COVENANTS

Section 5.1            Single Purpose Entity/Separateness.

(a)                Each individual Borrower hereby represents and warrants to, and covenants with, Administrative Agent and Lenders that at all times until such time as the Obligations shall be paid and performed in full, it shall not:

                                                  (i)                engage in any business or activity other than the ownership, operation, maintenance, leasing, financing and management of its respective portion of the Property, and activities incidental thereto;

                                                (ii)                acquire or own any assets other than (A) its respective Property, and (B) such incidental Personal Property as may be necessary for the ownership, leasing, maintenance and operation of its respective portion of the Property;

                                              (iii)                merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

                                              (iv)                fail to observe all organizational formalities necessary to maintain its separate existence, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Applicable Law of the jurisdiction of its organization or formation, or amend, modify or terminate or fail to comply with the Special Purpose Provisions (as defined in its organizational documents) of its organizational documents without the prior written consent of Lender;

                                                (v)                own any subsidiary, or make any investment in, or own any equity in, any Person;

                                              (vi)                except as contemplated by the Loan Documents with respect to its co‑borrowers, commingle its assets with the assets of any other Person except that all amounts paid to Borrower (including, without limitation, all amounts transferred from the Restricted Account) may be deposited into a centralized cash management account, including, without limitation, the Borrower’s account (controlled by an Affiliate of Borrower in accordance with the Cash Management Agency Agreement) on behalf of Borrower and various other entities that are Affiliates of Borrower, as and when received, provided that all amounts deposited into such centralized account for the benefit of Borrower are clearly segregated, for accounting purposes, from the revenues and expenses of all other Persons, provided, further, that if the Cash Management Agency Agreement of even date herewith between Borrower and Guarantor terminates for any reason, the Borrower will establish their own separate account and will not commingle its assets with the assets of any other Person;

                                            (vii)                incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) Permitted Equipment Leases and/or (D) tenant allowances, leasing commissions and other amounts for which Borrower is obligated pursuant to Leases; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Debt.  No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property;

                                          (viii)                fail to maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party except that each individual Borrower may maintain its financial books and records with its co-borrowers.  Each individual Borrower’s assets will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person and (ii) such assets shall be listed on Borrower’s own separate balance sheet.  Each individual Borrower has maintained and will maintain its books, records, resolutions and agreements as records of Borrower and not as records of any other Person except that each individual Borrower may maintain its financial books and records with its co-borrowers;

                                              (ix)                except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on its books and records and, except for the assumption of certain obligations of Borrower for deferred property management fees by Guarantor pursuant to that certain sub-management agreement entered into between Guarantor, in its capacity as Manager, and  Vornado Management Corp., as sub-manager, and except for that certain SMB Administration Contract dated November 1, 2004, by and between Alexander's Kings Plaza, LLC and SMB Administration LLC and a related license granted to SMB Administration LLC by Alexander's King Plaza, LLC pursuant to a letter dated January 1, 2009, enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate, except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

                                                (x)                maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                                              (xi)                except as contemplated by the Loan Documents with respect to its co‑borrowers, assume or guaranty or become obligated for the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its assets or credit as being available to satisfy the obligations of any other Person;

                                            (xii)                make any loans or advances to, or own or acquire any stock or securities of, any Person;

                                          (xiii)                fail to file its own tax returns separate from those of any other Person, except to the extent that the Company is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law and pay any taxes required to be paid under applicable law;

                                          (xiv)                fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity (except with respect to actions taken by agents, including Manager, on behalf of Borrower pursuant to agreements that are on commercially reasonable terms comparable to those of an arm’s‑length transaction with an unrelated third party and so long as the agents under such agreements hold themselves out as an agent of Borrower);

                                            (xv)                fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, (provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to any Borrower);

                                          (xvi)                without the unanimous written consent of all of its partners or members, as applicable, and the consent of both Independent Directors (regardless of whether such Independent Director is engaged at Borrower or SPE Component Entity level), (a) file any insolvency, or reorganization case or proceeding, (b) institute proceedings to have Borrower be adjudicated bankrupt or insolvent, (c) institute proceedings under any applicable insolvency law, (d) seek any relief under any law relating to relief from debts or the protection of debtors, (e) consent to the filing or institution of bankruptcy or insolvency proceedings against Borrower, (f) file a petition seeking, or consent to, reorganization or relief with respect to Borrower under any applicable federal or state law relating to bankruptcy or insolvency, (e) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for Borrower or a substantial part of its property, (f) make any assignment for the benefit of creditors of Borrower, (g) admit in writing Borrower’s inability to pay its debts generally as they become due or (h) take action in furtherance of any of the foregoing;

                                        (xvii)                fail to allocate fairly and reasonably any shared expenses (including, without limitation, shared office space and for services performed by an employee of an Affiliate) or fail to use separate stationery, invoices and checks bearing its own name;

                                      (xviii)                except for the assumption of certain obligations of Borrower for deferred property management fees by Guarantor pursuant to that certain sub-management agreement entered into between Guarantor, in its capacity as Manager, and  Vornado Management Corp., as sub-manager, and except for the pledge by Guarantor pursuant to the Pledge Agreement, fail to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations;

                                          (xix)                acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable; or

                                            (xx)                identify itself as a department or division of any other Person; or

                                          (xxi)                buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

(b)               If Borrower is a limited partnership or a limited liability company (other than an Acceptable Delaware LLC), each general partner or managing member (each, an “SPE Component Entity”) shall be a corporation or an Acceptable Delaware LLC (I) whose sole asset is its interest in Borrower, (II) which has not been and shall not be permitted to engage in any business or activity other than owning an interest in Borrower; (III) which has not been and shall not be permitted to incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (IV) which has and will at all times own at least a 0.5% direct equity ownership interest in Borrower.  Each such SPE Component Entity will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 5.1  (to the extent applicable) as if such representation, warranty or covenant was made directly by such SPE Component Entity.  Upon the withdrawal or the disassociation of an SPE Component Entity from Borrower, Borrower shall immediately appoint a new SPE Component Entity whose articles of incorporation or organization are substantially similar to those of such SPE Component Entity.

(c)                In the event Borrower or the SPE Component Entity is an Acceptable Delaware LLC, the limited liability company agreement of Borrower or the SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Borrower or the SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower or the SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or the SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or the SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower or the SPE Component Entity (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or the SPE Component Entity (as applicable) automatically be admitted to Borrower or the SPE Component Entity (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue Borrower or the SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from Borrower or the SPE Component Entity (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or the SPE Component Entity (as applicable) as a Special Member in accordance with requirements of Delaware or Maryland law (as applicable) and (B) after giving effect to such resignation or transfer, there remains at least two (2) Independent Directors of the SPE Component Entity or Borrower (as applicable) in accordance with Section 5.2 below.  The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or the SPE Component Entity (as applicable) upon the admission to Borrower or the SPE Component Entity (as applicable) of the first substitute member, (ii) Special Member shall be a member of Borrower or the SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower or the SPE Component Entity (as applicable) and has no right to receive any distributions of the assets of Borrower or the SPE Component Entity (as applicable), (iii) pursuant to the applicable provisions of the limited liability company act of the State of Delaware or Maryland (as applicable, the “Act”), Special Member shall not be required to make any capital contributions to Borrower or the SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower or the SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or the SPE Component Entity (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or the SPE Component Entity (as applicable) including, without limitation, the merger, consolidation or conversion of Borrower or the SPE Component Entity (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement.  In order to implement the admission to Borrower or the SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement.  Prior to its admission to Borrower or the SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower or the SPE Component Entity (as applicable), but

Special Member may serve as an Independent Director of Borrower or the SPE Component Entity (as applicable).

(d)               The LLC Agreement shall further provide that, (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower or the SPE Component Entity (as applicable) to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or the SPE Component Entity (as applicable) agree in writing (A) to continue Borrower or the SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or the SPE Component Entity (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in Borrower or the SPE Component Entity (as applicable), (ii) any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower or the SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or the SPE Component Entity (as applicable) shall continue without dissolution, and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or the SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or the SPE Component Entity (as applicable).

                                                  (i)                Each individual Borrower hereby represents from the date of its respective formation and at all times on or after the date thereof to the date of this Agreement that it has complied in all material respects with the special purpose entity provisions contained in its organizational documents as in effect from time to time.  King Parking, LLC hereby represents that King Plaza Corp. from the date of its formation and at all times on or after the date thereof to the date of its merger with King Parking, LLC complied in all material respects with the special purpose entity provisions contained in its organizational documents as in effect from time to time.

(e)                Each individual Borrower hereby represents that it:

                                                  (i)                is and always has been duly formed, validly existing, and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business;

                                                (ii)                has no judgments or liens of any nature against it except for tax liens not yet due;

                                              (iii)                is in compliance with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Agreement, has received all permits necessary for it to operate;

                                              (iv)                is not involved in any dispute with any taxing authority;

                                                (v)                has paid all taxes which it owes;

                                              (vi)                has never owned any real property other than its respective Property and personal property necessary or incidental to its ownership or operation of its respective Property and has never engaged in any business other than the ownership and operation of its respective Property;

                                            (vii)                is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;

                                          (viii)                has provided Lender with complete financial statements that reflect a fair and accurate view of the entity's financial condition; and

                                              (ix)                has no material contingent or actual obligations not related to the Property.

(f)                Each amendment and restatement of each individual Borrower’s organizational documents has been accomplished in accordance with, and was permitted by, the relevant provisions of said documents prior to its amendment or restatement from time to time.

Section 5.2            Independent Director.

(a)                The organizational documents of Borrower (to the extent Borrower is a corporation or an Acceptable Delaware LLC) or the SPE Component Entity, as applicable, shall provide that at all times there shall be at least two duly appointed members of its board of directors or managers, as applicable (each, an “Independent Director”) reasonably satisfactory to Administrative Agent who each shall (I) not have been at the time of each such individual’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, either (i) a shareholder (or other equity owner) of, or an officer, manager (other than a nationally‑recognized company that routinely provides professional Independent Directors and other corporate services to the Company or any of its Affiliates in the ordinary course of its business) director (other than in its capacity as Independent Director), partner, member or employee of, Borrower or any of its respective shareholders, partners, members, subsidiaries or Affiliates (other than as Independent Director of Borrower or an Affiliate of Borrower that is not in the direct chain of ownership of Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business), (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, Borrower or any of its respective shareholders, partners, members, subsidiaries or Affiliates, (iii) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person, or (iv) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, and (II) be employed by, in good standing with and engaged by Borrower in connection with, in each case, an Approved ID Provider.  Each Independent Director at the time of their initial engagement shall have had at least three (3) years prior experience as an independent director to a company or a corporation in the business of owning and operating commercial properties similar in type and quality to the Property.  A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director of a “special purpose entity” affiliated with the Borrower shall be qualified to serve as an Independent Director of the Borrower, provided that the fees that such individual earns from serving as an Independent Director of Affiliates of the Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.  For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the Special Purpose Provisions in the Borrower’s LLC Agreement.

(b)               The organizational documents of Borrower or the SPE Component Entity as applicable shall further provide that (I) the board of directors or managers of Borrower or the SPE Component Entity, as applicable, and the constituent members of such entities (the “Constituent Members”) shall not take any action set forth in Section 5.1(a)(xvi), unless at the time of such action there shall be at least two Independent Directors engaged as provided by the terms hereof; (II) any resignation, removal or replacement of any Independent Director shall not be effective without five (5) Business Days prior written notice to Administrative Agent accompanied by evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents; (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of the Constituent Members and Borrower and any SPE Component Entity (including Borrower’s and any SPE Component Entity’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Borrower’s and SPE Component Entity’s organizational documents (which such fiduciary duties to the Constituent Members and Borrower and any SPE Component Entity (including Borrower’s and any SPE Component Entity’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower or SPE Component Entity (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other affiliates of the Constituent Members, Borrower and SPE Component Entity and (z) the interests of any group of affiliates of which the Constituent Members, Borrower or SPE Component Entity is a part)); (IV) other than as provided in subsection (III) above, the Independent Directors shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or SPE Component Entity or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, SPE Component Entity, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.

Section 5.3            Compliance Certificate.  Upon the reasonable request from Administrative Agent but not more than two (2) times per year in the absence of an Event of Default, Borrower shall provide an Officer’s Certificate certifying as to Borrower’s continued compliance with the terms of this Article 5  and the terms concerning Cash Management as set forth in Article 9  hereof.  Additionally, Borrower shall provide Administrative Agent with such other evidence of Borrower’s compliance with this Article 5  and Article 9  hereof, as Administrative Agent may reasonably request from time to time.

Section 5.4            Change of Name, Identity or Structure.  Borrower shall not make any material change to (or permit to be materially changed) Borrower’s or any SPE Component Entity’s (a) name, (b) identity (including its trade name or names), (c) principal place of business set forth on the first page of this Agreement or, (d) if not an individual, Borrower’s or the SPE Component Entity’s corporate, partnership or other structure, without notifying Administrative Agent of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or the SPE Component Entity’s structure, without first obtaining the prior written consent of Administrative Agent.  Borrower shall execute and deliver to Administrative Agent, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change reasonably required by Administrative Agent to establish or maintain the validity, perfection and priority of the security interest granted herein.  At the request of Administrative Agent, Borrower shall execute a certificate in form reasonably satisfactory to Administrative Agent listing the trade names under which Borrower or the SPE Component Entity intends to operate the Property, and representing and warranting that Borrower or the SPE Component Entity does business under no other trade names with respect to the Property.

Section 5.5            Business and Operations.  Borrower will continue to engage in the businesses now conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property.  Borrower will qualify to do business and will remain in good standing under the laws of the jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

ARTICLE VI - NO SALE OR ENCUMBRANCE

Section 6.1            Transfer Definitions.  For purposes of this Article 6, “Restricted Party” shall mean Borrower, Guarantor, any SPE Component Entity, any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor, any SPE Component Entity, any Affiliated Manager or any non-member manager; and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

Section 6.2            No Sale/Encumbrance.

(a)                Without the prior written consent of each Lender, Borrower shall not cause or permit (i) a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein, (ii) a Sale or Pledge of an interest in any Restricted Party or (iii) any change in Control of Borrower, Guarantor, any Affiliated Manager, or any change in control of the day-to-day operations of the Property (collectively, a “Prohibited Transfer”), other than pursuant to (x) Leases of space in the Improvements to Tenants in accordance with the provisions of Section 4.14 and (y) Sections 6.3 and 6.5 below.  Nothing contained herein shall be deemed to restrict Guarantor or any Multi-Asset Person from incurring Indebtedness provided that such Indebtedness (or the enforcement of remedies with respect thereto) will not cause a violation of the provisions of this Article 6.

(b)               A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to (A) any Leases or any Rents or (B) the Property Documents; (iii) any action instituted by (or at the behest of) Borrower or its affiliates or consented to or acquiesced in by Borrower or its affiliates which results in a Property Document Event; (iv) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (v) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (vi) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; or (vii) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

Section 6.3            Permitted Equity Transfers.

(a)                Transfers of (but not a mortgage, pledge, hypothecation, encumbrance or grant of a security interest in) up to forty nine and nine-tenths percent (49.9%) of direct or indirect beneficial interests in Borrower shall be permitted without Requisite Lenders’ or Administrative Agent’s consent provided (a) Administrative Agent receives thirty (30) days prior written notice thereof, (b) immediately prior to such Transfer or as a result of such Transfer, no Event of Default shall have occurred and be continuing or shall occur, (c) subsequent to such Transfer, Borrower will continue to be a Single Purpose Entity, (d) subsequent to such Transfer, Guarantor shall directly or indirectly own a minimum of twenty-five percent (25%) of the direct or indirect equity interests in Borrower and Control Borrower, and (e) such Transfer shall not result in a violation of any Applicable Law, including, without limitation, ERISA, and such Transfer does not result in a violation of Sections 3.28 or 3.29 of this Agreement.

(b)               Borrower shall obtain Requisite Lenders’ prior written consent to a Transfer of (but not a mortgage, pledge, hypothecation, encumbrance or grant of a security interest in) more than forty nine and nine-tenths percent (49.9%) and up to seventy-five percent (75%) of direct or indirect beneficial interests in Borrower, such consent of Requisite Lenders not to be unreasonably withheld, conditioned or delayed, provided (a) Administrative Agent receives thirty (30) days prior written request for consent to such Transfer, (b) immediately prior to such Transfer or as a result of such Transfer, no Event of Default shall have occurred and be continuing or shall occur, (c) subsequent to such Transfer, Borrower will continue to be a Single Purpose Entity, (d) subsequent to such Transfer, Guarantor shall directly or indirectly own a minimum of twenty-five percent (25%) of the direct or indirect equity interests in Borrower and Control Borrower, and (e) such Transfer shall not result in a violation of any Applicable Law, including, without limitation, ERISA, and such Transfer does not result in a violation of Sections 3.28 or 3.29 of this Agreement.

(c)                Notwithstanding anything contained herein to the contrary, no notice to, or consent of, Requisite Lenders or Administrative Agent shall be required in connection with any of the following, provided the same shall not result in a violation of Applicable Law, including without limitation, ERISA or a violation of Sections 3.28 or 3.29 of this Agreement:

                                                  (i)                Any pledge of direct or indirect equity interests in and/or right to distributions by Guarantor or any Multi-Asset Person to secure a loan to any such Person that is secured by all or a substantial portion of any of such Person’s assets;

                                                (ii)                the Sale or Pledge or issuance of any securities or any direct or indirect interests in (A) Guarantor or any indirect owner of Borrower, in either case, whose securities are publicly traded on a national exchange (including Guarantor) (regardless of whether such Sale or Pledge or issuance is of publicly traded securities or interests), (B) any Person who directly or indirectly holds such securities or interests or (C) any Multi-Asset Person; provided, that after such Sale or Pledge, Guarantor (or its successor pursuant to clause (iii) below) shall continue to Control Borrower; or

                                              (iii)                the merger or consolidation of Guarantor or any other Multi-Asset Person with or into any other Person or sale of all or substantially all of the assets of Guarantor or any other such other Multi-Asset Person (each, a “Guarantor Sale or Pledge” and, collectively, “Guarantor Sales or Pledges”); provided, however, that if any Guarantor Sale or Pledge or series of Guarantor Sales or Pledges (other than the sale of publicly traded securities in Guarantor) shall result in a change in Control of Guarantor, then Administrative Agent’s and Lender’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) shall be required in connection with such Guarantor Sale or Pledge unless after giving effect to such Guarantor Sale or Pledge, Guarantor (or the successor entity thereto) shall be a Person that has and provides substantially the same or better experience and expertise as Guarantor prior to such Sale or Pledge, merger or consolidation in conducting business of the nature currently conducted by Guarantor in respect of the Property’s type.

Section 6.4            Assignment by Borrower. Without the prior written consent of Lenders, Borrower shall not assign Borrower’s interest in the Property or under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.  Borrower acknowledges and agrees that the Loan may not be assumed by any Person.  In this regard, Borrower acknowledges that Lenders would not make the Loan except in reliance on Borrower’s expertise, reputation, prior experience in the ownership, operation, management, and maintenance of commercial real property and Lenders’ knowledge of Borrower.

Section 6.5            Immaterial Transfers and Easements, Etc.  Borrower may, without the consent of Administrative Agent, (a) make immaterial transfers of portions of the Property to Governmental Authorities for dedication or public use or immaterial portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and (b) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone or other fiber optic or other data transmission lines, electric lines or other utilities or for other similar purposes, provided that no such transfer, conveyance or encumbrance set forth in the foregoing clauses (a) or (b) shall materially impair the utility and operation of the Property or be reasonably expected to have a Material Adverse Effect.  In connection with any Transfer permitted pursuant to this Section 6.5, Administrative Agent shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the transfers referred to in clause (a) above, to release the portion of the Property affected by such Taking or such transfer from the Lien of the Security Instrument or, in the case of clause (b) above, to subordinate the Lien of the Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Administrative Agent of:

(A)             fifteen (15) days’ prior written notice thereof;
(B)              a copy of the instrument or instruments effecting such transfer or other grant;
(C)              a Borrower’s Certificate stating (A) with respect to any transfer, the consideration, if any, being paid for the transfer, and (B) that such transfer does not materially impair the utility and operation of the Property or would reasonably be expected to have or does have a Material Adverse Effect; and
(D)             reimbursement of all of Administrative Agent’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with such transfer or grant.

ARTICLE VII - INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 7.1            Insurance.

(a)                Borrower shall obtain and maintain, or cause to be obtained and maintained, insurance for Borrower and the Property providing at least the following coverages:

                                                  (i)                insurance with respect to the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk”, “Special Cause of Loss” or “Special Perils” (which shall not exclude fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke), in each case (A) in an amount equal to 100% of the “Full Replacement Cost”, which for purposes of this Agreement shall mean actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings (notwithstanding the foregoing or anything to the contrary contained herein, inclusive of loss of rents and/or business interruption insurance required pursuant to Subsection 7.1(a)(iii) herein), with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $100,000, excluding windstorm and earthquake insurance which may have a deductible of five percent (5%) of the “Full Replacement Cost” and flood which may have a deductible of $500,000; (D) at all times insuring against at least those hazards that are commonly insured against under a “special causes of loss” form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” or “Enforcement” endorsement.  The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Administrative Agent by an appraiser or contractor designated and paid by Borrower and approved by Administrative Agent, or by an engineer or appraiser in the regular employ of the insurer.  After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade.  No omission on the part of Administrative Agent to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

                                                (ii)                commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to cover at least the following hazards: (1) premises and operations; and (2) products and completed operations on an “if any” basis; and (C) have no exclusions or limitations for contractual liability covered under an insured contract;

                                              (iii)                loss of rents and/or business interruption insurance (A) with loss payable to Administrative Agent, for the benefit of Lenders; (B) covering all risks required to be covered by the insurance provided for in Subsections 7.1(a)(i), (iv) and (vi) through (viii); (C) in an amount equal to one hundred percent (100%) of the projected gross income from the Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on the greatest of: (x) Borrower’s reasonable estimate of the gross income from the Property and (y) the highest gross income received during the term of the Loan for any full calendar year prior to the date the amount of such insurance is being determined, in each case for the succeeding twenty-four (24) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  All Net Proceeds payable to Administrative Agent pursuant to this Subsection (the “Rent Loss Proceeds”) shall be held by Administrative Agent, for the benefit of Lenders, and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that (I) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the Rent Loss Proceeds and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, Administrative Agent shall hold such Rent Loss Proceeds in a segregated interest-bearing Eligible Account and Administrative Agent shall estimate the number of months required for Borrower to restore the damage caused by the applicable Casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall disburse such monthly installment of Rent Loss Proceeds from such Eligible Account into the Restricted Account each month during the performance of such Restoration/to Borrower after Administrative Agent’s deduction therefrom of the amount of Debt Service and deposits to the Reserve Accounts then due and payable hereunder;

                                              (iv)                at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection 7.1(a)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 7.1(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                                                (v)                worker’s compensation, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

                                              (vi)                boiler and machinery insurance covering all mechanical and electrical equipment in such amounts as shall be reasonably be required by Administrative Agent, and, if pressure vessels and boilers are in operation, amounts of insurance must be on terms consistent with the commercial property insurance policy required under Subsection 7.1(a)(i) above or in such other amount as shall be reasonably required by Administrative Agent;

                                            (vii)                if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance in an amount equal to the principal balance of the Note, or such other amount as Lender may permit in their reasonable discretion; provided, that, the insurance provided pursuant to this clause (vii) shall be on terms consistent with the “All Risk” insurance policy required in Section 7.1(a)(i) above;

                                          (viii)                earthquake, sinkhole and mine subsidence insurance, if required, in amounts equal to one time (1x) the probable maximum loss of the Property in form and substance reasonably satisfactory to Administrative Agent, provided that the insurance pursuant to this Subsection (viii) shall be on terms consistent with the all risk insurance policy required under Section 7.1(a)(i), inclusive of loss of rents and/or business interruption insurance required pursuant to Subsection 7.1(a)(iii) above with a deductible of 5% of the total insured value;

                                              (ix)                umbrella liability insurance in an amount not less than $50,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

                                                (x)                a blanket fidelity bond or crime insurance policy insuring against losses resulting from dishonest or fraudulent acts committed by (A) Borrower’s personnel; (B) any employees of outside firms that provide appraisal, legal, data processing or other services for Borrower or (C) temporary contract employees or student interns;

                                              (xi)                motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of $1,000,000;

                                            (xii)                such insurance as may be required pursuant to the terms of the Property Documents, if any;

                                          (xiii)                an environmental insurance policy in the amount of $10,000,000 per occurrence and in the policy aggregate with a $100,000 deductible and providing pollution legal liability applicable to bodily injury; property damage, including loss of use of damaged property or of property that has not been physically injured or destroyed; cleanup costs; and defense, including costs and expenses incurred in the investigation, defense, or settlement of claims which Policy must (A) have an expiration date no earlier than the Maturity Date and (B) name Administrative Agent as an additional insured by a mortgagee assignment endorsement, if the policy is not renewed after the Maturity Date for a period of at least 40 months, Borrower must purchase extended reporting period prior to the policy expiration date to provide extended reporting for up to 40 months after the Maturity Date; and

                                          (xiv)                such other insurance and in such amounts as Administrative Agent from time to time may reasonably request against such other insurable hazards which at the time is commercially available and are commonly insured against by other similar owners of similar properties to the Property located in or around the region in which the Property is located.

(b)               All insurance provided for in Subsection 7.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be reasonably satisfactory to Administrative Agent, issued by financially sound and responsible insurance companies eligible to do business in the State in which the Property is located.  The insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc., and a claims paying ability/financial strength rating of “A-” or better by S&P, and each such insurer shall be referred to below as a “Qualified Insurer”) or by a syndicate of insurers pursuant to which (A) if more than one (1) but less than five (5) insurance companies issue the policies required hereunder, then at least seventy-five percent (75%) of the applicable insurance coverages represented by the policies required hereunder must be provided by insurance companies having a credit rating of “A-” or better by S&P and the balance of the applicable insurance coverages represented by the policies required hereunder must be provided by insurance companies having a credit rating of “BBB” or better by S&P or (B) if five (5) or more insurance companies issue the policies required hereunder, then at least sixty percent (60%) of the applicable insurance coverages required hereunder must be provided by insurance companies having a credit rating of “A-” or better by S&P and the balance of the applicable insurance coverages required hereunder must be provided by insurance companies having a credit rating of “BBB” or better by S&P.  Notwithstanding the foregoing, Borrower shall be permitted to maintain the Policies required hereunder with insurance companies which do not meet the foregoing requirements (an “Otherwise Rated Insurer”), provided Borrower obtains a “cut-through” endorsement (that is, an endorsement which permits recovery against the provider of such endorsement) in form and substance acceptable to Administrative Agent or a contingent property policy (that is, a credit wrap with respect to an Otherwise Rated Insurer) reasonably acceptable to Lender with respect to any Otherwise Rated Insurer from an insurance company or companies that meet the claims paying ability ratings required above.  Notwithstanding anything to the contrary contained in this Section 7.1 any terrorism insurance required to be maintained by Borrower hereunder may be provided by a captive insurance company provided that such policies issued by the captive insurance company shall be reinsured by an insurance company having a claims paying ability rating of “A” or better with S&P, and all policy forms and endorsement re-insurance agreements between such Captive Insurance Company and all such re-insurance companies providing the referenced re-insurance shall be reasonably acceptable to Agent, and Borrower shall provide copies of same to Administrative Agent and shall cause such re-insurance agreements to provide a cut-through endorsement acceptable to Administrative Agent;

(c)                Not less than three (3) Business Days prior to the expiration dates of the Policies theretofore furnished to Administrative Agent pursuant to Subsection 7.1(a), Borrower shall deliver certificates of insurance which reflect the renewal thereof to be followed by copies of Policies when issued along with reasonably satisfactory evidence that premiums have been paid as due.

(d)               Any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Administrative Agent, (i) must have Administrative Agent’s interest, for the benefit of Lenders, included therein as provided in this Agreement and (ii) be issued by a Qualified Insurer and in the event Borrower obtains (or causes to be obtained) separate insurance or an umbrella or a blanket Policy, Borrower shall notify Administrative Agent of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 7.1(a).

(e)                Any blanket insurance policy shall provide the same protection as would a separate insurance policy insuring only the Property in compliance with the provisions of this Section 7.1.  Agent, in its reasonable discretion, shall determine whether such blanket policies provide sufficient limits of insurance.

(f)                All Policies of insurance provided for or contemplated by Subsection 7.1(a), except for the Policy referenced in Subsection 7.1(a)(v), shall name Administrative Agent, for the benefit of Lenders, and Borrower as an additional insured, as their respective interests may appear, and in the case of property damage, rent loss, business interruption, boiler and machinery, earthquake and flood insurance, shall contain a so-called New York standard noncontributing mortgagee clause (or its equivalent) in favor of Administrative Agent, for the benefit of Lenders, providing that the loss thereunder shall be payable to Administrative Agent for the account of Lenders.

(g)               All property Policies of insurance provided for in Subsection 7.1(a) shall contain clauses or endorsements to the effect that:

                                                  (i)                no (A) act, failure to act, violation of warranties, declarations or conditions, or negligence by Borrower, or anyone acting for Borrower, or by any Tenant under any Lease or other occupant, (B) occupancy or use of the Property for purposes more hazardous than those permitted, (C) exercise by Administrative Agent of any of its rights or remedies hereunder or under any other Loan Document, or (D) failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Administrative Agent and Lenders are concerned.  All Policies shall not be terminated or cancelled without at least thirty (30) days’ (except ten (10) days for non-payment of premium) written notice to Administrative Agent;

                                                (ii)                each Policy shall provide that (A) the issuers thereof shall give written notice to Administrative Agent if the Policy has not been renewed three (3) Business Days prior to its expiration and (B) Administrative Agent is permitted to make payments to effect the continuation of such Policy upon notice of cancellation due to non-payment of Insurance Premiums;

                                              (iii)                Neither Administrative Agent nor any Lender shall be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

                                              (iv)                the Policies shall not exclude coverage for acts of terror or similar acts of terrorism.

(h)               If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Administrative Agent shall have the right, with concurrent notice to Borrower to take such action as Administrative Agent deems necessary to protect the Lenders’ interest in the Property, including, without limitation, the obtaining of such insurance coverage as Administrative Agent in its sole discretion deems appropriate (provided that Administrative Agent agrees to use commercially reasonable efforts to obtain such insurance pursuant to a cancellable policy, the premiums for which will be refundable for the portion of such policy that is terminated), and all out-of-pocket expenses incurred by Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Administrative Agent upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.

(i)                 In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds (except for proceeds from liability and worker’s compensation policies) payable thereunder shall thereupon vest exclusively in Administrative Agent, for the benefit of Lenders, or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

(j)                 As an alternative to the Policies required to be maintained pursuant to the preceding provisions of this Section 7.1, Borrower will not be in default under this Section 7.1 if Borrower maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrower shall have  received Administrative Agent’s prior written consent thereto.

(k)               Borrower hereby represents that, as of the date hereof, none of the insurance policies required in this Section 7.1 which require coverage for terrorism (such insurance policies, the “Applicable Policies”) exclude coverage for Acts of Terrorism (defined below).  Notwithstanding anything to the contrary contained herein, in the event that, after the date hereof, any Applicable Policy excludes coverage for Acts of Terrorism, Borrower shall obtain and maintain (or cause to be obtained and maintained) coverage for such excluded Acts of Terrorism (the “Terrorism Coverage”), which such Terrorism Coverage shall comply with each of the applicable requirements for Policies set forth above (including, without limitation, those relating to deductibles).  Notwithstanding the foregoing, in no event shall Borrower be required to pay annual premiums in excess of the TC Cap (defined below) in order to obtain the Terrorism Coverage (but Borrower shall be obligated to purchase such portion of the Terrorism Coverage as is obtainable by payment of annual premiums equal to the TC Cap).  As used above, “Acts of Terrorism” shall mean acts of terrorism provided, that, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be further modified, amended, or extended, “TRIA”) (i) remains in full force and effect and (ii) continues to cover both foreign and domestic Acts of Terrorism, the provisions of TRIA shall determine what is deemed to be included within this definition of “Acts of Terrorism”.  As used above, “TC Cap” shall mean for each calendar year, an annual Insurance Premium that is equal to $0.125 per $100 of the “total insured value” of the Property (where “total insured value” shall mean the 100% replacement cost of the Improvements and the personal property on the Property and the required business income value).

(l)                 Borrower shall cause Kings Plaza JV, LLC, in its capacity as owner and operator of the power plant located on the roof of the Improvements, to maintain insurance in amounts and coverages equal to or better than the insurance coverage required pursuant to the Energy Services Agreement and such insurance shall name Borrower and Administrative Agent as additional insureds.

Section 7.2            Casualty.   If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Administrative Agent and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Administrative Agent (a “Restoration”) and otherwise in accordance with Section 7.4.  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.  Administrative Agent may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

Section 7.3            Condemnation.   Borrower shall promptly give Administrative Agent notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property (or any portion thereof) of which Borrower has knowledge and shall deliver to Administrative Agent copies of any and all papers served in connection with such proceedings.  During the continuance of an Event of Default or if Administrative Agent reasonably believes such Condemnation is reasonably likely to result, or does result in, a Material Adverse Effect, Administrative Agent may participate in any such proceedings, and Borrower shall from time to time deliver to Administrative Agent all instruments requested by it to permit such participation.  Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Administrative Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Administrative Agent in accordance with the provisions herein, after the deduction of expenses of collection, to the reduction or discharge of the Debt.  Administrative Agent shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.  If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 7.4.  If the Property (or any portion thereof) is sold, through foreclosure or otherwise, prior to the receipt by Administrative Agent, for the benefit of Lenders, of the Award, Administrative Agent shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 7.4            Restoration.   The following provisions shall apply in connection with the Restoration of the Property:

(a)                If the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be disbursed by Administrative Agent to Borrower upon receipt, provided that all of the conditions set forth in Section 7.4(b)(i) are met.

(b)               If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration are equal to or greater than the Restoration Threshold, Administrative Agent shall hold all Net Proceeds and make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 7.4.

                                                  (i)                The Net Proceeds shall be made available for Restoration provided that each of the following conditions are met:

(A)             no Event of Default shall have occurred and be continuing;
(B)              (1)        in the event the Net Proceeds are insurance proceeds, not more than forty percent (40%) of the rentable square footage of the Property has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are condemnation proceeds, not more than fifteen percent (15%) of the land constituting the Property is taken, no material portion of the Improvements is located on such land and such taking does not impede access to the Property in a manner that interferes with the operation of the Property;
(C)              the portion of the Property which has been the subject of such Casualty or Condemnation represents not more than twenty-five percent (25%) of the gross revenues of the Property;
(D)             Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after the issuance of a building permit with respect thereto) and shall diligently pursue the same to satisfactory completion in compliance with all Applicable Laws, including, without limitation, all applicable Environmental Laws;
(E)              Administrative Agent shall be reasonably satisfied that the Property is capable of being restored substantially to its condition prior to such Casualty or Condemnation;
(F)               subject to Borrower’s rights under Section 2.7(e), Borrower delivers evidence reasonably acceptable to Administrative Agent that upon the completion of the restoration the income from the Property will be sufficient to result in a Debt Yield of not less than 9.0%, which Debt Yield shall be confirmed by Administrative Agent in its reasonable discretion;
(G)             Administrative Agent shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) ninety (90) days prior to the Maturity Date, (2) the expiration of the insurance coverage referred to in Section 7.1(a)(iii) above, (3) the time required for completion under any affected Major Lease, or (4) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or taking;
(H)             the Property and the use thereof after the Restoration will be in compliance with and permitted under the Leases, Property Documents and all Applicable Law;
(I)                the Property Documents will remain in full force and effect during and after the Restoration and a Property Document Event shall not occur as a result of the applicable Casualty, Condemnation and/or Restoration; and

(J)                subject to Excusable Delay, the Restoration shall be done and completed in an expeditious and diligent fashion and in compliance with the Property Documents and all Applicable Law.

                                                (ii)                The Net Proceeds shall be held by Administrative Agent, for the benefit of Lenders, and, until disbursed in accordance with the provisions of this Section 7.4(b), shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents.  The Net Proceeds (other than the Rent Loss Proceeds) shall be disbursed by Administrative Agent to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Administrative Agent that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property (other than Permitted Encumbrances) which have not either been fully bonded to the reasonable satisfaction of Administrative Agent and discharged of record or in the alternative fully insured to the reasonable satisfaction of Administrative Agent by the title company issuing the Title Insurance Policy.

                                              (iii)                All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all reasonable respects by Administrative Agent and by an independent consulting engineer selected by Administrative Agent (the “Casualty Consultant”).  Administrative Agent shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration shall be subject to prior review and reasonable acceptance by Administrative Agent.  All reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.  Borrower shall have the right to settle all claims under the Policies, provided that (a) no Event of Default exists, (b) Borrower promptly and with commercially reasonable diligence negotiates a settlement of any such claims, (c) the insurer with respect to the Policy under which such claim is brought has not raised any act of the insured as a defense to the payment of such claim and (d) if such claim exceeds the Restoration Threshold, Borrower shall not settle such claim without the Administrative Agent’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and Administrative Agent shall have the right to participate in any such settlement discussions.  If an Event of Default exists, Administrative Agent shall, at its election, have the exclusive right to settle or adjust any claims made under the Policies in the event of a Casualty.

                                              (iv)                In no event shall Administrative Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the

            Casualty Consultant, minus the Restoration Retainage. The term “Restoration Retainage” as used in this Subsection 7.4(b) shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Administrative Agent that Net Proceeds representing fifty percent (50%) of the required Restoration have been disbursed.  There shall be no Restoration Retainage with respect to costs actually incurred by Borrower for work in place in completing the last fifty percent (50%) of the required Restoration.  The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 7.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration.  The Restoration Retainage shall not be released until the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Subsection 7.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Administrative Agent receives evidence reasonably satisfactory to Administrative Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Administrative Agent will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Administrative Agent that the contractor, subcontractor or materialman has reasonably satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Administrative Agent or by the title company insuring the lien of the Security Instrument.  If reasonably required by Administrative Agent, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                                                (v)                Administrative Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                                              (vi)                If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Administrative Agent in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Administrative Agent, for the benefit of Lenders, before any further disbursement of the Net Proceeds shall be made.  Borrower shall have the right, in lieu of depositing the Net Proceeds Deficiency, of providing Administrative Agent, for the benefit of the Lender, with a guaranty of the Net Proceeds Deficiency from time to time from a guarantor reasonably acceptable to Administrative Agent, and such guaranty shall be reduced and released on the same terms as hereinbelow provided with respect to a cash deposit of the Net Proceeds Deficiency.  The Net Proceeds Deficiency deposited with Administrative Agent shall be held by Administrative Agent, for the benefit of Lenders, and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 7.4(b) shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents.

                                            (vii)                The excess, if any, of the insurance proceeds and the remaining balance, if any, of the Net Proceeds Deficiency related to a Casualty deposited with Lender after the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 7.4(b), and the receipt by Administrative Agent of evidence reasonably satisfactory to Administrative Agent that all costs incurred in connection with the Restoration have been paid in full, shall be promptly remitted by Administrative Agent to Borrower, provided no Event of Default shall have occurred and shall be continuing under this Agreement, the Security Instrument, the Note or any of the other Loan Documents.  After the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 7.4(b), and the receipt by Administrative Agent of evidence reasonably satisfactory to Administrative Agent that all costs incurred in connection with the Restoration have been paid in full, the excess, if any, of any Award shall be applied by Administrative Agent to the repayment of the Debt without premium or penalty.

(c)                All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 7.4(b)(vii) shall be retained and applied by Administrative Agent toward the payment of the Debt whether or not then due and payable, in such order, priority, and proportions as Administrative Agent in its discretion shall deem proper, but without any requirement to pay any Spread Maintenance Premium or other premium or penalty in connection therewith.  If Administrative Agent shall receive and retain Net Proceeds, the lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Administrative Agent and actually applied by Administrative Agent in reduction of the Debt.

ARTICLE VIII - RESERVE FUNDS

Section 8.1            Immediate Repairs.

(a)                Borrower shall perform the repairs at the Property as set forth on Schedule I  hereto (such repairs hereinafter referred to as “Immediate Repairs”) and shall complete each of the Immediate Repairs on a commercially reasonable basis consistent with past practice.

Section 8.2            Replacement Reserve Funds.

(a)                During the existence of a Reserve Trigger Period, Borrower shall deposit into an Eligible Account held by Administrative Agent, for the benefit of Lenders (the “Replacement Reserve Account”) on each Monthly Payment Date during such Reserve Trigger Period an amount equal to one-twelfth of $0.25 per rentable square foot per annum (the

“Replacement Reserve Monthly Deposit”) for the Replacements.  Amounts deposited pursuant to this Section 8.2 are referred to herein as the “Replacement Reserve Funds”.

(b)               Administrative Agent shall disburse Replacement Reserve Funds only for Replacements.  Administrative Agent shall disburse to Borrower the Replacement Reserve Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Administrative Agent at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Replacements to be paid; (ii) on the date such request is received by Administrative Agent and on the date such payment is to be made, no Event of Default shall exist and be continuing, (iii) Administrative Agent shall have received a certificate from Borrower (A) specifying the Replacements to be paid and stating that such items to be funded by the requested disbursement are Replacements, (B) stating that  the Replacements at the Property to be funded by the requested disbursement have been performed in a good and workmanlike manner and in accordance with all Applicable Law, such certificate to be accompanied by a copy of any license, permit or other approval required as of such date by any Governmental Authority in connection with the Replacements, (C) identifying each Person that supplied materials or labor in connection with the Replacements to be funded by the requested disbursement and (D) stating that each such Person has been paid in full or will be paid in full, to the extent of amounts then due and owing to such Person, upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Administrative Agent; (iv) at completion of the Replacement, at Administrative Agent’s option, in its reasonable discretion, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances; (v) upon completion of the Replacement, at Administrative Agent’s option, if the cost of any individual Replacement exceeds $250,000, Administrative Agent shall have received a report satisfactory to Administrative Agent in its reasonable discretion from an architect or engineer approved by Administrative Agent in respect of such architect or engineer’s inspection of the applicable Replacement; and (vi) Administrative Agent shall have received such other evidence as Administrative Agent shall reasonably request that the Replacements at the Property to be funded by the requested disbursement have been performed and are paid for or will be paid upon such disbursement to Borrower.  Administrative Agent shall not be required to disburse Replacement Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Replacement Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c)                Nothing in this Section 8.2 shall (i) make Administrative Agent or any Lender responsible for making or completing the Replacements; (ii) require Administrative Agent or any Lender to expend funds in addition to the Replacement Reserve Funds to complete any Replacements; (iii) obligate Administrative Agent or any Lender to proceed with the Replacements; or (iv) obligate Administrative Agent or any Lender to demand from Borrower additional sums to complete any Replacements.

(d)               Borrower shall permit Administrative Agent and Administrative Agent’s agents and representatives (including, without limitation, Administrative Agent’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours with reasonable notice (subject to the rights of Tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Replacements.  Borrower shall cause all contractors and subcontractors to reasonably cooperate with Administrative Agent or Administrative Agent’s representatives or such other Persons described above in connection with inspections described in this Section.

(e)                In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under Applicable Law in connection with the Replacements.  All such policies shall be in form and amount reasonably satisfactory to Administrative Agent.

(f)                Notwithstanding anything to the contrary contained herein, at such time that a Reserve Trigger Period no longer exists and provided no Event of Default is then continuing, Administrative Agent shall disburse all amounts on deposit in the Replacement Reserve Account to Borrower within ten (10) days of the Reserve Trigger Period ceasing to exist.

Section 8.3            Leasing Reserve Funds.

(a)                During the existence of a Reserve Trigger Period, Borrower shall deposit into an Eligible Account held by Administrative Agent,  for the benefit of Lenders (the “Leasing Reserve Account”) on each Monthly Payment Date during such Reserve Trigger Period an amount equal to one-twelfth of $1.50 per rentable square foot per annum (the “Leasing Reserve Monthly Deposit”) for tenant allowances, tenant improvements and leasing commissions that may be incurred following the date hereof.  Amounts deposited pursuant to this Section 8.3 are referred to herein as the “Leasing Reserve Funds”.

(b)               Administrative Agent shall disburse to Borrower the Leasing Reserve Funds upon reasonable satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Administrative Agent at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the tenant improvement costs or allowances and leasing commissions to be paid; (ii) on the date such request is received by Administrative Agent and on the date such payment is to be made, no Event of Default shall exist and be continuing; (iii) Administrative Agent shall have received and approved a budget for tenant improvement costs and a schedule of leasing commissions payments and the requested disbursement will be used to pay all or a portion of such costs and payments; (iv) Administrative Agent shall have received a certificate from Borrower (A) stating that the tenant improvements at the Property to be funded by the requested disbursement have been performed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required as of such date in connection with the tenant improvements or, if applicable, that the tenant allowance to be funded by the requested disbursement is due and owing under the applicable Lease, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement to the extent of amounts then due and owing to such

Person, such certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Administrative Agent; (v) upon completion of the tenant improvements, at Administrative Agent’s option, in its reasonable discretion, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Administrative Agent (other than Permitted Encumbrances); and (vi) Administrative Agent shall have received such other evidence as Administrative Agent shall reasonably request that the tenant improvements at the Property and/or leasing commissions to be funded by the requested disbursement have been performed by Borrower (to the extent applicable) and are paid for or will be paid upon such disbursement to Borrower.  Administrative Agent shall not be required to disburse Leasing Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Leasing Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c)                Notwithstanding anything to the contrary contained herein, at such time that a Reserve Trigger Period no longer exists and provided no Event of Default is then continuing, upon request of Borrower, Administrative Agent shall disburse all amounts on deposit in the Leasing Reserve Account to Borrower within ten (10) days of the Reserve Trigger Period ceasing to exist.

Section 8.4            Intentionally Omitted.

Section 8.5            Intentionally Omitted.

Section 8.6            Tax and Insurance Funds.  (a)  During the existence of a Reserve Trigger Period, Borrower shall pay (or cause to be paid) to Administrative Agent on each Monthly Payment Date during such Reserve Trigger Period, (i) one-twelfth of an amount which would be sufficient to pay the Property Taxes payable, or reasonably estimated by Administrative Agent to be payable, during the next ensuing twelve (12) months (the “Monthly Tax Deposit”), each of which such deposits shall be deposited into an Eligible Account held by Lender (the “Tax Account”), and (ii) at the option of Administrative Agent, if the liability or casualty Policy maintained by Borrower covering the Property (or any portion thereof) shall not constitute a blanket or umbrella Policy pursuant to Subsection 7.1(c) hereof, one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the “Monthly Insurance Deposit”), each of which such deposits shall be deposited into an Eligible Account held by Lender (the “Insurance Account”) (amounts held in the Tax Account and the Insurance Account are collectively herein referred to as the “Tax and Insurance Funds”).  Borrower agrees to notify Administrative Agent immediately of any changes to the amounts, schedules and instructions for payment of any Property Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Administrative Agent or its agent to obtain the bills for Property Taxes directly from the appropriate taxing authority.  Provided there are sufficient amounts in the Tax Account and Insurance Account, respectively, and no Event of Default exists, Administrative Agent shall pay the Property Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Tax and Insurance Funds to the payment of such Property Taxes and Insurance Premiums.  If the amount of the Tax and Insurance Funds shall exceed the amounts due for Property Taxes and Insurance Premiums pursuant to Sections 4.5 and 7.1 hereof, Administrative Agent shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Funds.  If the Tax and Insurance Funds are not sufficient to pay the amounts set forth above, Borrower shall promptly pay to Administrative Agent, upon demand, an amount which Administrative Agent shall reasonably estimate as sufficient to make up the deficiency.

(b)               Notwithstanding anything to the contrary contained herein, at such time that a Reserve Trigger Period no longer exists and provided no Event of Default is then continuing, upon request of Borrower, Administrative Agent shall disburse all amounts on deposit in the Tax Account and Insurance Account to Borrower within ten (10) days after the Reserve Trigger Period ceases to exist.

Section 8.7            The Accounts Generally.

(a)                Borrower grants to Administrative Agent, for the benefit of Lenders, a first-priority perfected security interest in each of the Reserve Funds and the Account Collateral as additional security for payment of the Debt.  Until expended or applied in accordance herewith, the Reserve Funds and the funds deposited therein shall constitute additional security for the Debt.  The provisions of this Section 8.7 are intended to give Lenders and/or Administrative Agent “control” of the Reserve Funds and the Account Collateral within the meaning of the UCC.  Borrower acknowledges and agrees that the Reserve Funds are subject to the sole dominion, control and discretion of Administrative Agent and Lenders, their authorized agents or designees, subject to the terms hereof, and Borrower shall have no right of withdrawal with respect to any Reserve Funds except as provided herein or with the prior written consent of Administrative Agent.  The Reserve Funds shall be held in separate accounts and Administrative Agent shall promptly notify Borrower of the location and account number where such funds are held.

(b)               Borrower shall not, without obtaining the prior written consent of Administrative Agent, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Administrative Agent, for the benefit of Lenders, as the secured party, to be filed with respect thereto.  Lender shall have the right to file a financing statement or statements under the UCC in connection with any of the Reserve Funds and the Account Collateral with respect thereto in the form required to properly perfect Lenders’ security interest therein.  Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Administrative Agent, on behalf of Lenders, to exercise and enforce their rights and remedies hereunder with respect to any Reserve Funds or the Account Collateral.

(c)                Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuance of an Event of Default, without notice from Administrative Agent, (i) Borrower shall have no rights in respect of the Reserve Funds, and (ii) Administrative Agent and each Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Instrument, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instrument, may apply the Reserve Funds  as Administrative Agent determines in its sole discretion including, but not limited to, payment of the Debt.

(d)               The insufficiency of Reserve Funds on deposit with Administrative Agent shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(e)                Borrower shall indemnify Administrative Agent and each Lender and hold Administrative Agent and each Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Accounts, the sums deposited therein or the performance of the obligations for which the Reserve Funds were established, except to the extent arising from the gross negligence or willful misconduct of Administrative Agent, such Lender, or their applicable agents or employees.  Borrower shall assign to Administrative Agent, for the benefit of Lenders, all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Administrative Agent and Lenders may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f)                Borrower and Administrative Agent shall maintain each applicable Account as an Eligible Account, except as otherwise expressly agreed to in writing by Administrative Agent.

(g)               Reserve Funds shall be held in an interest-bearing account.  In no event shall Administrative Agent be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Administrative Agent in establishing similar accounts for loans of comparable type.  Interest earned on the Reserve Funds shall be deposited into the applicable Reserve Account.  All such interest that so becomes part of the applicable Reserve Funds shall be disbursed in accordance with the disbursement procedures contained herein applicable to such Reserve Funds; provided, however, that Administrative Agent may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default.

(h)               Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Administrative Agent for all fees, charges, costs and expenses in connection with the Reserve Funds, this Agreement and the enforcement hereof, including, without limitation, any monthly or annual fees or charges as may be reasonably assessed by Administrative Agent in connection with the administration of the Accounts and the Reserve Funds and the reasonable fees and expenses of third-party legal counsel to Administrative Agent and the Lenders as needed to enforce, protect or preserve the rights and remedies of Administrative Agent and the Lenders under this Agreement.

ARTICLE IX - CASH MANAGEMENT

Section 9.1            Establishment of Accounts.  Borrower shall, simultaneously herewith, establish an Eligible Account (the “Restricted Account”) pursuant to the Restricted Account Agreement in the name of the Borrower for the sole and exclusive benefit of Administrative Agent (for the benefit of Lenders), together with their successors and assigns, as secured party, into which Borrower shall deposit, or cause to be deposited, all revenue generated by the Property (including, without limitation, all amounts paid by the Counterparty to Borrower under the Interest Rate Protection Agreement).  Pursuant to the Restricted Account Agreement, funds on deposit in the Restricted Account shall be transferred on each Business Day to or at the direction of Borrower unless an Event of Default exists, in which case such funds shall be transferred on each Business Day to the Administrative Agent in accordance with Administrative Agent’s written directions.

Section 9.2            Deposits into Restricted Account; Maintenance of Restricted Account.

(a)                Borrower represents, warrants and covenants that, so long as the Debt remains outstanding, (i) Borrower shall, or shall cause Manager to, promptly deposit all revenue derived from the Property and received by Borrower or Manager, as the case may be, into the Restricted Account; (ii) Borrower shall instruct Manager to promptly deposit all revenue derived from the Property collected by Manager, if any, pursuant to the Management Agreement (or otherwise) into the Restricted Account; (iii) (A) on or before the Closing Date, Borrower shall have sent (and hereby represents that it has sent) a notice, substantially in the form of Exhibit A  attached hereto, to all Tenants now occupying space at the Property directing them to pay all rent and other sums due under the Lease to which they are a party into the Restricted Account (such notice, the “Tenant Direction Notice”), (B) simultaneously with the execution of any Lease entered into on or after the date hereof in accordance with the applicable terms and conditions hereof, Borrower shall furnish each Tenant under each such Lease the Tenant Direction Notice and (C) Borrower shall continue to send the aforesaid Tenant Direction Notices until each addressee thereof complies with the terms thereof; (iv) there shall be no other accounts maintained by Borrower or any other Person into which revenues from the ownership and operation of the Property are deposited; and (v) neither Borrower nor any other Person shall open any other such account with respect to the direct deposit of income in connection with the Property.  Until deposited into the Restricted Account, any Rents and other revenues from the Property held by Borrower shall be deemed to be collateral and shall be held in trust by it for the benefit, and as the property, of Administrative Agent (for the benefit of Lenders) pursuant to the Security Instrument and shall not be commingled with any other funds or property of Borrower.  Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 9.2 without Administrative Agent’s prior written consent.

(b)               Borrower shall maintain the Restricted Account for the term of the Loan, which Restricted Account shall be under the sole dominion and control of Administrative Agent

(for the benefit of Lenders) (subject to the terms hereof and of the Restricted Account Agreement).  The Restricted Account shall have a title evidencing the foregoing in a manner reasonably acceptable to Administrative Agent.  Borrower hereby grants to Administrative Agent (for the benefit of Lenders) a first-priority security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof and will take all actions reasonably necessary to maintain in favor of Administrative Agent (for the benefit of Lenders) a perfected first priority security interest in the Restricted Account, including, without limitation, Borrower authorizes Lender to file UCC Financing Statements and continuations thereof to perfect Administrative Agent’s (for the benefit of Lenders) security interest in the same.  All costs and expenses for establishing and maintaining the Restricted Account (or any successor thereto) shall be paid by Borrower.  All monies now or hereafter deposited into the Restricted Account shall be additional security for the Debt.  Borrower shall not alter or modify either the Restricted Account or the Restricted Account Agreement, in each case without the prior written consent of Administrative Agent.  Borrower shall not further pledge, assign or grant any security interest in the Restricted Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Administrative Agent, for the benefit of Lenders, as the secured party, to be filed with respect thereto.  The Restricted Account (i) shall be an Eligible Account and (ii) shall not be commingled with other monies held by Borrower or Bank.  Upon (A) Bank ceasing to be an Eligible Institution, (B) the Restricted Account ceasing to be an Eligible Account, (C) any resignation by Bank or termination of the Restricted Account Agreement by Bank or Administrative Agent and/or (D) the occurrence and continuance of an Event of Default, Borrower shall, within fifteen (15) days of Administrative Agent’s request, (1) terminate the existing Restricted Account Agreement, (2) appoint a new Bank (which such Bank shall (I) be an Eligible Institution, (II) other than during the continuance of an Event of Default, be selected by Borrower and approved by Administrative Agent and (III) during the continuance of an Event of Default, be selected by Administrative Agent), (3) cause such Bank to open a new Restricted Account (which such account shall be an Eligible Account) and enter into a new Restricted Account Agreement with Administrative Agent on substantially the same terms and conditions as the previous Restricted Account Agreement and (4) send new Tenant Direction Notices and the other notices required pursuant to the terms hereof relating to such new Restricted Account Agreement and Restricted Account.  Borrower constitutes and appoints Administrative Agent its true and lawful attorney-in-fact with full power of substitution to complete or undertake the foregoing in the name of Borrower in the event Borrower fails to do the same.  Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.

ARTICLE X - EVENTS OF DEFAULT; REMEDIES

Section 10.1        Event of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)                if (A) the payment due on the Maturity Date is not paid when due, (B) any monthly Debt Service payment or any amount required to be paid into the Reserve Funds is not paid when due and such non-payment referred to under this clause (B) continues for five (5) days after such due date or (C) any other portion of the Debt is not paid when due and such non-

payment referred to under this clause (C) continues for five (5) days following notice to Borrower that the same is due and payable;

(b)               subject to Borrower’s contest rights under Section 4.2(c), if any of the Property Taxes or Other Charges are not paid when due and payable except to the extent sums sufficient to pay such Property Taxes and Other Charges have been deposited with Administrative Agent in accordance with the terms of this Agreement and Administrative Agent’s access to such sums is not restricted or constrained in any manner;

(c)                (A)       if the Policies required by Section 7.1 are not kept in full force and effect (except to the extent Administrative Agent is obligated to disburse funds from the Insurance Account to pay for such insurance policies under this Agreement, Administrative Agent has sufficient funds in such Insurance Account to make such payment and Administrative Agent fails to make such payment), or (B) if certificates of insurance are not delivered to Administrative Agent on or before the date the same are to be delivered hereunder;

(d)               (i) if any of the representations or covenants contained in Section 4.25 or  Article 6  hereof are breached or violated or (ii) if any of the representations or covenants contained in Sections 5.1 or 5.2  are breached or violated, provided, that, if such breach or violation is of Sections 5.1(a)(iv) (but only with respect to the provisions of the organizational documents of Borrower which specifically allow a violation of such provisions to be cured), 5.1(a)(v)-(ix), (xiii), (xiv), (xvii) or (xx), Section 5.3 or Section 5.5, and the same does not result in a substantive consolidation, it shall only be an Event of Default hereunder if Borrower fails to cure such condition within three (3) Business Days following Borrower becoming aware of such breach;

(e)                if (A) any representation or warranty made by Borrower herein or by Borrower or Guarantor in any other Loan Document or financial statement furnished to Administrative Agent shall have been false or misleading in any material respect as of the date the representation or warranty was made, or (B) any representation or warranty made by Borrower or Guarantor in any report, certificate or other instrument, agreement or document furnished to Administrative Agent, shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, with respect to any such breach in clause (A)  or (B)  which is not the subject of any other subsection of this Section 10.1 and which is capable of being cured, it being agreed by Borrower and Lender that a breach of the representations and warranties set forth in Section 3.3, the last two sentences of 3.4, 3.5 – 3.7, 3.12, 3.13, 3.17(i), (j), (l), (n), (r) and (s), 3.20, 3.25-3.29, and 3.31 are not capable of being cured, and Borrower fails to remedy such condition within ten (10) days following notice to Borrower from Administrative Agent, in the case of any such breach which can be cured by the payment of a sum of money, or within thirty (30) days following notice from Administrative Agent in the case of any other such breach; provided, however, that if such non monetary breach is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided  further  that Borrower shall have commenced to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach, such additional period not to exceed sixty (60) days plus  time permitted for Excusable Delays;

(f)                if (i) Borrower, any SPE Component Entity or Guarantor shall commence any case, proceeding or other action (A) under any Creditor’s Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any managing member or general partner of Borrower, any SPE Component Entity or Guarantor shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower, any SPE Component Entity or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) Borrower, any SPE Component Entity or Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) above; or (iv) Borrower, any SPE Component Entity or Guarantor shall admit in writing its inability to, pay its debts as they become due;

(g)               if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to the Security Instrument;

(h)               subject to Borrower’s contest rights under Section 4.2(c), if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for any Property Taxes not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(i)                 subject to Borrower’s contest rights under Section 4.2(c), if any federal tax lien is filed against Borrower, any SPE Component Entity, Guarantor or the Property and same is not discharged of record (by payment, bonding or otherwise) within thirty (30) days after same is filed;

(j)                 if Borrower fails to deliver to Administrative Agent, within ten (10) days after request by Administrative Agent, the estoppel certificates required by Section 4.13(a) hereof;

(k)               if any amount payable pursuant to the Guaranty or the Environmental Indemnity is not paid in full when due and payable in accordance with the provisions of the Guaranty or the Environmental Indemnity, as the case may be, with such failure continuing for five (5) Business Days after Administrative Agent delivers written notice thereof pursuant to the terms of the Guaranty or the Environmental Indemnity, as applicable;

(l)                 if Borrower fails to obtain and maintain an Interest Rate Protection Agreement or Replacement Interest Rate Protection Agreement as required pursuant to Section 2.8 hereof or if Borrower shall fail to observe, perform or discharge any of Borrower’s obligations, covenants, conditions or agreements under the Interest Rate Protection Agreement and otherwise comply with the covenants set forth in Section 2.8 hereof and any such failure continues for ten (10) Business Days after Administrative Agent gives Borrower notice of such failure;

(m)             if Borrower shall fail to deliver to Administrative Agent within ten (10) days after request by Administrative Agent any Required Financial Item specifically identified in and required to be delivered pursuant to Section 4.12(a);

(n)               if the Management Agreement is canceled, terminated or surrendered or expires pursuant to its terms, unless in such case Borrower shall enter into a new management agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof;

(o)               if any representation and/or covenant herein relating to ERISA matters is breached;

(p)               if (i) Borrower defaults under the Property Documents beyond the expiration of applicable notice and grace periods, if any, thereunder, (ii) any of the Property Documents are amended, supplemented, replaced, restated or otherwise modified or if Borrower consents to a transfer of any party’s interest thereunder, in each case without obtaining the applicable Administrative Agent and/or Lender consents required hereunder, (iii) the REA is canceled, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower enters into a replacement thereof in accordance with the applicable terms and provisions hereof, (iv) the Energy Services Agreement is canceled, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower enters into a replacement thereof on then current market terms and provisions, provided, that, such action shall not be an Event of Default hereunder if electrical and thermal energy is being provided to the Property by a public utility and the Property is connected to the grid and there is no interruption of electrical or thermal energy service to the Property,  or (v) any other Property Document Event occurs;

(q)               if (A) Borrower shall fail in the payment of any rent, additional rent or other charge mentioned in or made payable by the Ground Lease prior to the expiration of any applicable notice or cure periods under the Ground Lease (unless waived by the landlord under the Ground Lease), (B) there shall occur any default by Borrower, as tenant under the Ground Lease, in the observance or performance of any term, covenant or condition of the Ground Lease on the part of Borrower, to be observed or performed (unless waived in writing by the landlord under the Ground Lease or which would not entitle the landlord to terminate the Ground Lease), (C) if any one or more of the events referred to in the Ground Lease shall occur which would cause the Ground Lease to terminate without notice or action by the landlord under the Ground Lease or which would entitle the landlord to terminate the Ground Lease and the term thereof by giving notice to Borrower, as tenant thereunder (unless waived by the landlord under the Ground Lease), (D) if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever or (E) if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender except as otherwise permitted by this Agreement;

(r)                 if Borrower shall continue to be in default under any term, covenant or condition of this Agreement not specified in subsections (a) through (q) above or not otherwise specifically specified as an Event of Default herein, (i) for more than ten (10) days after notice from Administrative Agent, in the case of any default which can be cured by the payment of a sum of money or (ii) for thirty (30) days after notice from Administrative Agent, in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days (subject to further extension by Administrative Agent, in Administrative Agent’s sole discretion); or

(s)                if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents and to the extent no cure periods are contained therein the provisions of clause (r) immediately preceding shall be applicable thereto, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

Section 10.2        Remedies.

(a)                Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(f) above with respect to Borrower and SPE Component Entity only) and at any time thereafter Administrative Agent may, and shall at the direction of Requisite Lenders, in addition to any other rights or remedies available to it and Lenders pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Administrative Agent or Lenders (if Administrative Agent is so directed by Requisite Lenders) deem advisable to protect and enforce Administrative Agent’s and Lenders’ rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Administrative Agent, on behalf of the Lenders, may enforce or avail itself of any or all rights or remedies provided in this Agreement, the Security Instrument, the Note and the other Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity. Notwithstanding anything herein to the contrary, unless and until Administrative Agent shall have received directions from Requisite Lenders as set forth above, Administrative Agent may take such action, or refrain from taking such action, with respect to any Default or Event of Default as Administrative Agent shall determine in its sole discretion.  Upon any Event of Default described in Section 10.1(f) above (with respect to Borrower and SPE Component Entity only), the Debt and all other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in the Security Instrument, the Note and the other Loan Documents to the contrary notwithstanding.

(b)               Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Administrative Agent and Lenders against Borrower under this Agreement, the Security Instrument, the Note or the other Loan Documents executed and delivered by, or applicable to,

Borrower or at law or in equity may be exercised by Administrative Agent, on behalf of the Lenders, and in accordance with Subsection (a) above, at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Administrative Agent on behalf of the Lenders and in accordance with Subsection (a) above, shall have commenced any foreclosure proceeding or other action for the enforcement of Administrative Agent’s and Lenders’ rights and remedies under this Agreement, the Security Instrument, the Note or the other Loan Documents with respect to the Property.  Any such actions taken by Administrative Agent, on behalf of the Lenders, and in accordance with Subsection (a) above, shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Administrative Agent, on behalf of the Lenders, has determined, or as Administrative Agent has otherwise been directed by Requisite Lenders, in their sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent and Lenders permitted by Applicable Law, equity or contract or as set forth herein or in the Security Instrument, the Note or the other Loan Documents.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

(c)                Administrative Agent shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Administrative Agent in its sole discretion including, without limitation, the following circumstances:  (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Administrative Agent may (or shall at the direction of Requisite Lenders) foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Administrative Agent elects to (or is directed by Requisite Lenders) to accelerate less than the entire outstanding principal balance of the Loan, Administrative Agent may foreclose  the Security Instrument to recover so much of the principal balance of the Loan as Administrative Agent may (or may be directed to pursuant to the terms hereof) accelerate and such other sums secured by  the Security Instrument as Administrative Agent may elect (or may be directed to elect pursuant to the terms hereof).  Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.  Any and all sums received by Administrative Agent on behalf of Lenders under the Loan Documents following an Event of Default shall be applied to the Debt in such order and priority as set forth in Subsection (g) herein or as otherwise determined by Lenders, in their sole discretion.

(d)               Upon the occurrence and during the continuance of an Event of Default, Administrative Agent upon approval from each of the Lenders, shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, security instruments and other security documents (the “Severed Loan Documents”) in such denominations as Lenders shall determine in their sole discretion for purposes of evidencing and enforcing its and Lenders’ rights and remedies provided hereunder.  Borrower shall execute and deliver to Administrative Agent, for the benefit of Lenders, from time to time, promptly after the request of Administrative Agent, a severance agreement and such other documents as Administrative Agent shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Administrative Agent.  Borrower hereby absolutely and irrevocably appoints Administrative Agent as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Administrative Agent shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Administrative Agent of Administrative Agent’s intent to exercise its rights under such power.  Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(e)                Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Administrative Agent toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as set forth in Subsection (g) herein or as Lenders shall otherwise determine in their sole discretion.

(f)                Administrative Agent may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Administrative Agent may deem necessary.  Administrative Agent is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect the Lenders’ interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by Applicable Law), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Administrative Agent for itself or for the account of any Lender, as applicable, upon demand.  All such costs and expenses incurred by Administrative Agent and/or any Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred through and including the date of payment to Administrative Agent for its own account or for the account of such Lender, as applicable.  All such costs and expenses incurred by Administrative Agent and/or any Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Administrative Agent and Lenders under the Loan Documents and shall be immediately due and payable upon demand by Administrative Agent therefore.

(g)               If an Event of Default exists and maturity of the Debt has been accelerated, all payments received by Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Debt or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

                                                  (i)                First, to Administrative Agent in an amount equal to any Protective Advances that have not been reimbursed to Administrative Agent, any accrued and unpaid Administrative Agent Fees and any other amounts due to Administrative Agent from Borrower pursuant to the terms hereof and the other Loan Documents, including, but not limited to, those costs and expenses due from Borrower pursuant to Sections 17.7 and 17.8 hereof;

                                                (ii)                Second, to Lenders (other than any Defaulting Lender) in respect of Fees and expenses due from Borrower pursuant to the terms hereof and the other Loan Documents;

                                              (iii)                Third, to Lenders (other than any Defaulting Lender) for payments of interest (including, but not limited to, any interest accrued at the Default Rate) on each Individual Loan Commitment, to be applied for the ratable benefit of the Lenders;

                                              (iv)                Fourth, to Lenders (other than any Defaulting Lender) for payments of principal on each Individual Loan Commitment, to be applied for the ratable benefit of the Lenders;

                                                (v)                Fifth, to Lenders (other than any Defaulting Lender) for amounts due to Lenders pursuant to Article 12  hereof;

                                              (vi)                Sixth, to Lenders (other than any Defaulting Lender) for payment of all other amounts due hereunder or under any of the other Loan Documents, if any, to be applied for the ratable benefit of the Lenders, in such order as Lenders may determine in their sole discretion;

                                            (vii)                Seventh, to any Defaulting Lender for payment of any and all amounts due to such Defaulting Lender hereunder or under any of the other Loan Documents, including, without limitation, any principal and interest due and payable to such Defaulting Lender; and

                                          (viii)                Eighth, any amount remaining after application as provided above shall be paid to the Borrower or whoever else may be legally entitled thereto.

ARTICLE XI - ADMINISTRATIVE AGENT; RELATIONS AMONG LENDERS

Section 11.1        Appointment and Authorization.  Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders.  Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to Administrative Agent pursuant to the terms hereof.  The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement of the Loan Documents or collection of the Debt, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Debt; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law.  Not in limitation of the foregoing, the Administrative Agent may exercise or may refrain from exercising any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise and unless and until Administrative Agent shall have received directions from Requisite Lenders, Administrative Agent may take such action, or refrain from taking such action, with respect to any Default or Event of Default as Administrative Agent shall determine in its sole discretion. Furthermore, and without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders pursuant to the terms hereof, or where applicable, all the Lenders.

Section 11.2        Wells Fargo as Lender.  Wells Fargo, or any successor administrative agent, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo, or any successor administrative agent, in each case in its individual capacity.  Wells Fargo and its affiliates, or any successor administrative agent, may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders.  Further, the Administrative Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.  The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates, or any successor administrative agent, may receive information regarding the Borrower, other Loan Parties, and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 11.3        Collateral Matters; Protective Advances.

(a)                Each Lender hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to the Property or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Property granted pursuant to any of the Loan Documents.

(b)               The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon the Property (i) upon indefeasible payment and satisfaction in full of the Debt; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders as this Agreement or any other Loan Document may expressly provide).  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release the Property pursuant to this Section.

(c)                Upon any sale of the Property which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Property that was sold or transferred; provided, however, that the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty.  In the event of any sale or transfer of the Property, or any foreclosure with respect to the Property, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d)               The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Property exists or is owned by the Borrower, any other Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Property, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

(e)                The Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by the Borrower for, Protective Advances with respect to the Property up to the sum of (i) amounts expended to pay Property Taxes imposed upon the Property; (ii) amounts expended to pay Insurance Premiums related to the Property; and (iii) $500,000.  Protective Advances in excess of said sum for the Property shall require the consent of the Requisite Lenders.  The Borrower agrees to pay on demand all Protective Advances.

Section 11.4        Post Foreclosure Plans.  If all or any portion of the Property is acquired by the Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Debt, the title to the Property, or any portion thereof, shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, as agent, for the ratable benefit of all Lenders.  The Administrative Agent shall prepare a recommended course of action for the Property (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders.  In accordance with the approved Post-Foreclosure Plan, the Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Property acquired, and shall administer all transactions relating thereto, including, without limitation, employing a property manager, leasing agent and other agents, contractors and employees, including agents for the sale of the Property, and the collecting of Rents and other sums from the Property and paying the expenses of such Property.  Actions taken by the Administrative Agent with respect to the Property, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan.  Upon demand therefor from time to time, each Lender will contribute its Pro Rata Share of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of the Property.  In addition, the Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for the Property, and each Lender shall promptly (but no later than five (5) Business Days from receipt of such statement) contribute its Pro Rata Share of any operating loss for the Property, and such other expenses and operating reserves as the Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan.  To the extent there is net operating income from the Property, the Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders.  All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares.  The Lenders acknowledge and agree that if title to the  Property is obtained by the Administrative Agent or its nominee, the Property will not be held as a permanent investment but will be liquidated as soon as practicable.  The Administrative Agent shall undertake to sell the

Property, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Lenders.  Any purchase money mortgage or deed of trust taken in connection with the disposition of the Property in accordance with the immediately preceding sentence shall name the Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee.  In such case, the Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article 11  insofar as the same is appropriate or applicable.

Section 11.5        Approvals of Lenders.  All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof.  Unless a Lender shall give written notice to Administrative Agent that it specifically objects to the recommendation or determination of Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.6        Notice of Defaults.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.”  If any Lender (excluding any Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”.  Further, if the Administrative Agent receives such a “notice of default”, the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.7        Administrative Agent’s Reliance.  Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein.  Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of Borrower or other Persons or inspect the property, books or records of Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or the Property covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any the Property; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties.  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 11.8        Indemnification of Administrative Agent.  Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limiting the generality of the foregoing, each Lender agrees to reimburse Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to Administrative Agent) incurred by Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by Administrative Agent to enforce the terms of the Loan Documents and/or collect the Debt, any “lender liability” suit or claim brought against Administrative Agent and/or the Lenders, and any claim or suit brought against Administrative Agent and/or the Lenders arising under any Environmental Laws.  Such out of pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of Administrative Agent notwithstanding any claim or assertion that Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by Administrative Agent that Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that Administrative Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loan and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.  If Borrower shall reimburse Administrative Agent for any Indemnifiable Amount following payment by any Lender to Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.9        Lender Credit Decision, Etc.  Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys in fact or other affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any Affiliate of Borrower and/or any Loan Party, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the other Loan Parties, and Affiliates of Borrower and/or any Loan Party, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any Affiliate of Borrower and/or any Loan Party.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or other Affiliates.  Each Lender acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.

Section 11.10    Successor Administrative Agent.  The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which shall be a Lender and shall, provided no Event of Default exists, be subject to Borrower’s approval, such approval not to be unreasonably withheld, conditioned or delayed, provided, that, Borrower shall have no approval right if the successor Administrative Agent is an Eligible Assignee and satisfies the requirements of Section 11.11.  If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 11  shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its affiliates by giving the Borrower and each Lender prior written notice.

Section 11.11    Agent Minimum Hold.  Subject to Administrative Agent’s right to resign set forth in Section 11.10 above, so long as Wells Fargo is the Administrative Agent, Wells Fargo and Wells Fargo’s Affiliates shall, in the aggregate, at all times, be required to maintain a minimum and direct interest in the Loan (as a Lender and not as a participant) equal to twelve and one-half percent (12.5%) of the then outstanding principal balance of the Loan (the “Agent Minimum Hold”).  If Wells Fargo, or any successor Administrative Agent, does not maintain the Agent Minimum Hold, Wells Fargo (or any successor Administrative Agent) shall resign as Administrative Agent hereunder, unless the Borrower in its sole discretion requests that Wells Fargo not resign because of its failure to maintain the Agent Minimum Hold, in which case the resignation by Wells Fargo shall be in Wells Fargo’s discretion.  In addition, unless the Borrower in its sole discretion agrees otherwise, each successor Administrative Agent, appointed in accordance with Section 11.10 above, and its Affiliates, in the aggregate, shall, at all times, maintain the Agent Minimum Hold. If Wells Fargo (or any successor Administrative Agent) resigns as Administrative Agent, Wells Fargo (or such successor) shall have no obligation to maintain any minimum interest in the Loan.

Section 11.12    Amendment of Administrative Agent’s Duties, Etc.  No amendment, waiver or consent unless in writing and signed by Administrative Agent, in addition to all of the Lenders required hereinabove to take such action, shall affect the rights or duties of Administrative Agent under this Agreement or any of the other Loan Documents.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default.  Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 11.13    Defaulting Lenders. If for any reason any Lender (a “Defaulting Lender”) shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of three (3) Business Days after notice from the Administrative Agent, then, in addition to the rights and remedies that may be available to the Administrative Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loan, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of Requisite Lenders or unanimous Lender consent, as applicable, shall be suspended during the pendency of such failure or refusal.  If for any reason a Lender fails to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  Any amounts received by the Administrative Agent in respect of a Defaulting Lender’s Individual Loan Commitment shall not be paid to such Defaulting Lender and shall be held by the Administrative Agent and paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default.  Furthermore, a Defaulting Lender shall indemnify and hold harmless Borrower, Administrative Agent and each of the other Lenders from any claim, loss, or costs incurred by Borrower, Administrative Agent and/or the other Lenders as a result of a Defaulting Lender’s failure to comply with the requirements of this Agreement, including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys’ fees) incurred by Borrower, Administrative Agent and any Lender as a result of and/or in connection with (i) any enforcement action brought by Administrative Agent against a Defaulting Lender and (ii) any action brought against Administrative Agent and/or Lenders. The indemnification provided above shall survive any termination of this Agreement.

Section 11.14    Participations.   (a)  Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in the portion of the Debt owing to such Lender.  Except as otherwise expressly stated herein, no Participant shall have any rights or benefits under this Agreement or any other Loan Document.  In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Individual Loan Commitment, (ii) extend the date fixed for the payment of principal on the Loan or portions thereof owing to such Lender, (iii) reduce the rate at which interest is payable thereon, (iv) change the amortization on the Loan or (v) release any collateral for the Loan.  An assignment or other transfer which is not permitted by Sections 11.15 below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 11.14.  Subject to paragraph (b) of this Section 11.14, the Borrower agrees that each Participant shall be entitled to the benefits of Subsections 2.5(c)(v), (vi), (vii), and (viii) to the same extent as if it were a Lender hereunder and had acquired its interest by assignment pursuant to Section 11.15.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.6 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(b)               A Participant shall not be entitled to receive any greater payment under Subsection 2.5(c)(vi) or (viii) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  Each Participant agrees, for the benefit of the Borrower, to comply with Section 2.5(c)(v)(F) as though it were a Lender.

Section 11.15    Assignments.   Any Lender may with the prior written consent of the Administrative Agent at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) any partial assignment shall be in an amount at least equal to $5,000,000 and after giving effect to such assignment the assigning Lender retains an Individual Loan Commitment having an aggregate outstanding principal balance, of at least $10,000,000, and (ii) each such assignment shall be effected by means of an Assignment and Assumption Agreement.  Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with an Individual Loan Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.  Upon the consummation of any assignment pursuant to this Section 11.15 and if requested by the transferee Lender and/or the transferor

Lender, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so new substitute Notes are issued to the Assignee and such transferor Lender by Borrower, provided that Borrower shall only be responsible for the payment of its own costs up to $15,000 and any costs incurred in excess of $15,000 (when aggregated with those incurred pursuant to Section 11.20) shall be reimbursed pro rata by the Lenders.  In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500.00 for the account of Administrative Agent.  Notwithstanding anything contained herein to the contrary, if any Lender assigns or participates any interest in any Loan held by it hereunder to the Borrower, any Loan Party or any of their respective affiliates then such Borrower, Loan Party or affiliate Assignee shall (A) have no right to vote on, or consent to, any action taken by the Borrower, the Administrative Agent or the Lenders in connection with the Loan, (B) not, in any event or circumstance, be a successor Administrative Agent, (C) shall have no voting or consent rights whatsoever as a participant pursuant to any participation agreement or otherwise, (D) the percentage of the Loan that is owned by such Assignee shall not be included for the purpose of any calculations of percentages under the Loan Documents (other than calculations relating to the distribution of payments of principal, interest and other amounts payable by Borrower and the other Loan Parties pursuant to the Loan Documents; provided, however, that during the continuance of an Event of Default, the proviso in this parenthetical shall not apply and such Assignee shall not receive any such payments) and (E) the Additional Borrower Debtholder Restrictions shall apply.  An Assignee shall not be entitled to receive any greater payment under Subsection 2.5(c)(vi) or (viii) than the applicable assigning Lender would have been entitled to receive with respect to the interest assigned to such Assignee, unless the assignment of the interest to such Assignee is made with the Borrower’s prior written consent.  Each Assignee agrees, for the benefit of the Borrower, to comply with Section 2.5(c)(v)(F) once it becomes a Lender.

Section 11.16    Federal Reserve Bank Assignments.  In addition to the assignments and participations permitted under and without the need to comply with any of the formal or procedural requirements of this Article XI, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

Section 11.17    Information to Assignee, Etc.  A Lender may furnish any information concerning the Borrower, any other Loan Party or any affiliate thereof in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants).

Section 11.18    Amendments and Waivers.

(a)                Generally.  Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document (other than any fee letter solely between the Borrower and the Administrative Agent) may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document (other than any fee letter solely between the Borrower and the Administrative Agent) may be waived, (iv) the acceleration of the maturity of the Loan may be rescinded and (v) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.  Notwithstanding the previous sentence, Administrative Agent, shall be authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive (i) the imposition of the late fees provided in Section 2.6(c) hereof, up to a maximum of three (3) times per calendar year and (ii) the requirement that the outstanding principal balance of the Loan and any overdue interest shall accrue interest at the Default Rate upon the occurrence and during the continuance of an Event of Default, pursuant to Section 2.5(d) hereof.

(b)               Certain Requisite Lender Consents.  Notwithstanding the foregoing or anything herein or in the other Loan Documents to the contrary, in addition to those matters herein and in the other Loan Documents that expressly require the consent of Requisite Lenders, no amendment, waiver or consent shall, unless in writing, and signed by the Requisite Lenders, do any of the following:

                                                  (i)                allow Borrower to enter into, amend or terminate any Management Agreement, any of Borrower’s organizational documents or any Property Documents (other than amendments or modifications that are not material with respect to any of the foregoing, which such amendment or modification shall require only the consent of Administrative Agent);

                                                (ii)                waive any of the requirements of Sections 5.1 and/or 5.2 hereof;

                                              (iii)                waive any Default or Event of Default;

                                              (iv)                permit any action to be taken with respect to the Ground Lease under Sections 4.23(a), (d) or (e); or

                                                (v)                grant any consent, approval or waivers in connection with any action taken pursuant to Article VI.

(c)                Unanimous Consent.  Notwithstanding the foregoing or anything herein or in the other Loan Documents to the contrary, in addition to those matters herein and in the other Loan Documents that expressly require the unanimous consent of all of the Lenders, no amendment, waiver or consent (except with respect to any fee letter solely between the Borrower and Administrative Agent regarding fees owed only to the Administrative Agent) shall, unless in writing, and signed by all of the Lenders (or the Administrative Agent, at the written direction of the Lenders), but excluding any Defaulting Lender, do any of the following:

                                                  (i)                increase the Individual Loan Commitments of the Lenders (excluding any increase as a result of an assignment of any Individual Loan Commitments permitted under Section 11.15 hereof) or subject the Lenders to any additional obligations;

                                                (ii)                reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of the Loans;

                                              (iii)                reduce the amount of any Fees payable to the Lenders hereunder (except as provided in Section 11.18(a));

                                              (iv)                postpone any date fixed for any payment of principal and/or interest on the  Loan or for the payment of any Fees or any other payments due and payable by Borrower hereunder or under the other Loan Documents;

                                                (v)                change the Pro Rata Shares (excluding any change as a result of an assignment of any Individual Loan Commitment permitted under Section 11.15 hereof);

                                              (vi)                waive any requirement to deliver or maintain an Interest Rate Protection Agreement;

                                            (vii)                amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

                                          (viii)                modify the definition of the term “Requisite Lenders” or modify in any other manner the number of percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

                                              (ix)                permit any Prohibited Transfer or permit any assignment by Borrower pursuant to Section 6.4 hereof.

                                                (x)                release any Guarantor from its obligations under the Guaranty unless expressly permitted pursuant to the terms hereof or under the other Loan Documents;

                                              (xi)                waive a Default or Event of Default under Section 10.1(a) hereof;

                                            (xii)                amend or otherwise waive the requirements of Section 10.2(g) hereof; or

                                          (xiii)                release or dispose of the Property or any portion thereof unless released in accordance with the express terms hereof.

Wherever any approval, consent or direction herein or in any other Loan Document is required by “each Lender” or “Lenders” it shall mean that such approval, consent or direction must be agreed to by the unanimous consent of all of the Lenders.

(d)               Notwithstanding the foregoing or anything herein or in the Loan Documents to the contrary, to the extent that this Agreement or the other Loan Documents condition a consent or approval upon Requisite Lenders’ or unanimous Lenders’ consent, it is agreed to hereunder that Borrower shall make all requests of such consent and approval of Administrative Agent (notwithstanding that Requisite Lenders’ or unanimous Lenders’ consent is required).  It is expressly understood that Borrower shall not be obligated, but shall have the right, to communicate or interface directly with any Lender or Lenders concerning any consents, approvals, modifications or amendments or waivers hereunder.

Section 11.19    Arrangers and Bookrunners.  Co-Lead Arrangers shall act as the exclusive arrangers, advisors and managers and Co-Bookrunners shall act as the exclusive book managers in connection with the assignment, transfer and/or participation of the Loans and shall manage all aspects of any assignment, transfer and participation of the Loans, including, without limitation, the timing of any assignment, transfer or participation, and the final allocations among the Lenders.  No additional agents, co-agents, arrangers or syndication managers will be appointed, unless the Borrower and the Co-Lead Arrangers so agree.  The Loan Parties acknowledge and agree that the Co-Lead Arrangers and Co-Bookrunners, or any Lender, may disclose to any prospective or actual assignee, transferee or Participant financial and other information regarding the Loan Parties and the transactions contemplated by the Loan Parties, including, but not limited to, financial projections related to the foregoing, and the Loan Parties agree to reasonably cooperate with the Co-Lead Arrangers, the Co-Bookrunners and the Lenders in providing any such information to such prospective or actual assignee, transferee or Participant in order to facilitate the transfer, assignment or participation of any Lender’s interest in the Loans and/or the Loan Documents, subject to the provisions herein.  The Loan Parties also agree to provide any further assistance that the Co-Lead Arrangers or Co-Bookrunners may reasonably request, which assistance may include, without limitation, (A) direct contact by any such prospective or actual assignee, transferee or Participant with the Loan Parties’ senior officers, representatives and advisors, at such time and at such places as the Co-Lead Arrangers or Co-Bookrunners may reasonably request with reasonable advance notice, and (B) reasonable cooperation in the preparation of a “confidential information” memorandum and other marketing materials to be used in connection with any such assignment, transfer or participation.  None of the Loan Parties or their Affiliates or Subsidiaries will be permitted to purchase or accept an assignment, transfer or participation of any interest in the Loans or the Loan Documents.  The Co-Lead Arrangers agreed that Wells Fargo will receive full credit as sole lead arranger for league table reporting purposes.

Section 11.20    Secondary Market Cooperation.

(a)                Without limiting any of the other provisions set forth in this Article 11, each Lender shall have the right, in its sole discretion, to (i) sell and/or otherwise transfer, encumber, pledge or otherwise dispose of its interest in the Loan or any portion thereof or interest therein in whole or in part, and/or (ii) further divide the Loan into additional separate pari passu notes or components, provided, however, that (a) such notes may not effectuate a senior/junior loan structure or mortgage/mezzanine loan structure, (b) the aggregate principal amount of such “component” notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such “component” notes, (c) the weighted average interest rate of all such “component” notes shall on the date created and at all times thereafter equal the interest rate which was applicable to the Loan immediately prior to the creation of such “component” notes (i.e., under this clause (c) and the immediately following clause (d), the “component” notes may not effectuate a loan structure that could result in “rate creep”), (d) the debt service payments on all such “component” notes shall on the date created and at all times thereafter equal the debt service payment which was due under the Loan immediately prior to the creation of such component notes, (e) the other terms and provisions of each of the “component”

notes shall be identical in substance and substantially similar in form to the Loan Documents, (f) the maturity date of any such component note shall be the same as the scheduled Maturity Date of the Note immediately prior to the issuance of such component notes and (g) any prepayments shall be applied pro rata in accordance with their respective principal balances to the payment of the outstanding balance of the component notes such that Borrower’s economic position shall remain the same as if there had been no component notes.  Any of the foregoing grants, assignments, encumbrances, bifurcations, sales and/or transfers may be made to any Eligible Assignee in such manner as may be determined by Lender in its sole discretion and Borrower shall have no consent or other rights with respect thereto.  The transaction(s) referred to above shall hereinafter be referred to collectively as “Secondary Market Transactions”.  As used herein, the term “Lender Party” and “Lender Parties” shall be deemed to refer to, individually and/or collectively (as the context requires), Lender and each Eligible Assignee.

(b)               In connection with any Secondary Market Transaction, if reasonably requested by any Lender Party, Borrower shall assist each Lender Party in satisfying the market standards which may be reasonably required in the marketplace or which otherwise may be required by any Lender Party, including, without limitation, to:

                                                  (i)                within fifteen (15) days of a Lender Party request, provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor (it being acknowledged that so long as Guarantor is a publicly-traded company, it shall not be required to provide financial information with respect to itself except for its public filings) and Manager (the “Updated Information”), provided, that Borrower shall not be required to provide Updated Information more than twice in any twelve (12) month period and such requirement to deliver Updated Information shall not circumvent the timeframes for delivery specifically designated in Section 4.12(a) for the delivery of quarterly and annual financial information;

                                                (ii)                provide (A) direct contact between senior management and advisors of Borrower and Guarantor, and proposed Eligible Assignees, (B) assistance in the preparation of information memoranda and other marketing materials to be used in connection with Secondary Market Transactions, (C) the hosting, with Lender, of one or more meetings of prospective Eligible Assignees and (D) financial projections (made in good faith based upon reasonable assumptions) as to the future financial performance of Borrower and the Property; and

                                              (iii)                execute such amendments to the Loan Documents as may be reasonably requested by any Lender Party or potential Eligible Assignee or as to otherwise effect any Secondary Market Transaction; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would change the interest rate, the stated maturity or the amortization of principal set forth in the Note or that would in any respect increase Borrower’s monetary obligations or increase in any respect (other than to a de minimis extent) Borrower’s other obligations or reduce in any material respect Borrower’s rights.  Subject to the foregoing, the aforementioned amendments may include, without limitation:

(A)             subject to the limitations set forth in Section 11.20(a), splitting the Loan into two or more additional components and/or or notes; and/or
(B)              amending the Loan Documents to memorialize any Secondary Market Transaction entered into in accordance with the terms and conditions hereof (which such amendments may include, without limitation, provisions relating to the rights and obligations of Borrower, Guarantor, Lender, Administrative Agent and Eligible Assignee(s) as provided herein).
Lender shall reimburse Borrower for all reasonable out-of-pocket costs and expenses incurred by Borrower in connection with its satisfaction of its obligations pursuant to this Section 11.20.  Notwithstanding the provisions of this Section 11.20, Borrower shall not be responsible for any additional taxes, reserves, adjustments, or any costs for an assignment of or participation in all or a portion of the Loan (including, without limitation, reasonable attorneys’ fees), or other costs or expenses (except for Borrower’s own costs and expenses, provided, that, Borrower shall only be responsible for the payment of its own costs up to $15,000 and any costs incurred in excess of $15,000 (when aggregated with those incurred pursuant to Section 11.15) shall be reimbursed pro rata by the Lenders) that arise as a result of any transfer of the Loan or any interest or participation therein or from the execution of the component notes contemplated by Section 11.20, including, without limitation, any mortgage tax, except to the extent otherwise permitted in this Article XI.

ARTICLE XII - INDEMNIFICATIONS

General Indemnification.

  Except to the extent caused by the actual willful misconduct or gross negligence of the Indemnified Parties, Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property or any part thereof to be in compliance with any Applicable Law; (e) any and all claims and demands whatsoever which may be asserted against Administrative Agent or any Lender by reason of any alleged obligations or undertakings on their part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the payment of any commission, charge or brokerage fee to anyone (other than a broker or other agent retained by Administrative Agent or any Lender) which may be payable in connection with the funding of the Loan evidenced by the Note and secured by the Security Instrument; and/or (g) the holding or investing of the funds on deposit in the Accounts or the performance of any work or the disbursement of funds in each case in connection with the Reserve Funds.  Any amounts payable to Indemnified Parties by reason of the application of this Section 12.1 shall be paid by Borrower within five (5) Business Days after demand therefor and, if not paid within such period, shall thereafter accrue interest at the Default Rate from the date loss or damage is sustained by Indemnified Parties until paid.  Notwithstanding anything to the contrary contained herein, Borrower shall not have any liability hereunder this Section 12.1 with respect to any acts, events or circumstances first arising after (i) the date on which Administrative Agent, Lender or a Person that is not an Affiliate of Borrower or Guarantor acquires title to the Property, whether through foreclosure, private power of sale or the delivery of a deed-in-lieu of foreclosure, except with respect to acts taken by Borrower, Guarantor or any Affiliate of the foregoing prior to or on or after such date or (ii) the date on which a receiver, trustee, liquidator or conservator, other than any such Person appointed at the request of Borrower, Guarantor or any Affiliate of the foregoing, takes control of the Property, except with respect to acts taken by Borrower, Guarantor or any Affiliate of the foregoing prior to or on or after such date.  Borrower’s obligations hereunder shall survive the occurrence of the events described in the immediately preceding sentence.

Section 12.2        Mortgage and Intangible Tax and Transfer Tax Indemnification.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to (a) any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents (whether due upon the making of same or upon the exercise of its remedies under the Loan Documents), and (b) any transfer tax incurred by Indemnified Parties in connection with the exercise of remedies hereunder or under any other Loan Documents.

ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Administrative Agent’s sole discretion) that Indemnified Parties may incur, directly or indirectly, as a result of a default under Sections 3.7 or 4.19 of this Agreement.

Section 12.4        Duty to Defend, Legal Fees and Other Fees and Expenses.  In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence described in Section 12.1 above, Borrower shall at Borrower’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s reasonable expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Administrative Agent or Lender promptly after Administrative Agent or Lender has been notified of such counsel, in which case Borrower may designate alternative counsel reasonably satisfactory to Administrative Agent or Lender); provided, however, that nothing herein shall compromise the right of Administrative Agent or Lender (or any Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Administrative Agent or Lender and Borrower that would make such separate representation advisable; and, provided, further, that if Administrative Agent or Lender shall have appointed separate counsel pursuant to the foregoing, Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Administrative Agent or Lender a conflict or potential conflict exists between such Indemnified Party and Administrative Agent or Lender.  So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Borrower’s consent which shall not be unreasonably withheld or delayed, and Administrative Agent or Lender, as the case may be, agrees that it will not settle any such action, suit or proceeding without the consent of Borrower; provided, however, that if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Administrative Agent or Lender has provided Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Administrative Agent or Lender, as the case may be, may settle such action, suit or proceeding as to the claim against such party and claim the benefit of this Section 12.4 with respect to settlement of such action, suit or proceeding.  Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder.  Borrower shall have the right to settle or compromise any action, proceeding or claim against any Indemnified Party so long as the same does not include any admission of wrongdoing on the part of such Indemnified Party.

Section 12.5        Survival.   The obligations and liabilities of Borrower under this Article 12  shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

Section 12.6        Environmental Indemnity.  Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Administrative Agent and Lenders, which Environmental Indemnity is not secured by the Security Instrument.

ARTICLE XIII - EXCULPATION

Section 13.1        Exculpation.

(a)                Subject to the qualifications below, Administrative Agent, on behalf of Lenders, shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or affiliate of Borrower (but specifically excluding Guarantor to the extent of Guarantor’s liability under the Guaranty) or any legal representatives, successors or assigns of any of the foregoing but excluding shareholders of any public company (collectively, the “Exculpated Parties”), except that Administrative Agent, on behalf of Lenders, may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Administrative Agent to enforce and realize upon Lenders’ interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Administrative Agent, on behalf of Lenders, pursuant to the Loan

Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lenders and Administrative Agent, on behalf of Lenders, and Administrative Agent and Lenders, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents.  The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Administrative Agent, on behalf of Lenders, to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (3) affect the validity or enforceability of any indemnity, guaranty or similar instrument (including, without limitation, the indemnities set forth in Article 12  hereof, in the Guaranty and in the Environmental Indemnity) made in connection with the Loan or any of the rights and remedies of Administrative Agent and Lenders thereunder (including, without limitation, Lenders’ and Administrative Agent’s right to enforce said rights and remedies against Borrower and/or Guarantor (as applicable) personally and without the effect of the exculpatory provisions of this Article 13); (4) impair the right of Administrative Agent, on behalf of Lenders, to obtain the appointment of a receiver; (5) impair the enforcement of the assignment of leases contained in the Security Instrument; (6) constitute a prohibition against Administrative Agent, on behalf of Lenders, to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Administrative Agent to exercise Lenders’ remedies against the Property; or (7) constitute a waiver of the right of Administrative Agent and Lenders to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Losses incurred by Administrative Agent and/or Lenders (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

                                                  (i)                any intentional misrepresentation of Borrower or Guarantor or any of the Exculpated Parties in connection with the Loan;

                                                (ii)                the fraudulent acts or willful misconduct of Borrower or Guarantor or any of the Exculpated Parties in connection with the Loan;

                                              (iii)                any waste to the Property from intentional physical damage or destruction committed by Borrower, Manager, if Manager is an Affiliate of Borrower or Guarantor, Guarantor and/or any of the Exculpated Parties;

                                              (iv)                the misappropriation of Net Proceeds which Borrower, Manager, if Manager is an Affiliate of Borrower or Guarantor, Guarantor and/or any of the Exculpated Parties has received (it being agreed that Borrower, Manager and Guarantor shall not be deemed to have misapplied Net Proceeds unless same are received by Borrower, Manager, if Manager is an Affiliate of Borrower or Guarantor, or Guarantor and not paid to Administrative Agent, in a circumstance in which Administrative Agent is expressly entitled to receive same from Borrower pursuant to the terms of this Agreement or any of the Loan Documents to be applied toward payment of the Indebtedness, or used for the repair or replacement of the Property in accordance with the provisions of this Agreement);

                                                (v)                the failure to pay for items which result in Liens on the Account Collateral or any other portion of the Property (but excluding any matter that arises by reason of lack of cash flow with respect to  the Property, except to the extent that such lack of cash flow arises from the misappropriation of revenue with respect to the Property);

                                              (vi)                the misappropriation of Rents, security deposits (including the proceeds of any letters of credit held in lieu of such security deposits) and other Property revenue which Borrower, Manager, if Manager is an Affiliate of Borrower or Guarantor, Guarantor or any other Affiliate of Borrower or Guarantor has received and which is not applied to the payment of amounts required to be paid under the Loan, used to pay operating expenses or ordinary and capital expenditures at the Property or otherwise applied in a manner expressly permitted under the Loan Documents;

                                            (vii)                the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, this Agreement or in the Security Instrument concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender and/or Administrative Agent with respect thereto in either document;

                                          (viii)                the Borrower incurring, assuming or creating any indebtedness, secured or unsecured, in violation of this Agreement and the other Loan Documents (but excluding any matter that arises by reason of lack of cash flow with respect to the Property, except to the extent that such lack of cash flow arises from the misappropriation of revenue with respect to the Property);

                                              (ix)                the material failure by Borrower to comply with the Single Purpose Entity requirements of this Agreement including those set forth in Section 5.1 hereof if such failure leads to a substantive consolidation of the assets of Borrower with the assets of another Person;

                                                (x)                the failure to deliver to Administrative Agent any security deposits, advance deposits or any other deposits collected with respect to the Property upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases or any other agreement governing the application of such deposit; and/or

                                              (xi)                any voluntary Prohibited Transfer in violation of this Agreement.

(b)               Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Administrative Agent and Lenders shall not be deemed to have waived any right which Administrative Agent and Lenders may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Administrative Agent and Lenders in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) Borrower files a voluntary petition under the Bankruptcy Code or any other Creditors Rights Laws; (ii) an Affiliate, officer, director, or representative which Controls, directly or indirectly, Borrower files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person or colludes in the filing of an involuntary petition against Borrower; (iii) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (iv) any Affiliate, officer, director or representative which Controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property unless such appointment is requested by Administrative Agent; (v) Borrower makes a general assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due unless such admission is true; or (vi) the voluntary Sale or Pledge of all or substantially all of the direct or indirect interests in Borrower or the Property in violation of the provisions of this Agreement, provided, that, Borrower shall be entitled to notice and ten (10) days to cure the transfer of indirect interests in Borrower prior to such Sale or Pledge of indirect interests causing the Debt to be fully recourse to Borrower and Guarantor.

(c)                Notwithstanding anything to the contrary contained herein, Borrower shall not have any liability hereunder (A) for or as a result of any unpaid obligation or Lien (such as, without limitation, a Lien for unpaid real estate taxes) resulting from insufficient cash flow at the Property or any Sale or Pledge resulting from any such unpaid obligation or Lien, except to the extent that such lack of cash flow arises from the misappropriation or conversion of revenue with respect to the Property, or (B) with respect to any acts, events or circumstances first arising after (i) the date on which Administrative Agent, Lender or a Person that is not an Affiliate of Borrower or Guarantor acquires title to the Property, whether through foreclosure, private power of sale or the delivery of a deed-in-lieu of foreclosure, except with respect to acts taken by Borrower, Guarantor or any Affiliate of the foregoing on or after such date or (ii) the date on which a receiver, trustee, liquidator or conservator, other than any such Person appointed at the request of Borrower, Guarantor or any Affiliate of the foregoing, takes control of the Property, except with respect to acts taken by Borrower, Guarantor or any Affiliate of the foregoing prior to or on or after such date, and further provided that the appointment of a  receiver, trustee, liquidator or conservator shall not diminish or reduce Borrower’s recourse liability pursuant to Section 13.1(a)(vii) above.

(d)               Notwithstanding anything to the contrary contained herein, Borrower shall not have any liability hereunder with respect to any acts, events or circumstances until such time that any notice and cure periods set forth in this Agreement or the other Loan Documents applicable to the action, event or circumstance expire.

Section 13.2        Survival.  The obligations and liabilities of Borrower under this Article 13 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

ARTICLE XIV - NOTICES; FUNDS TRANSFER DISBURSEMENT; ELECTRONIC DELIVERY OF CERTAIN INFORMATION

Section 14.1        Notices.   All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service with overnight instruction, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S.  Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:                                    c/o Alexander’s, Inc.
210 Route 4 East
Paramus, New Jersey 07652
Attention:  Chief Financial Officer
Facsimile No.:  (201) 843-2198

With a copy to:                                   Vornado Realty Trust
888 Seventh Avenue
New York, New York  10106
Attention: Executive Vice President - Capital Markets
Facsimile No.:  (212) 894-7073

And:                                                    Vornado Realty Trust

888 Seventh Avenue
New York, New York  10106

Attention:  Corporation Counsel
Facsimile No.: (212) 894-7996

And:                                                    Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:  Arthur Adler, Esq.
Facsimile No.:  (212) 291-9001

If to Administrative Agent:                Wells Fargo Bank, National Association
Wells Fargo Center
1901 Harrison Street, 2nd Floor
MAC A0227-020
Oakland, California  94612
Attention:  Commercial Mortgage Servicing
Facsimile No.:  (866) 359-5352

With a copy to:                                   Cadwalader, Wickersham & Taft LLP
227 W. Trade Street, Suite 2400
Charlotte, North Carolina 28202
Attention:  James P. Carroll, Esq.
Facsimile No.:  (704) 348-5200

If to any other Lender:                       To such Lender’s address or telecopy number as set forth on the signature page hereof or in the applicable Assignment and Assumption Agreement, or to such other address as such Lender may specify to Administrative Agent and Borrower from time to time.

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 14.2        Funds Transfer Disbursements.

(a)                Generally.  The Borrower hereby authorizes Administrative Agent to disburse the proceeds of the Loan made by Lenders and any Reserve Funds being disbursed to Borrower pursuant to Article 8  hereof as requested by an authorized representative of Borrower to any of the accounts designated in the Transfer Authorizer Designation Form.  Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower or (ii) made in Borrower’s name and accepted by the Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower.  Borrower further agrees and acknowledges that Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by Borrower.  Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower.  If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Administrative Agent takes these actions Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Administrative Agent and Borrower.

(b)               Funds Transfer.  Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made.  Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank prohibited by any Governmental Authority; (iii) cause Administrative Agent or any Lender to violate any Federal

Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause Administrative Agent or any Lender to violate any Applicable Law or regulation.

(c)                Limitation of Liability.  Neither the Administrative Agent nor any Lender shall be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Administrative Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s or any Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) Administrative Agent, such Lender or the Borrower knew or should have known the likelihood of these damages in any situation.  Neither Administrative Agent nor any Lender makes any representations or warranties other than those expressly set forth herein.

Section 14.3        Electronic Delivery of Certain Information.  Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically by Borrower may be posted by Administrative Agent, at Administrative Agent’s cost, on a commercial website and Administrative Agent shall notify each Lender of said posting and shall provide a link thereto.  It being understood that the posting of said documents shall constitute notice and delivery of such documents to Lenders by Administrative Agent as required hereunder and delivery shall be deemed properly given pursuant to Section 14.1 as of the date of said posting by Administrative Agent.  Administrative Agent shall have no obligation to maintain paper copies of the documents delivered electronically and, in any event, shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.  Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

Section 14.4        Possession of Documents.  Each Lender shall maintain possession of its own Note.  Administrative Agent shall hold all other Loan Documents and related documents in its possession and maintain separate records and accounts with respect to the Loan, reflecting the interests of Lenders in the Loan, and shall permit Lenders (other than any Defaulting Lender) and their representatives access at all reasonable times during normal business hours to inspect such Loan Documents, related documents, records and accounts.

ARTICLE XV - FURTHER ASSURANCES

Section 15.1        Replacement Documents.  Upon receipt of an affidavit of an officer of Administrative Agent or any Lender as to the loss, theft, destruction or mutilation of the Note, this Agreement or any of the other Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note, this Agreement or such other Loan Document, Borrower will issue at the expense of the Administrative Agent, in lieu thereof, a replacement thereof, dated the date of the Note, this Agreement or such other Loan Document, as applicable, in the same principal amount thereof and otherwise of like tenor.

Section 15.2        Recording of Security Instrument, Etc.

(a)                Borrower forthwith upon the execution and delivery of the Security Instrument and thereafter, from time to time, will cause the Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Administrative Agent, for the benefit of Lenders, in, the Property.  Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Security Instrument, this Agreement, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by Applicable Law so to do.

(b)               Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of each Security Instrument.

Section 15.3        Further Acts, Etc.  Borrower will, at the cost of Borrower, and without expense to Administrative Agent or any Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Administrative Agent shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lenders and/or Administrative Agent, for the benefit of Lenders, the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lenders and/or Administrative Agent, for the benefit of Lenders, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Security Instrument, or for complying with all Applicable Law.  Borrower hereby authorizes Administrative Agent to file one or more financing statements to evidence more effectively the security interest of Administrative Agent, for the benefit of Lenders in the Property.  Borrower grants to Administrative Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Administrative Agent and Lenders at law and in equity, including without limitation, such rights and remedies available to Administrative Agent and Lenders pursuant to this Section 15.3, provided, that, neither Administrative Agent nor Lenders shall have the right to exercise such power of attorney except during the continuance of an Event of Default.

Section 15.4        Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a)                If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation and which imposes a tax, either directly or indirectly, on the Debt or Administrative Agent’s, for the benefit of Lenders, interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any.  If Administrative Agent is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Administrative Agent or Lenders or unenforceable or provide the basis for a defense of usury then Administrative Agent shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.  No Spread Maintenance Penalty or other penalty or premium shall be payable in connection with any prepayment pursuant to this Section.

(b)               Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Property Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Security Instrument or the Debt.  If such claim, credit or deduction shall be required by Applicable Law, Administrative Agent shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.  No Spread Maintenance Penalty or other penalty or premium shall be payable in connection with any prepayment pursuant to this Section.

(c)                If at any time the United States of America, any state thereof or any subdivision of any such state shall require revenue or other stamps to be affixed to the Note, the Security Instrument, or any of the other Loan Documents or impose any other similar tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 15.5        Conversion to Registered Form.  At the request of Administrative Agent on behalf of any Lender and at no cost, expense or increased liability to Borrower, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Administrative Agent which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the applicable Note in a manner that shall cause the applicable Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code.  The option to convert the applicable Note into registered form once exercised may not be revoked.  Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Administrative Agent, for the benefit of such Lender.  Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar.  The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the applicable Note and any other Loan Documents.

Section 15.6        Register.   The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the lenders and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be -

conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time from time to time upon reasonable prior notice.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the Loan or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such interest or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

ARTICLE XVI - WAIVERS

Section 16.1        Remedies Cumulative; Waivers.  The rights, powers and remedies of Administrative Agent and Lenders under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Administrative Agent and Lenders may have against Borrower pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, or existing at law or in equity or otherwise.  Administrative Agent’s and Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Administrative Agent and Lenders may determine in their sole discretion.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 16.2        Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Security Instrument, the Note and the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 16.3        Delay Not a Waiver.  Neither any failure nor any delay on the part of Administrative Agent or any Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Security Instrument, the Note or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Security Instrument, the Note or the other Loan Documents, neither Administrative Agent nor any Lender shall be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Security Instrument, the Note and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 16.4        Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, BORROWER, ADMINISTRATIVE AGENT AND LENDERS, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ADMINISTRATIVE AGENT, ANY LENDER OR BORROWER.

Section 16.5        Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Administrative Agent or Lenders except (a) with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Administrative Agent or any Lender to Borrower and (b) with respect to matters for which Administrative Agent or any Lender are required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Administrative Agent or any Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Administrative Agent or any Lender to Borrower.

Section 16.6        Remedies of Borrower.  In the event that a claim or adjudication is made that Administrative Agent, any Lender or any of their agents have acted unreasonably or unreasonably delayed acting in any case where by Applicable Law or under this Agreement, the Security Instrument, the Note and the other Loan Documents, such Lender, Administrative Agent or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that Administrative Agent, Lenders and their agents shall not be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  The parties hereto agree that any action or proceeding to determine whether Administrative Agent or any Lender has acted reasonably shall be determined by an action seeking declaratory judgment.  Each of Administrative Agent and Lenders agree that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

Section 16.7        Marshalling and Other Matters.  Borrower hereby waives, to the extent permitted by Applicable Law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale under the Security Instrument of the Property or any part thereof or any interest therein.  Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of the Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

Section 16.8        Waiver of Statute of Limitations.  To the extent permitted by Applicable Law, Borrower hereby expressly waives and releases to the fullest extent permitted by Applicable Law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations hereunder, under the Note, Security Instrument or other Loan Documents.

Section 16.9        Waiver of Counterclaim.  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent, any Lender or any of their agents.

Section 16.10    Sole Discretion of Administrative Agent and Lenders.  Wherever pursuant to this Agreement (a) Administrative Agent and/or any Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Administrative Agent and/or any Lender, or (c) any other decision or determination is to be made by Administrative Agent and/or any Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Administrative Agent and/or any Lender, shall be in the sole discretion of Administrative Agent and/or such Lender, except as may be otherwise expressly and specifically provided herein.

ARTICLE XVII - MISCELLANEOUS

Section 17.1        Survival.   This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lenders of the Loan and the execution and delivery to Lenders of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth in this Agreement, the Security Instrument, the Note or the other Loan Documents.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.  All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Administrative Agent and each Lender.

Section 17.2        Governing Law.  This Agreement shall be governed, construed, applied and enforced in accordance with the Applicable Laws of the State.

Section 17.3        Headings.   The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 17.4        Severability.   Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 17.5        Preferences.   To the extent Borrower makes a payment or payments to Administrative Agent or any Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Administrative Agent or such Lender.

Section 17.6        Setoff.   Subject to Section 2.12 hereof and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Administrative Agent and each Lender is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender or any affiliate of the Administrative Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Debt, irrespective of whether or not any or all of the Debt has been declared to be, or has otherwise become, due and payable as permitted hereunder, and although the Debt or the applicable portion thereof shall be contingent or unmatured.

Section 17.7        Expenses.   Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Administrative Agent and/or any Lender within ten (10) Business Days of receipt of written notice from Administrative Agent (on its own behalf and/or on behalf of any Lender) for all reasonable out-of-pocket costs and expenses (including reasonable, actual attorneys’ fees and disbursements) reasonably incurred by Administrative Agent or such Lender in accordance with this Agreement in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Security Instrument, the Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions reasonably requested by Administrative Agent as to any legal matters arising under this Agreement, the Security Instrument, the Note and the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement, the Security Instrument, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) intentionally omitted; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement, the Security Instrument, the Note and the other Loan Documents and any other documents or matters, in each case, to the extent the same is requested by Borrower; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Administrative Agent and Lenders all required legal opinions, and other similar expenses incurred in creating and perfecting the lien in favor of Administrative Agent for the benefit of Lenders pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the Security Instrument, the Note, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Administrative Agent or any Lender or (B) in any other instance herein or in any other Loan Document that provides that the matter in question is to be “at Lender’s or Administrative Agent’s expense” or “at no cost to Borrower” or words of similar import.  Borrower also acknowledges and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Administrative Agent’s and/or Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Administrative Agent and/or Lender may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist at least semiannually.   Notwithstanding the foregoing, Borrower shall not be required to pay for any appraisal or any other report (or inspection) unless an Event of Default has occurred and is continuing or unless required by regulatory requirements.  In addition, if Borrower is undertaking a Restoration or is performing any work at the Property that requires the obtaining of a building permit, then Borrower shall pay the reasonable out-of-pocket costs of architect’s engineers and other consultants reasonably retained by Administrative Agent to review the performance of such Restoration or work.  Any amounts payable to Administrative Agent and any Lender pursuant to this Section 17.7 shall become immediately due and payable upon written demand and, if the same is not paid within ten (10) Business Days from such written demand, shall bear interest at the Default Rate from the date which is ten (10) Business Days from such written demand until the date such amounts have been paid.  Notwithstanding the foregoing or anything herein to the contrary, Borrower shall not be obligated to pay any of the foregoing costs and expenses of any Lender, other than Administrative Agent, that are incurred prior to an Event of Default.

Section 17.8        Cost of Enforcement.  In the event (a) that the Security Instrument is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) any Lender and/or Administrative Agent exercises any of their other remedies under this Agreement, the Security Instrument, the Note and the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Administrative Agent, any Lender and Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.  Any amounts payable to Administrative Agent and any Lender pursuant to this Section 17.8 shall become immediately due and payable upon written demand and, if the  same is not paid within ten (10) Business Days from such written demand, shall bear interest at the Default Rate from the date which is ten (10) Business Days from such written demand until the date such amounts have been paid.

Section 17.9        Schedules and Exhibits Incorporated.  The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 17.10    Offsets, Counterclaims and Defenses.  Any assignee of Lenders’ interest in and to this Agreement, the Security Instrument, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 17.11    No Joint Venture or Partnership; No Third Party Beneficiaries; Non Liability of Administrative Agent and Lenders.

(a)                Borrower, Administrative Agent and Lenders intend that the relationships created under this Agreement, the Security Instrument, the Note and the other Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower, Administrative Agent and/or Lenders nor to grant Administrative Agent or any Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)               This Agreement, the Security Instrument, the Note and the other Loan Documents are solely for the benefit of Administrative Agent, Lenders and Borrower and nothing contained in this Agreement, the Security Instrument, the Note or the other Loan Documents shall be deemed to confer upon anyone other than Administrative Agent,  Lenders and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lenders to make the Loan hereunder are imposed solely and exclusively for the benefit of Lenders and no other Person (other than Administrative Agent) shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions (other than Administrative Agent), any or all of which may be freely waived in whole or in part by Lenders if, in Lenders’ sole discretion, Lenders deems it advisable or desirable to do so.

(c)                The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Administrative Agent and Lenders are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property.

Borrower is not relying on Administrative Agent’s or Lenders’ expertise, business acumen or advice in connection with the Property.

(d)               Notwithstanding anything to the contrary contained herein, neither Lenders nor Administrative Agent are undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(e)                By accepting or approving anything required to be observed, performed or fulfilled or to be given to Administrative Agent and/or Lenders pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Administrative Agent nor Lenders shall be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Administrative Agent or any Lender.

(f)                Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Security Instrument and the other Loan Documents, Administrative Agent and Lenders are expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 3  of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Administrative Agent or any Lender; that such reliance existed on the part of Administrative Agent and Lenders prior to the date hereof, that the warranties and representations are a material inducement to Lenders in making the Loan; and that Lenders would not be willing to make the Loan and accept the this Agreement, the Note, the Security Instrument and the other Loan Documents in the absence of the warranties and representations as set forth in Article 3  of this Agreement.

(g)               Neither Administrative Agent nor any Lender shall have any fiduciary responsibilities to Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by Administrative Agent or any Lender to any Lender, Borrower, or any other Loan Party.  Neither Administrative Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations.

Section 17.12    Publicity; Confidentiality.

(a)                Publicity.  All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to this Agreement, the Note, the Security Instrument or the other Loan Documents or the financing evidenced by this Agreement, the Note, the Security Instrument or the other Loan Documents, to Lenders, Administrative Agent or any of their Affiliates shall be subject to the prior written approval of Administrative Agent, not to be unreasonably withheld, except that such approval shall not be required for news releases, publicity or advertising by Borrower or its affiliates in connection with its public filing requirements.  Borrower shall have a reasonable approval right with respect to publicity by Administrative Agent or Lenders which refers to the Borrower, Guarantor or the

Property, except that such approval shall not be required in connection with Administrative Agent’s or Lenders’ customary marketing materials used for internal purposes or for client meetings or pitches.

(b)               Confidentiality.  Except as otherwise provided by Applicable Law, Administrative Agent and each Lender shall utilize all non public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided any such affiliate shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Note or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) if an Event of Default exists, to any other Person, in connection with the exercise by the Administrative Agent or the Lenders of rights hereunder or under any of the other Loan Documents; and (f) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate.

Section 17.13    Conflict; Construction of Documents; Reliance.  In the event of any conflict between the provisions of this Agreement and the Security Instrument, the Note or any of the other Loan Documents, the provisions of this Agreement shall control.  Wherever the phrase “during the continuance of an Event of Default” or the like appears herein or in any other Loan Document, such phrase shall not mean or imply that Administrative Agent has any obligation to accept a cure of such Event of Default.  The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement, the Note, the Security Instrument and the other Loan Documents and this Agreement, the Note, the Security Instrument and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.  Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Administrative Agent or any Lender or any parent, subsidiary or Affiliate of Administrative Agent or any Lender.  Administrative Agent and Lenders shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to them under this Agreement, the Note, the Security Instrument and the other Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by Administrative Agent, Lenders or any parent, subsidiary or Affiliate of Administrative Agent or any Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Administrative Agent’s and any Lender’s exercise of any such rights or remedies.  Borrower acknowledges that Administrative Agent and Lenders engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse-to or competitive with the business of Borrower or its Affiliates.

Section 17.14    Entire Agreement.  This Agreement, the Note, the Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower, Administrative Agent, and Lenders are superseded by the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents.

Section 17.15    Liability.   If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.  This Agreement shall be binding upon and inure to the benefit of Borrower, Administrative Agent, and Lenders and their respective successors and assigns forever.

Section 17.16    Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 17.17    Delay Outside Lender’s Control.  Neither Administrative Agent nor any Lender shall be liable in any way to Borrower or any third party for Administrative Agent’s or such Lender’s failure to perform or delay in performing under this Agreement and the other Loan Documents (and Administrative Agent or any Lender may suspend or terminate all or any portion of Administrative Agent’s or such Lender’s obligations under this Agreement and any other Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Administrative Agent or such Lender deemed probable), or from any Act of God or other cause or event beyond Administrative Agent’s or such Lender’s control.

Section 17.18    Intentionally Omitted.

Section 17.19    Intentionally Omitted.

Section 17.20    Administrative Agent’s and Lenders’ Administrative Agents.  Administrative Agent and/or any Lender may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement or any of the other Loan Documents.  Any reference to Administrative Agent or any Lender herein or in any of the other Loan Documents shall include Administrative Agent’s and such Lender’s agents, employees or independent contractors.

Section 17.21    Contribution.

(a)                As a result of the transactions contemplated by this Agreement and the other Loan Documents, each Borrower will benefit, directly and indirectly, from each Borrower’s obligation to pay the Debt and perform its obligations hereunder and under the other

Loan Documents (collectively, the “Obligations”) and in consideration therefore each Borrower desires to enter into an allocation and contribution agreement among themselves as set forth in this Section to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of Borrowers in the event any payment is made by any individual Borrower hereunder to Administrative Agent  for the benefit of Lenders (such payment being referred to herein as a “Contribution”, and for purposes of this Section, includes any exercise of recourse by Administrative Agent or any Lender against any Property of a Borrower and application of proceeds of such Property in satisfaction of such Borrower’s obligations, to Lender under the Loan Documents).

(b)               Each Borrower shall be liable hereunder with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any state law.

(c)                In order to provide for a fair and equitable contribution among Borrowers in the event that any Contribution is made by an individual Borrower (a “Funding Borrower”), such Funding Borrower shall be entitled to a reimbursement Contribution (“Reimbursement Contribution”) from all other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Obligations, in the manner and to the extent set forth in this Section.

(d)               For purposes hereof, the “Benefit Amount” of any individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower and its affiliates from extensions of credit made by Lenders to (i) such Borrower and (ii) to the other Borrowers hereunder and the Loan Documents to the extent such other Borrowers have guaranteed or mortgaged their property to secure the Obligations of such Borrower to Lenders.

(e)                Each Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (i) the (A) ratio of the Benefit Amount of such Borrower to the total amount of Obligations, multiplied by (B) the amount of Obligations paid by such Funding Borrower, or (ii) ninety-five percent (95%) of the excess of the fair saleable value of the property of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).

(f)                In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution.  In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.

(g)               Each Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of Borrower to which such Reimbursement Contribution is owing.

(h)               Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section shall be paid until all amounts then due and payable by all of Borrowers to Administrative Agent and Lenders, pursuant to the terms of the Loan Documents, are paid in full in cash.  Nothing contained in this Section shall limit or affect in any way the Obligations of any Borrower to Administrative Agent and Lenders under the Loan Documents.

(i)                 To the extent permitted by applicable law, each Borrower waives:

                                                  (i)                any right to require Administrative Agent and Lenders to proceed against any other Borrower or any other person or to proceed against or exhaust any security held by Administrative Agent for the benefit of Lenders at any time or to pursue any other remedy in Administrative Agent’s or any Lender’s power before proceeding against Borrower;

                                                (ii)                any defense based upon any legal disability or other defense of any other Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Loan Documents;

                                              (iii)                any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

                                              (iv)                any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

                                                (v)                any defense based upon any failure by Administrative Agent or any Lender to obtain collateral for the indebtedness or failure by Administrative Agent or any Lender to perfect a lien on any collateral;

                                              (vi)                presentment, demand, protest and notice of any kind;

                                            (vii)                any defense based upon any failure of Administrative Agent or any Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

                                          (viii)                any defense based upon any failure of Administrative Agent or any Lender to comply with applicable laws in connection with the sale or other disposition of any collateral, including any failure of Administrative Agent or any Lender to conduct a commercially reasonable sale or other disposition of any collateral;

                                              (ix)                any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;

                                                (x)                any defense based upon any agreement or stipulation entered into by Administrative Agent or any Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

                                              (xi)                any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

                                            (xii)                any defense based upon the avoidance of any security interest in favor of Administrative Agent and/or Lenders for any reason;

                                          (xiii)                any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;

                                          (xiv)                any defense or benefit based upon Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the Security Instrument to be satisfied by any payment from any other Borrower or any such party;

                                            (xv)                all rights and defenses arising out of an election of remedies by Administrative Agent and Lenders even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower’s rights of subrogation and reimbursement against any other Borrower; and

                                          (xvi)                all rights and defenses that Borrower may have because any of Debt is secured by real property.  This means, among other things (subject to the other terms and conditions of the Loan Documents): (1) Administrative Agent may collect from Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower, and (2) if Administrative Agent forecloses on any real property collateral pledged by any other Borrower, (I) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (II) Administrative Agent may collect from Borrower even if any other Borrower, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from any other Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because any of the Debt is secured by real property; and except as may be expressly and specifically permitted herein, any claim or other right which Borrower might now have or hereafter acquire against any other Borrower or any other person that arises from the existence or performance of any obligations under the Loan Documents, including any of the following: (1) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (2) any right to participate in any claim or remedy of Administrative Agent and/or Lenders against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

(j)                 Each Borrower hereby restates and makes the waivers made by Guarantor in the Guaranty for the benefit of Administrative Agent and each Lender.  Such waivers are hereby incorporated by reference as if fully set forth herein (and as if applicable to each Borrower) and shall be effective for all purposes under the Loan (including, without limitation, in the event that any Borrower is deemed to be a surety or guarantor of the Debt (by virtue of each Borrower being co-obligors and jointly and severally liable hereunder, by virtue of each Borrower encumbering its interest in the Property for the benefit or debts of the other Borrowers in connection herewith or otherwise)).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

ALEXANDER’S OF KINGS, LLC, a Delaware
limited liability company

By:	/s/ Alan J. Rice
Name:	Alan J. Rice
Title:	Secretary

KINGS PARKING, LLC, a Delaware limited
liability company

By:	/s/ Alan J. Rice
Name:	Alan J. Rice
Title:	Secretary

ALEXANDER’S KINGS PLAZA, LLC, a
Delaware limited liability company

By:	/s/ Alan J. Rice
Name:	Alan J. Rice
Title:	Secretary

LENDER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ John G. Nicol
Name:	John G. Nicol
Title:	Director

Address for notices and Lending Office:

WELLS FARGO BANK, NATIONAL
ASSOCIATION
Wells Fargo Center
1901 Harrison Street, 2nd Floor
MAC A0227-020
Oakland, California  94612
Attention:  Commercial Mortgage Servicing
Facsimile No.:  866-359-5352

LENDER:

ROYAL BANK OF CANADA, a Canadian
chartered bank

By:	/s/ G. David Cole
Name:	G. David Cole
Title:	Authorized Signatory

Address for notices and Lending Office:

Three World Financial Center
12th Floor, 200 Vesey Street
New York, NY  10281-8098

Attention:        Dan LePage
Telephone:       (212) 428-6605
Fax:                 (212) 428-6459

With a copy to:

Three World Financial Center
12th Floor, 200 Vesey Street
New York, NY  10281-8098

Attention:        GLA Administrator
Telephone:       (877) 332-7455
Fax:                 (212) 428-2372

and with a copy by fax only:

Jamie Cameron

Telephone:       (416) 842-1405
Fax:                 (416) 842-4020

LENDER:

CRÉDIT AGRICOLE CORPORATE &
INVESTMENT BANK, a banking corporation
organized and existing under the laws of France

By:	/s/ Daniel J. Reddy
Name:	Daniel J. Reddy
Title:	Director

By:	/s/ Paul T. Ragusin
Name:	Paul T. Ragusin
Title:	Director

Address for notices and Lending Office:

1301 Avenue of the Americas, 18th Floor
New York, NY  10019

Attention:        Daniel J. Reddy
Telephone:       (212) 261-3292
Fax:                 (917) 849-5494

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ John G. Nicol
Name:	John G. Nicol
Title:	Director

SCHEDULE I

IMMEDIATE REPAIRS

(attached hereto)

SCHEDULE II

REPLACEMENTS

(attached hereto)

SCHEDULE III

ORGANIZATIONAL CHART

(attached hereto)

SCHEDULE IV

DESCRIPTION OF REA

Construction, Operation and Reciprocal Easement Agreement dated February 1, 1970 recorded May 27, 1970 in Reel 413 page 171, as affected by Assignment by Agreement dated May 31, 1973 recorded June 27, 1973 in Reel 642 page 438, as affected by Assignment and Assumption Agreement dated July 29, 1976 and recorded August 2, 1976 in Reel 862 page 1477, as affected by Amended and Restated Construction, Operation and Reciprocal Easement Agreement dated June 18, 1998 and recorded July 31, 1998 in Reel 4251 page 1565, as affected by Unrecorded Supplemental Construction, Operation and Reciprocal Easement Agreement dated June 18, 1998 (included in file), as affected by First Amendment to Supplement, dated June 18, 2003, as affected by First Amendment to Amended and Restated Construction, Operation and Reciprocal Easement Agreement dated June 18, 2003 and recorded on October 24, 2003 as CRFN No. 2003000433387, as affected by Second Amendment to Amended and Restated Construction, Operation and Reciprocal Easement Agreement dated June 18, 2003 and recorded on October 24, 2003 as CRFN No. 2003000433388, as affected by Third Amendment to Amended and Restated Construction, Operation and Reciprocal Easement Agreement dated November 9, 2007 and recorded on July 18, 2008 as CRFN No. 2008000286900.

SCHEDULE V

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

EXHIBIT A

Form of Tenant Direction Letter

[BORROWER LETTERHEAD]

____________ ___, 200__

[Tenants under Leases]

•           Lease dated ________ between _______________,
as Landlord, and _______________, as Tenant,
concerning premises known as

Gentlemen:

This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, “Rent”) in favor of Wells Fargo Bank, National Association, as administrative agent (“Administrative Agent”), for the benefit of various lenders, to secure certain of the undersigned’s obligations to Administrative Agent and such lenders pursuant to a loan agreement entered into by landlord with Administrative Agent and such lenders.  The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following address:

______________________________
______________________________
______________________________
______________________________
______________________________

[Borrower Name]
c/o [Restricted Account Address]
Attention:

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of _________, 200___, among [NAME OF ASSIGNING BANK] (“Assignor”), [NAME OF ASSIGNEE] (“Assignee”) [, NAME OF BORROWER, a __________________________ (“Borrower”)] and [NAME OF ADMINISTRATIVE AGENT], as administrative agent for Lenders, as defined below (in such capacity, together with its successors in such capacity, “Administrative Agent”).

Preliminary Statement

1.         This Assignment and Assumption Agreement (this “Agreement”) relates to the Loan Agreement (as the same may be amended from time to time, the “Loan Agreement”) dated June ____, 2011 among Alexander’s of Kings, LLC, Kings Parking, LLC and Alexander’s Kings Plaza, LLC (“Borrower”), the lender(s) party thereto (each a “Lender” and, collectively, “Lenders”) and Administrative Agent.  All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

2.         Subject to the terms and conditions set forth in the Loan Agreement, Assignor has made an Individual Loan Commitment to Borrower in an aggregate principal amount of $______________ (“Assignor’s Loan Commitment”).

3.         The aggregate outstanding principal amount under Assignor’s Individual Loan Commitment at the commencement of business on the date hereof is $____________.

4.         Assignor desires to assign to Assignee all of the rights of Assignor under the Loan Agreement in respect of a portion of Assignor’s Individual Loan Commitment and the loan made pursuant thereto, such portion being in an amount equal to $ ____________ (the “Assigned Loan and Commitment”), of which $ __________ is currently outstanding and Assignee desires to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.   Assignment.  Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement in and to the Assigned Loan and Commitment, and Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement with respect to the Assigned Loan and Commitment.  Upon the execution and delivery hereof by Assignor, Assignee, Administrative Agent (and, if applicable, Borrower), and the payment of the amount specified in Section 2 hereof required to be paid on the date hereof, (1) Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and obligations of a Lender under the Loan Agreement with an Individual Loan Commitment in an amount equal to the Assigned Loan and Commitment and (2) the Individual Loan Commitment of Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee. Assignor represents and warrants that it (x) owns the Assigned Loan and Commitment free and clear of all liens and other encumbrances and (y) is legally authorized to enter into and perform this Agreement. Except as provided in the immediately preceding sentence, the assignment provided for herein shall be without representation or warranty by, or recourse to, Assignor.

SECTION 2.   Payments.  As consideration for the assignment and sale contemplated in Section 1 hereof, Assignee shall pay to Assignor on the date hereof, in immediately available funds, an amount equal to the outstanding principal amount under the Assigned Loan and Commitment recited in paragraph 4 of the Preliminary Statement above. Each of Assignor and Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

SECTION 3.   Consents; Execution and Delivery of Note.  This Agreement is conditioned upon the consent of Administrative Agent pursuant to Section 11.15 of the Loan Agreement. The execution of this Agreement by Borrower (if required) and Administrative Agent is evidence of this consent.  Pursuant to Section 11.15 of the Loan Agreement, Borrower has agreed to execute and deliver Notes payable to the respective orders of Assignee and Assignor to evidence the assignment and assumption provided for herein. Assignee has designated as its Lending Office, and as its address for notices, the office identified as such below.

SECTION 4.   Non-Reliance on Assignor.  Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of Borrower or any other party to any Loan Document, or the validity and enforceability of the obligations of Borrower or any other party to a Loan Document in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor, and based on such documents and information as it has deemed appropriate, made its own analysis of the collateral for the Loan, credit analysis of the Loan Parties and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the collateral for the Loan and of the business, affairs and financial condition of Borrower and the other parties to the Loan Documents.

SECTION 5.   Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York’s principles of conflicts of law).

SECTION 6.   Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7.   Certain Representations and Agreements by Assignee.  Assignee represents that it is legally authorized to enter into and perform this Agreement. In addition, Assignee hereby represents that it is entitled to receive any payments to be made to it under the Loan Agreement or hereunder without the withholding of any tax and agrees to furnish the evidence of such exemption as specified therein and otherwise to comply with the provisions of Section 2.5(c) of the Loan Agreement.

Exh. B-2-

[NO FURTHER TEXT ON THIS PAGE]

Exh. B-3-

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]

By:      _______________________
Name:
Title:    President

By:      _______________________
Name:
Title:    President

[NAME OF ASSIGNEE]

By:      _______________________
Name:
Title:

By:      _______________________
Name:
Title:

Assignee’s Applicable Lending Office and Address for Notices

[Assignee]
[Address]
Attention:________________________
Telephone: (___) ____________________

_______________________
Name:
Title:

[NAME OF ADMINISTRATIVE AGENT]

By:      _______________________
Name:
Title:

Exh. B-4-

EXHIBIT C

INDIVIDUAL LOAN COMMITMENT/PRO RATA SHARE

LENDER	INDIVIDUAL LOAN COMMITMENT	PRO RATA SHARE
WELLS FARGO BANK, NATIONAL ASSOCIATION	$83,333,333.34	33.333333%
ROYAL BANK OF CANADA	$83,333,333.33	33.333333%
CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK	$83,333,333.33	33.333333%

EXHIBIT D

FORM OF NOTE

Wells Fargo Loan No. 33-0911464

PROMISSORY NOTE

$______________

New York, New York
                                                                                                                                  ________, ____

FOR VALUE RECEIVED ALEXANDER’S KINGS PLAZA, LLC, KINGS PARKING, LLC, and ALEXANDER’S OF KINGS, LLC, each a Delaware limited liability company, each having its principal place of business at c/o Alexander’s Inc., 210 Route 4 East, Paramus, New Jersey  07652 (individually or collectively (as the context may require) herein referred to as “Borrower”) hereby unconditionally promises to pay to the order of __________________ (together with its successors and/or assigns, “Bank”), having an address at _________________, or at such other place as the holder hereof may from time to time designate in writing for the account of Bank’s Lending Office, the principal sum of _________________ ($___________), or so much thereof as is advanced in lawful money of the United States of America, with interest thereon to be computed from the date of this Note at the Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated as of the date hereof, between Borrower, the lenders named therein, as Lenders and Wells Fargo Bank, National Association, as administrative agent (“Administrative Agent”) for the benefit of Lenders (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”).  All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE XVIII -

PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article II of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

ARTICLE XIX -

DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Bank if any payment required in this Note is not paid on or prior to the date when due (or, if the Loan Agreement provides for any notice or cure periods in respect of such payment, on or prior to the expiration of such notice or cure periods) or if not paid on the Maturity Date or on the happening of any other Event of Default.

ARTICLE XX -

LOAN DOCUMENTS

This Note is secured by the Security Instrument and the other Loan Documents.  All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.  In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE XXI -

SAVINGS CLAUSE

Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Bank are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Bank shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Bank, and (c) if through any contingency or event, Bank receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Bank, or if there is no such indebtedness, shall immediately be returned to Borrower.

ARTICLE XXII -

NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower, Administrative Agent or Bank, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE XXIII -

WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non‑payment and all other notices of any kind.  No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Administrative Agent, Bank or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents.  No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Administrative Agent or Bank to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents.  If Borrower is a partnership or limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the partnership or limited liability company, and the term “Borrower,” as used herein, shall include any alternate or successor partnership or limited liability company, but any predecessor partnership or limited liability company and their partners or members shall not thereby be released from any liability.  If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower,” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder.  Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation, which may be set forth in the Loan Agreement, the Security Instrument or any other Loan Document.

ARTICLE XXIV -

TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Bank may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Bank with respect thereto, and Bank shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Bank shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

ARTICLE XXV -

EXCULPATION

The provisions of Article XIII of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

ARTICLE XXVI -

GOVERNING LAW

This Note shall be governed, construed, applied and enforced in accordance with the laws of the State and the Applicable Laws of the United States of America.

ARTICLE XXVII -

NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Article XIV of the Loan Agreement.

ARTICLE XXVIII -

JOINT AND SEVERAL LIABILITY

If Borrower consists of more than one Person or party, the obligations and liabilities of each Person or party shall be joint and several.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

ALEXANDER’S OF KINGS, LLC, a Delaware limited liability company

By:      _______________________
Name:
Title:

KINGS PARKING, LLC, a Delaware limited liability company

By:      _______________________
Name:
Title:

ALEXANDER’S KINGS PLAZA, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT E

TRANSFER AUTHORIZER DESIGNATION
(For Disbursement of Loan Proceeds and Reserve Funds by Funds Transfer)

 NEW    REPLACE PREVIOUS DESIGNATION    ADD     CHANGE     DELETE LINE NUMBER  _____

The following representatives of [NAME OF BORROWER] (“Borrower”) are authorized to request the disbursement of the proceeds of the Loan on the Closing Date (as defined in the Loan Agreement (defined herein)) and any Reserve Funds (as defined in the Loan Agreement) in accordance with the terms of the Loan Agreement and initiate such funds transfers for Loan Number 33-0911464 assigned to that certain mortgage loan evidenced by that certain Loan Agreement dated June 10, 2011 among Borrower, each of the financial institutions initially a signatory thereto together with their permitted assignees (the “Lenders”), Wells Fargo Bank, National Association, as the administrative agent for the Lenders (the “Administrative Agent”) and the other parties thereto (the “Loan Agreement”).  The Administrative Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title
1.
2.
3.
4.
5.

[Continued on next page]

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

Exh. E-2-

Date: ___________, 20__

“BORROWER”

[NAME OF BORROWER],
a _____________________________

By:      _____________________________
Name:
Title:

Exh. E-3-

EXHIBIT F

COLLATERAL ASSIGNMENT OF
INTEREST RATE PROTECTION AGREEMENT

[NOTE: CHANGES MAY BE NECESSARY IF AGREEMENT IS AN INTEREST RATE SWAP ENTERED INTO BY GUARANTOR]

COLLATERAL ASSIGNMENT OF INTEREST RATE PROTECTION AGREEMENT, dated as of the [____] day of [_________], 20[__] (this “Assignment”), made by ALEXANDER’S OF KINGS, LLC, KINGS PARKING, LLC AND ALEXANDER’S KINGS PLAZA, LLC, each having an address at c/o Alexander’s Inc., 210 Route 4 East, Paramus, New Jersey 07652 (individually and/or collectively (as the context may require) referred to herein as “Borrower”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, having its principal place of business at Wells Fargo Center, 1901 Harrison Street, 2nd Floor, Oakland California 94612, as administrative agent for the ratable benefit of Lenders (as defined in the Loan Agreement (hereinafter defined)) (in such capacity, together with its successors and/or assigns in such capacity, “Administrative Agent”).

Lenders have made a first mortgage loan to Borrower (the “Loan”), which Loan is (i) secured by, among other things, that certain mortgage, dated as of June 10, 2011 (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, collectively, the “Security Instrument”), which grants Administrative Agent, for the benefit of Lenders, a first priority lien on the property encumbered thereby (the “Property”); (ii) evidenced by those certain promissory notes from Borrower, dated as of June 10, 2011, in the aggregate principal amount of $250,000,000.00 (as each of the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated, and including any substitute or replacement notes executed pursuant to the Loan Agreement, individually and/or collectively (as the context requires), the “Note”); and (iii) made pursuant to that certain Loan Agreement, dated as of June 10, 2011 among Borrower, the lenders named therein, as Lenders and Administrative Agent, as administrative agent for the benefit of Lenders (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”; the Security Instrument, the Note, the Loan Agreement and any and all documents or instruments now or hereafter executed in connection with the Loan are collectively herein referred to as the “Loan Documents”).  All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

Borrower agrees, as set forth herein, that Borrower shall assign as additional security for the payment of the Loan and the observance and performance by Borrower of the terms, covenants and conditions of the Note, the Security Instrument, the Loan Agreement and the other Loan Documents on the part of Borrower to be observed and performed, all of Borrower’s right, title and interest in and to all payments to be made to Borrower pursuant to the Interest Rate Protection Agreement (as defined herein).

AGREEMENT:

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Borrower, the parties hereto agree as follows:

1.                  Borrower hereby assigns, grants, delivers and transfers to Administrative Agent for the benefit of Lenders, as collateral, all of its right, title and interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in, to and under that certain Confirmation Transaction Reference No. [_______]), with a trade date of [_____] [__], 20[__], between Borrower and [__________], as the counterparty thereunder (the “Counterparty”) (together with that certain ISDA Master Agreement dated as of [_____] [__], 20[__] executed by Borrower and Counterparty and any additional documents relating thereto, the “Interest Rate Protection Agreement”), including, but not limited to, any and all rights that such Borrower may now or hereafter have to any and all payments, disbursements, distributions or proceeds (collectively, the “Payments”) owing, payable or required to be delivered to Borrower on account of the Interest Rate Protection Agreement with respect to the period commencing on the date hereof and ending on the date on which Borrower shall have repaid the Loan in its entirety, and all proceeds of any or all of the foregoing (collectively, the “Cap Collateral”).  Borrower hereby grants to Administrative Agent for the benefit of Lenders a security interest in and to the Interest Rate Protection Agreement, the Cap Collateral and all Proceeds (as defined in the Uniform Commercial Code adopted in the State of New York (the “UCC”)) thereof, to have and to hold the same, unto Administrative Agent, for the benefit of Lenders, their respective successors and/or assigns, and Borrower covenants and agrees to cause all Payments to be made directly to Administrative Agent on behalf of Lenders or as directed by Administrative Agent.  This Assignment constitutes additional security for the obligations of Borrower secured by the Loan Agreement and secured or evidenced by the other Loan Documents.

2.                  Counterparty hereby consents to the assignment contained in Paragraph 1  hereof and agrees that it will make any Payments that become payable under or pursuant to the Interest Rate Protection Agreement directly into the Restricted Account (as defined in the Loan Agreement) until such time as this Assignment is terminated or otherwise canceled, at which time the Counterparty will be instructed to make payments to or on behalf of Borrower.

3.                  Prior to the occurrence of an Event of Default, Payments received by Administrative Agent shall be deposited into the Restricted Account and applied in accordance with the terms of the Loan Agreement.  Upon the occurrence and during the continuance of an Event of Default, (a) Payments received by Administrative Agent, on behalf of Lenders, may be applied by Administrative Agent to any principal, interest and other amounts owing by Borrower under the Note and the other Loan Documents in such order and priority as set forth in Section 10.2(g) of the Loan Agreement or as otherwise determined by Administrative Agent in its sole discretion and (b) Administrative Agent, on behalf of Lenders, shall be entitled to exercise all remedies provided in the UCC with respect to the security interest being granted herein.

4.                  Borrower hereby covenants and agrees that Borrower shall not, without first obtaining the written consent of Administrative Agent, on behalf of Lenders, which consent

2

may be withheld by Administrative Agent in its sole discretion, convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant an option or options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration) the Interest Rate Protection Agreement.  Borrower and Counterparty hereby covenant and agree that neither Borrower nor Counterparty shall, without first obtaining written consent of Administrative Agent, on behalf of Lenders, which consent may be withheld by Administrative Agent in its sole discretion, amend, modify, cancel or terminate the Interest Rate Protection Agreement.  Administrative Agent agrees to be bound by all of the terms, covenants and conditions of the Interest Rate Protection Agreement.

5.                  In the event that for any reason the Interest Rate Protection Agreement ever expires, or is terminated, rescinded or revoked and, as a result thereof, a termination fee or such similar payment is owing to Borrower by Counterparty, such sum is and shall be considered a Payment and a part of the Cap Collateral and shall be held and disbursed by Administrative Agent, for the benefit of Lenders, in accordance with the terms hereof; provided, however, that so long as no Event of Default has occurred and is continuing, Administrative Agent will (a) make such termination fee or similar payment available to Borrower to be applied to the reasonable and customary costs and expenses payable by Borrower in connection with Borrower’s replacement of the Interest Rate Protection Agreement and (b) disburse the balance of such termination fee or similar payment to Borrower if Borrower is not required to replace the Interest Rate Protection Agreement and/or Borrower has replaced the Interest Rate Protection Agreement, each in accordance with the terms and provisions of this Assignment and the other Loan Documents, and such replacement interest rate cap agreement, if required pursuant to the terms of the Loan Documents, is in fact in full force and effect.

6.                  Borrower represents and warrants that:  (a) it has the full power, right and authority to assign its interest in the Cap Collateral, (b) Borrower owns the Cap Collateral free and clear of all liens and claims of others and Borrower has not transferred, assigned, granted a security interest in or otherwise encumbered its interest in and to the Cap Collateral other than in favor of Administrative Agent, for the benefit of Lenders, (c) no security agreement, financing statement or other document is on file or of record in any public office with respect to the Cap Collateral, other than in favor of Administrative Agent, for the benefit of Lenders, (d) the obligation of the Counterparty under the Interest Rate Protection Agreement to make Payments is not subject to any defense or counterclaim arising from any act or omission of Borrower or any Affiliate of Borrower, (e) the location of its chief executive office is the address set forth in the caption to this Assignment and (f) upon the filing of UCC Financing Statements naming Borrower as debtor and Administrative Agent as secured party and adequately describing the Cap Collateral, Administrative Agent, for the benefit of Lenders, has a first priority perfected lien on the Cap Collateral.

7.                  Borrower covenants and agrees with Administrative Agent as follows (a) it will comply with all terms of the Interest Rate Protection Agreement, (b) it will not waive any material provision of the Interest Rate Protection Agreement, fail to deliver a copy of any notice received from Counterparty to Administrative Agent or, without the prior written consent of Administrative Agent, which consent may be withheld by Administrative Agent, in its sole discretion, fail to exercise any right thereunder and (c) it will not change the location of its state

3

of organization from the location specified in the caption to this Assignment unless, in conjunction therewith, Borrower executes and delivers to Administrative Agent such additional UCC Financing Statements as Administrative Agent shall reasonably request to allow for Administrative Agent’s continued prior and perfected lien on the Cap Collateral.

8.                  Borrower further covenants and agrees with Administrative Agent that it will at any time and from time to time, upon the written request of Administrative Agent, and at the sole expense of Borrower, promptly and duly execute and deliver such further instruments and documents and take such further action as Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Assignment and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC.  Each Borrower also hereby authorizes Administrative Agent to file any such financing or continuation statement without the signature of any Borrower to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Assignment shall be sufficient as a financing statement for filing in any jurisdiction.

9.                  This Assignment does not include the delegation to Administrative Agent or Lenders of any of Borrower’s duties, responsibilities or obligations under the Interest Rate Protection Agreement, Borrower remaining liable to perform all duties, responsibilities and obligations to be performed by Borrower thereunder, and Administrative Agent and Lenders shall not have any obligation or liability under the Interest Rate Protection Agreement or by reason of or arising out of this Assignment or the receipt by Administrative Agent of any Payment and Borrower specifically agrees to indemnify and forever hold Administrative Agent and Lenders harmless from any claim or liability on account thereof, including, without limitation, reasonable attorneys’ fees incurred, except to the extent arising from the fraud, gross negligence, illegal acts or willful misconduct of Administrative Agent or any Lender, their respective agents, employees or contractors.

10.              Administrative Agent shall only be accountable for Payments actually received by it hereunder.  Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Cap Collateral in its possession, under Section 9‑207 of the UCC or otherwise, shall be to deal with it in the same manner as Administrative Agent deals with similar property for its own account.  Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Cap Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Cap Collateral upon the request of any Borrower or any other person or to take any other action whatsoever with regard to the Cap Collateral or any part thereof.  The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s interests in the Cap Collateral and shall not impose any duty upon Administrative Agent to exercise any such powers.  Administrative Agent shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Borrower for any act or failure to act hereunder, except for their own fraud, gross negligence, illegal acts, or willful misconduct.

11.              Any notices required to be given under this Assignment shall be given in the manner as provided in the Loan Agreement.

4

12.              This Assignment may not be modified, amended or terminated except by a written agreement executed by all of the parties hereto.

13.              Any provision of this Assignment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.              Administrative Agent shall not by any act (except by a written instrument), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of Administrative Agent or any Lender any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Administrative Agent, on behalf of Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Administrative Agent and Lenders otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singularly or concurrently and are not exclusive of any rights or remedies provided by law.

15.              The parties hereto hereby notify Counterparty of this Assignment and the security interests granted to Administrative Agent, for the benefit of Lenders, hereunder and instruct Counterparty to make all payments to be made under or pursuant to the terms of the Interest Rate Protection Agreement, without set‑off, defense or counterclaim, to Administrative Agent, for the account of Lenders, in accordance with written instructions (subject to the terms hereof) delivered by Administrative Agent, its successors or assigns, to Counterparty at the address set forth under its signature hereto.

16.              THIS ASSIGNMENT SHALL BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.              This Assignment shall terminate upon the earlier to occur of (a) the termination or expiration of the Interest Rate Protection Agreement and (b) the payment in full of the Loan.

18.              If Borrower consists of more than one person, the obligations and liabilities of each such Person hereunder shall be joint and several.  This Assignment shall be binding upon and shall inure to the benefit of Borrower, Lenders and Administrative Agent and their respective successors and/or assigns.

19.              This Assignment may be executed in any number of counterparts each of which shall be an original, but all of which shall constitute one instrument.

20.              Administrative Agent, on behalf of Lenders, shall have the right to assign this Assignment and the obligations hereunder in connection with the assignment of the Loan.

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The parties hereto acknowledge that following the execution and delivery of this Assignment, Lenders may sell, transfer and assign this Assignment, the Loan and the other Loan Documents, subject to the terms of Article XI of the Loan Agreement.  All references to “Administrative Agent” hereunder shall be deemed to include the successors and assigns of Administrative Agent and the parties hereto acknowledge that actions taken by Administrative Agent hereunder may be taken by Administrative Agent’s agents and by the agents of the successors and assigns of Administrative Agent.

21.              The provisions of Section 13.1 of the Loan Agreement are hereby incorporated by reference as if fully set forth herein.

22.              In consideration of the foregoing agreement by the Counterparty, Borrower agrees that (a) Counterparty shall be entitled to conclusively rely (without any independent investigation) on any notice or instructions from Administrative Agent in respect of the Interest Rate Protection Agreement and (b) Counterparty shall be held harmless and shall be fully indemnified by Borrower, from and against any and all claims, other than those arising out of the gross negligence or willful misconduct of Counterparty, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney’s fees and disbursements) incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such instructions or notice provided by Administrative Agent.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, Borrower and Administrative Agent have duly executed this Collateral Assignment of Interest Rate Protection Agreement on the day and year first written above.

BORROWER:

ALEXANDER’S OF KINGS, LLC, a Delaware
limited liability company

By:      _______________________
Name:
Title:

KINGS PARKING, LLC, a Delaware limited
liability company

By:      _______________________
Name:
Title:

ALEXANDER’S KINGS PLAZA, LLC,
a Delaware limited liability company

By:_________________________
Name:
Title:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as administrative agent for
the benefit of Lenders

By:____________________________________
Name:
Title:

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE FOREGOING ASSIGNMENT AND CONSENTS THERETO AND AGREES THAT THE UNDERSIGNED SHALL CAUSE ALL PAYMENTS REQUIRED TO BE MADE BY THE UNDERSIGNED PURSUANT TO THE TERMS OF THE INTEREST RATE PROTECTION AGREEMENT TO BE MADE DIRECTLY TO THE RESTRICTED ACCOUNT IN ACCORDANCE WITH WRITTEN INSTRUCTIONS (BUT SUBJECT TO THE TERMS OF THE ASSIGNMENT) TO BE DELIVERED BY ADMINISTRATIVE AGENT, ITS SUCCESSORS AND/OR ASSIGNS, TO THE UNDERSIGNED AT THE ADDRESS SET FORTH BELOW.  THE UNDERSIGNED FURTHER AGREES THAT ALL SUCH PAYMENTS SHALL BE MADE TO ADMINISTRATIVE AGENT WITHOUT SET‑OFF, DEFENSE OR COUNTERCLAIM, PROVIDED THAT, NOTHING HEREIN SHALL BE CONSTRUED TO WAIVE OR OTHERWISE LIMIT THE NETTING PROVISIONS CONTAINED IN SECTIONS 2(C) AND 6(E) OF THE INTEREST RATE PROTECTION AGREEMENT.  THE UNDERSIGNED AGREES THAT IT SHALL NOT AMEND OR MODIFY THE INTEREST RATE PROTECTION AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF ADMINISTRATIVE AGENT, ITS SUCCESSORS AND/OR ASSIGNS.

COUNTERPARTY:

[_________________________]

By:____________________________________
Name:
Title:

Address:

EXHIBIT G

FORM OF NOTICE OF BORROWING

June 10, 2011

Wells Fargo Bank, National Association
Wells Fargo Center
1901 Harrison Street, 2nd Floor
MAC A0227-020
Oakland, California  94612
Attention:  Commercial Mortgage Servicing
Facsimile No.:  (866) 359-5352

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement dated as of June 10, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among ALEXANDER’S OF KINGS, LLC, KINGS PARKING, LLC AND ALEXANDER’S KINGS PLAZA, LLC (collectively, the “Borrower”), the financial institutions party thereto and their assignees (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Loan Agreement.

1.         Borrower hereby requests that the Lenders make the Loan to the Borrower in an aggregate amount equal to $250,000,000.

2.         Pursuant to Section 2.2 of the Loan Agreement, the Borrower hereby requests that the Loan consist of the following Tranches:  [DELETE ANY TRANCHES THAT ARE UNNECESSARY]

Tranche 1:

LIBOR Loan in the amount of $_____________, with an initial Interest Accrual Period for a duration of:

[Check one box only]

☐         one month

☐         two months

☐         three months

Tranche 2:

LIBOR Loan in the amount of $_____________, with an initial Interest Accrual Period for a duration of:

[Check one box only]

☐         one month

☐         two months

☐         three months

Tranche 3:

LIBOR Loan in the amount of $_____________, with an initial Interest Accrual Period for a duration of:

[Check one box only]

☐         one month

☐         two months

☐         three months

Tranche 4:

LIBOR Loan in the amount of $_____________, with an initial Interest Accrual Period for a duration of:

[Check one box only]

☐         one month

☐         two months

☐         three months

Tranche 5:

LIBOR Loan in the amount of $_____________, with an initial Interest Accrual Period for a duration of:

[Check one box only]

☐         one month

☐         two months

☐         three months

BORROWER:

ALEXANDER’S OF KINGS, LLC, a Delaware limited liability company

By:      _______________________
Name:
Title:

KINGS PARKING, LLC, a Delaware limited liability company

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By:      _______________________
Name:
Title:

ALEXANDER’S KINGS PLAZA, LLC, a Delaware limited liability company

By:      _______________________
Name:
Title:

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EXHIBIT H

FORM OF NOTICE OF CONTINUATION

[PER TRANCHE]

____________, 20__

Wells Fargo Bank, National Association
Wells Fargo Center
1901 Harrison Street, 2nd Floor
MAC A0227-020
Oakland, California  94612
Attention:  Commercial Mortgage Servicing
Facsimile No.:  (866) 359-5352

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement dated as of June 10, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among ALEXANDER’S OF KINGS, LLC, KINGS PARKING, LLC AND ALEXANDER’S KINGS PLAZA, LLC (collectively, the “Borrower”), the financial institutions party thereto and their assignees (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Loan Agreement.

Pursuant to Section 2.5(f) of the Loan Agreement, the Borrower hereby requests a Continuation of a Tranche pursuant to, and in accordance with, the Loan Agreement, and in that connection sets forth below the information relating to such Continuation as required by the Loan Agreement:

1.         The requested date of such Continuation is ____________, 20__.

2.         The aggregate principal amount of the Tranche subject to the requested Continuation is $________________________ .

3.         The current Interest Accrual Period of the Tranche subject to such Continuation ends on ________________, 20__.

4.         Pursuant to Section 2.5(f) of the Loan Agreement, the Borrower hereby requests that such Tranche be continued with the following Interest Accrual Periods:  [NOTE: FILL OUT ONE NOTICE FOR EACH TRANCHE BEING CONTINUED; SHOULD ONLY HAVE MORE THAN ONE TRANCHE LISTED BELOW IF BORROWER IS SPLITTING AN EXISTING TRANCHE.]

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Tranche 1:

Tranche in the amount of $_____________, with an Interest Accrual Period for a duration of:

[Check one box only]

☐         one month

☐         two months

☐         three months

Tranche 2:

LIBOR Loan in the amount of $_____________, with an Interest Accrual Period for a duration of:

[Check one box only]

☐         one month

☐         two months

☐         three months

Tranche 3:

LIBOR Loan in the amount of $_____________, with an Interest Accrual Period for a duration of:

[Check one box only]

☐         one month

☐         two months

☐         three months

Tranche 4:

LIBOR Loan in the amount of $_____________, with an Interest Accrual Period for a duration of:

[Check one box only]

☐         one month

☐         two months

☐         three months

Tranche 5:

LIBOR Loan in the amount of $_____________, with an Interest Accrual Period for a duration of:

[Check one box only]

☐         one month

☐         two months

☐         three months

[Continued on next page]

2

BORROWER:

ALEXANDER’S OF KINGS, LLC, a Delaware limited liability company

By:      _______________________
Name:
Title:

KINGS PARKING, LLC, a Delaware limited liability company

By:      _______________________
Name:
Title:

ALEXANDER’S KINGS PLAZA, LLC, a Delaware limited liability company

By:      _______________________
Name:
Title:

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EXHIBIT I

Drafted, drawn & prepared for or by,

Recording requested by, and

When recorded return to:

CADWALADER, WICKERSHAM & TAFT LLP
227 W. Trade Street, Suite 2400
Charlotte, NC 28202
Attention: James P. Carroll, Esq.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Parties to the Document:

TENANT:                   ____________________________________________________________

OWNER:                    ____________________________________________________________

[GUARANTOR:        ___________________________________________________________ ]

AGENT:                     WELLS FARGO BANK, NATIONAL ASSOCIATION

Property:                     ____________________________________________________________

USActive 22886557.1

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant’s Trade Name: ____________________________________________________________

NOTICE:  THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE MORTGAGE (DEFINED BELOW).

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of May _____, 2011, by and between ______________________________, a ____________________  (“Tenant”), and WELLS FARGO BANK, NATIONAL ASSOCIATION as administrative agent (“Agent”) for itself in its individual capacity as a lender and the other co-lenders that may exist from time to time (together with Wells Fargo Bank, National Association in its individual capacity as a lender, collectively, “Lenders”), with reference to the following facts and intentions of the parties:

R E C I T A L S

1.                  ______________________________, a ____________________  (“Owner”) is or is about to become the owner of the land and improvements commonly known as ____________________  and more specifically described in Exhibit A  attached hereto (“Property”) and the owner of the landlord’s interest in the Lease identified in Recital B  below.

2.                  Tenant is the owner of the tenant’s interest in that lease dated _______________, which has been amended by instrument(s) dated _______________  and which was originally executed by ______________________________, as landlord, and by ______________________________, as tenant.  (Said lease and the referenced amendment(s) thereto are collectively referred to herein as the “Lease”).

3.                  Owner, as borrower or as co-borrower with one or more other co-borrower(s), has applied to Lenders for a loan (“Loan”), which will be secured by, among other things, a mortgage, deed of trust, trust indenture, or deed to secure debt encumbering the Property (“Mortgage”) and an assignment of leases and rents (“Assignment of Leases”) covering the Property.

4.                  As a condition to making the Loan to Owner, Lenders have required that Tenant furnish certain assurances to, and make certain agreements with, Lenders, as set forth below.  Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Agent for the ratable benefit of the Lenders, provided Tenant is assured of continued occupancy of the Property under the terms of the Lease as hereinafter provided.

THEREFORE, the parties agree as follows:

ARTICLE XXIX - SUBORDINATION.

USActive 22886557.1

Section 29.1        Subordination.  The Lease and all of the terms, covenants, and provisions thereof, and all rights, remedies and options of Tenant thereunder (including, without limitation, any preferential rights contained in the Lease, or otherwise existing, to acquire any or all of the Property, or any superior leasehold interest therein) are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants, and provisions of the Mortgage as of the date hereof, and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements, and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Mortgage had been executed, delivered, and recorded prior to the execution and delivery of the Lease.  Tenant acknowledges that Owner will execute and deliver to Agent for the ratable benefit of the Lenders an assignment of the Lease as security for the Loan, and Tenant hereby expressly consents to such assignment.  Tenant agrees that if there is a default by Owner in the performance and observance of any of the terms of the Loan, Agent may, at its option, demand all rents due under the Lease be paid by Tenant directly to Agent at the address specified by Agent.  Tenant agrees that upon Agent’s written request for payment of rent directly to Agent, Tenant will timely remit any and all payments due under the Lease directly to, and payable to the order of, Agent.  Such payments to Agent will constitute performance of Tenant’s payment obligations under the Lease.  Tenant acknowledges and agrees that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the leased premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be and is hereby waived and released as against Agent.

Section 29.2        Condition Precedent.  Lenders would not make the Loan without this Agreement.

Section 29.3        Entire Agreement.  This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the Mortgage, and shall supersede and cancel, but only insofar as would affect the priority between the Mortgage and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

Section 29.4        Disbursements.  Lenders, in making disbursements pursuant to the Note, the Mortgage or any loan agreements with respect to the Property, is under no obligation or duty to, nor have any Lenders or Agent represented that it will, see to the application of such proceeds by the person or persons to whom Lenders disburse such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part.

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Section 29.5        Subordination.  Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant’s right, title and interest in and to the Property, to the Mortgage and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lenders and Agent and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

ARTICLE XXX - NON-DISTURBANCE AND ATTORNMENT.

Section 30.1        Non-Disturbance.  Notwithstanding anything to the contrary contained in the Lease, so long as there shall exist no breach, default or event of default (beyond any period given to Tenant in the Lease to cure such default) on the part of Tenant under the Lease at the time of any foreclosure of the Mortgage, Agent agrees that the leasehold interest of Tenant under the Lease shall not be terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Agent shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease.  Nothing contained herein shall prevent Agent from naming Tenant in any foreclosure or other action or proceeding initiated by Agent pursuant to the Mortgage to the extent necessary under applicable Law in order for Agent to avail itself of and complete the foreclosure or other remedy.

Section 30.2        Attornment.  Notwithstanding anything to the contrary contained in the Lease, should title to the leased premises and the landlord’s interest in the Lease be transferred to Agent for the ratable benefit of Lenders or any other person or entity (“New Owner”) by foreclosure of the Mortgage, by conveyance instrument in-lieu of foreclosure of the Mortgage, or otherwise, Tenant agrees, for the benefit of New Owner and effective immediately and automatically upon the occurrence of any such transfer, that:  (a) Tenant shall pay to New Owner all rental payments required to be made by Tenant pursuant to the terms of the Lease for the remainder of the term of the Lease; (b) Tenant shall be bound to New Owner in accordance with all of the provisions of the Lease for the remainder of the term of the Lease; (c) Tenant shall attorn to New Owner as its landlord, such attornment to be effective and self-operative without the execution of any further instruments; (d) Tenant shall promptly execute and deliver to New Owner (upon New Owner’s request) an appropriate agreement of attornment to New Owner and any subsequent titleholder of the Property; (e) New Owner shall not be subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Owner); (f) New Owner shall not be obligated to complete any construction work required to be done by any prior landlord (including Owner) pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant; (g) New Owner shall not be required to make any repairs to the Property or the leased premises required as a result of fire or other casualty or by reason of condemnation unless New Owner shall be obligated under the Lease to make such repairs and then shall be obligated to finance the

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completion of such repairs only to the extent of casualty insurance proceeds or condemnation awards received; (h) New Owner shall not be required to make any capital improvements to the Property or to the leased premises which Owner may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the leased premises; (i) New Owner shall not be liable for any act, omission or default of any prior landlord (including Owner); (j) New Owner shall not be bound by any rent or additional rent which Tenant might have paid for more than the current month or any security deposit or other prepaid charge paid to any prior landlord (including Owner); (k) New Owner shall not be bound by any amendment or modification of the Lease made without its written consent; and (l) New Owner shall not be liable for any obligations of landlord (including Owner) arising under the Lease following any subsequent transfer of the title to the leased premises by New Owner.

ARTICLE XXXI - LEASE DEFAULTS.  In the event Owner shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Agent and Agent shall have the right (but not the obligation) to cure such default.  Tenant shall not take any action with respect to such default under the Lease, including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder, for a period of thirty (30) days following receipt of such written notice by Agent; provided, however, that in the case of any default which cannot with diligence be cured within said thirty (30) day period, if Agent shall proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity, the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of such default with diligence and continuity.  Tenant will accept performance by Agent of any term of the Lease required to be performed by Owner with the same force and effect as though performed by Owner, although Agent shall in no event be required to do so.

ARTICLE XXXII - OBLIGATIONS AND LIABILITY OF AGENT AND LENDERS.  Neither Agent nor Lenders shall have any obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Owner’s title, Owner’s authority, habitability, fitness for purpose or possession.  Furthermore, in the event that Agent shall acquire, for

4

the ratable benefit of Lenders, Owner’s interest in the Property, neither Agent nor Lenders shall have any obligation, nor incur any liability, beyond Agent’s interest in the Property, and Tenant shall look exclusively to such interest of Agent in the Property for the payment and discharge of any obligations or liability imposed upon Agent hereunder, under the Lease (or under any new lease with Tenant), and Agent is hereby released and relieved of any other obligations or liability hereunder, under the Lease or under any such new lease.  Agent shall not, either by virtue of the Mortgage, the Assignment of Leases or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Agent shall have acquired the Owner’s interest in the Property, by foreclosure or otherwise, and then such liability or obligation of Agent under the Lease (as modified by the terms of this Agreement) shall extend only to those liabilities or obligations accruing subsequent to the date that Agent has acquired Owner’s interest in the Property.  Without limiting the generality of the foregoing, neither the Mortgage, the Assignment of Leases nor this Agreement shall, prior to Agent’s acquisition of Owner’s interest in the Property for the ratable benefit of Lenders, by foreclosure or otherwise, operate to place responsibility for the control, care, management or repair of the Property upon Agent or impose upon Agent responsibility for the carrying out of any of the terms or conditions of the Lease, and Agent shall not be responsible or liable for any waste committed on either the leased premises or the Property by any party whatsoever, for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of either the leased premises or the Property.  Notwithstanding anything contained in this Agreement or the Lease to the contrary, upon Agent’s transfer or assignment of Agent’s interests in the Loan, the Lease (or any new lease executed pursuant to this Agreement), or the Property, Agent shall be deemed released and relieved of any obligations under this Agreement, the Lease (or any new lease executed pursuant to this Agreement), and with respect to the Property.

[INCLUDE IF LEASE CONTAINS PURCHASE OPTION]

ARTICLE XXXIII - [TENANT’S PURCHASE OPTION.  Notwithstanding anything to the contrary in the Lease or this Agreement:

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(a) Tenant shall deliver to Agent at least thirty (30) days’ prior written notice of Tenant’s intent to exercise Tenant’s purchase option under Section      of the Lease (“Purchase Option”); (b) if Tenant exercises the Purchase Option, title to the Property shall not be conveyed to Tenant until such time as all obligations secured by the Mortgage have been fully satisfied or, if the Loan Documents so provide, the Loan has been fully defeased; and (c) nothing contained in this Agreement shall be construed to waive or modify the restrictions on prepayment specified in the Loan Documents and Tenant acknowledges that Tenant is aware of such restrictions.]

[INCLUDE IF LEASE CONTAINS PREFERENTIAL RIGHT TO PURCHASE]

ARTICLE XXXIV - [SCOPE OF RIGHT OF PREFERENTIAL RIGHT TO PURCHASE.  Tenant acknowledges and agrees that, notwithstanding anything to the contrary in the Lease, any of the Loan Documents, or this Agreement, none of the following events (“Remedial Actions”) shall be deemed to constitute an offer to purchase the Property or any portion thereof for purposes of Section      of the Lease and Tenant shall have no preferential right to purchase or other rights under Section      of the Lease as a result of any such events:  (a) the judicial or nonjudicial foreclosure of the Mortgage; (b) the delivery of a deed in lieu of judicial or nonjudicial foreclosure of the Mortgage; (c) any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the events referred to in foregoing clauses (a) or (b); or (d) the first subsequent transfer following any of the events referred to in foregoing clause (a) or (b).  In addition, Tenant acknowledges and agrees that, notwithstanding anything to the contrary in the Lease, nothing contained therein shall be deemed to restrict Agent’s pursuit of any of the Remedial Actions.]

ARTICLE XXXV - MISCELLANEOUS.

Section 35.1        Reliance by Agent.  Tenant acknowledges that the representations and agreements made by Tenant to and with Agent herein constitute a material inducement to Agent and Lenders to make the Loan, and that Agent and Lenders would not make the Loan in the absence of this Agreement.

Section 35.2        Heirs, Successors and Assigns.  The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto.  Whenever necessary or appropriate to give logical meaning to a provision

6

of this Agreement, the term “Owner” shall be deemed to mean the then current owner of the Property and the landlord’s interest in the Lease.

Section 35.3        Addresses; Request for Notice.  So long as the Mortgage remains outstanding and unsatisfied, Tenant will mail or deliver to Agent, at the address and in the manner herein below provided, a copy of all notices given to the Owner by Tenant under and pursuant to the terms and provisions of the Lease.  All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below.  All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission.  The addresses and facsimile numbers of the parties shall be:

Owner:	Tenant:	Agent:
[NAME OF LANDLORD HERE: ______________________ ______________________ ______________________ Tel. No.: ______________ Fax No.: ______________	[NAME OF TENANT HERE: ______________________ ______________________ ______________________ Tel. No.: ______________ Fax No.: ______________

Wells Fargo Bank, National Association
Wells Fargo Center
1901 Harrison Street, 2nd Floor
Oakland, California 94612
Attention:  Commercial Mortgage Servicing
Facsimile No.: 1-866-359-5952
Loan No.: [____________]

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

Section 35.4        Invalid or Inoperative Provisions.  If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

Section 35.5        GOVERNING LAW; JURISDICTION.

(a)                THE PARTIES AGREE THAT THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF, AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED

7

BY LAW, OWNER AND TENANT HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT.

(b)               ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST AGENT, OWNER OR TENANT ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY WHERE THE PROPERTY IS LOCATED, AND EACH PARTY HERETO WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

Section 35.6        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

Section 35.7        Section Headings.  Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

Section 35.8        Attorneys’ Fees.  If any legal action, suit or proceeding is commenced between Tenant and Agent regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys’ fees and court costs (including, without limitation, expert witness fees).  As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment.  If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

Section 35.9        Binding Nature.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, successors-in-title and assigns.  When used herein, the term “Owner” refers to the landlord under the Lease and Owner and to any successor to the interest of landlord or Owner under the Lease and “Agent” refers to Agent and to any assignee or subsequent holder of the note secured by the Mortgage (whether by assignment, secondary market transaction, or otherwise) and Agent’s servicer of the Loan, if any.

ARTICLE XXXVI - INCORPORATION.  Exhibit A, the Owner’s Consent and the Lease Guarantor’s Consent are attached hereto and incorporated herein by this reference.

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[Signature Pages to Follow]

9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:  THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE OWNER TO OBTAIN A LOAN, THE PROCEEDS OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN THE IMPROVEMENT OF THE PROPERTY.

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:____________________________________
Name:_________________________________
                [Authorized Signor]

[Revise State Form Notary per State Requirements (Where Property is Located) for Each Signature Block]

STATE OF ______________              §

                                                            §

COUNTY OF ____________             §

The foregoing instrument was acknowledged before me on __________, 20__, by ______________________, as Authorized Signor of WELLS FARGO BANK, NATIONAL ASSOCIATION, on behalf of said national association.

Given under my hand and official seal, this ____  day of ____________, 20__.

_______________________________________
NOTARY PUBLIC

My Appointment Expires:                                    [Notarial Seal]

_____________________

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TENANT:

______________________________________,
a _____________________________________

By:____________________________________
Name:_________________________________
Title:__________________________________

[Revise State Form Notary per State Requirements (Where Property is Located) for Each Signature Block]

STATE OF ______________              §

                                                            §

COUNTY OF ____________             §

The foregoing instrument was acknowledged before me on __________, 20__, by ______________________, the ___________________  of ______________________________, a ____________________, on behalf of said ____________.

_______________________________________
NOTARY PUBLIC, State of_______________

Printed Name:___________________________

My Appointment Expires:__________________

[Notary Seal]

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

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OWNER’S CONSENT

The undersigned, which owns or is about to acquire the Property and the landlord’s interest in the Lease, hereby consents to the execution of the foregoing SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, and to implementation of the agreements and transactions provided for there-in.

OWNER:

______________________________________,
a _____________________________________

By:____________________________________
Name:_________________________________
Title:__________________________________

[Revise State Form Notary per State Requirements (Where Property is Located) for Each Signature Block]

STATE OF ______________              §

                                                            §

COUNTY OF ____________             §

The foregoing instrument was acknowledged before me on __________, 20__, by ______________________, the ___________________  of ______________________________, a ____________________, on behalf of said ____________.

_______________________________________
NOTARY PUBLIC, State of_______________

Printed Name:___________________________

My Appointment Expires:__________________

[Notary Seal]

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LEASE GUARANTOR’S CONSENT

[OPTIONAL:  FOR USE WHERE LEASE GUARANTOR HAS EXECUTED A SEPARATE GUARANTY]

[The undersigned (“Lease Guarantor”) hereby: (a) consents to the foregoing SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, and to the transactions contemplated thereby; (b) reaffirms its obligations under the Lease Guaranty (“Lease Guaranty”) dated _____________ and acknowledges the same to be in full force and effect; and (c) acknowledges and approves the assignment to Agent of the Lease Guaranty. Lease Guarantor further reaffirms that its obligations under the Lease Guaranty are separate and distinct from Tenant’s obligations under the Lease.]

[OPTIONAL:  FOR USE WHERE LEASE GUARANTOR EXECUTED THE LEASE UNDER A SIMPLE LEGEND READING “GUARANTOR”, “LEASE GUARANTIED” OR WORDS OF LIKE IMPORT, WITH NO FURTHER OR ADDITIONAL PROVISIONS ELABORATING UPON THE NATURE AND EXTENT OF THE GUARANTY OR THE OBLIGATIONS TO WHICH IT IS INTENDED TO APPLY]

[The undersigned (“Lease Guarantor”) hereby: (a) consents to the foregoing SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, and to the transactions contemplated thereby; (b) acknowledges to Agent that by its separate execution of the Lease, the undersigned intended to and did give a guaranty (“Lease Guaranty”) of the due and timely performance by Tenant of each and every obligation undertaken in the Lease by Tenant; (c) acknowledges and approves the assignment to Agent for the ratable benefit of Lenders of the Lease Guaranty; and (d) reaffirms its obligations under the Lease Guaranty and acknowledges the same to be in full force and effect.  Lease Guarantor further reaffirms that its obligations under the Lease Guaranty are separate and distinct from Tenant’s obligations under the Lease.]

AGREED:

Dated:  ______________, 20__

LEASE GUARANTOR:

______________________________________,
a _____________________________________

By:____________________________________
Name:_________________________________
Title:__________________________________

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[Revise State Form Notary per State Requirements (Where Property is Located) for Each Signature Block]

STATE OF ______________              §

                                                            §

COUNTY OF ____________             §

The foregoing instrument was acknowledged before me on __________, 20__, by ______________________, the ___________________  of ______________________________, a ____________________, on behalf of said ____________.

_______________________________________
NOTARY PUBLIC, State of_______________

Printed Name:___________________________

My Appointment Expires:__________________

[Notary Seal]

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EXHIBIT A

PROPERTY/ADDRESS INFORMATION

Property Address:  ______

LEGAL DESCRIPTION OF LAND
[Attached]

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EXHIBIT J

FORM OF SECTION 2.5(c)(v) CERTIFICATE

Reference is hereby made to the AGREEMENT, dated as of [__], 20[__], between Alexander’s of Kings, LLC, Kings Parking, LLC, and Alexander’s Kings Plaza, LLC, individually or collectively, as the context may require, (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent (“Agent”)and [___________] (the “Lender”) (the “Agreement”).  Pursuant to the provisions of Section 2.5(c)(v) of the Agreement, the undersigned hereby certifies that:

5.                  It is a ___ natural individual person, ____ treated as a corporation for U.S. federal income tax purposes, ____ disregarded for federal income tax purposes (in which case a copy of this Section 2.5(c)(v) Certificate is attached in respect of its sole beneficial owner), or ____ treated as a partnership for U.S. federal income tax purposes (one must be checked).

6.                  It is the beneficial owner of amounts received pursuant to the Agreement.

7.                  It is not a bank, as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

8.                  It is not a 10-percent shareholder of Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code.

9.                  It is not a controlled foreign corporation that is related to Borrower within the meaning of Section 881(c)(3)(C) of the Code.

10.              Amounts paid to it under the Agreement and the other Loan Documents (as defined in the Agreement) are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By: ________________________

Title: _______________________

Date: _______________, ______